AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2015

REGISTRATION NO.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	3585	45-3992444
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Wilshire Blvd., Ste. 1500

Los Angeles, CA 90017

800-762-1452

(Address and telephone number of principal executive offices)

Jeffery Goh

President and Interim Chief Executive Officer

Medbox, Inc.

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

800-762-1452

(Name, address and telephone number of agent for service)

Copies to:

Blase P. Dillingham, Esq.

Scott A. Schwartz, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	207,494,120 (1)(2)	$0.1025 (3)	$21,268,147.30	$2,141.70

(1)	193,847,216 of such shares are issuable upon the conversion of convertible debentures. 1,176,316 of such shares are issuable upon the conversion of accrued interest under convertible debentures. 12,470,588 of such shares are issuable upon the exercise of warrants to purchase common stock. The shares registered are offered for resale by the selling stockholders named in the prospectus.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable in respect of the registered shares to prevent dilution resulting from stock splits, stock dividends, stock distributions and similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the high and the low prices of the Registrant’s common stock on October 15, 2015 as reported by the OTCQB.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED OCTOBER 16, 2015

MEDBOX, INC.

207,494,120 Shares of Common Stock

This prospectus relates to the public offering of up to 207,494,120 shares of common stock of Medbox, Inc. by the selling stockholders, including 193,847,216 shares issuable upon conversion of convertible debentures, 1,176,316 shares issuable as interest on convertible debentures, and 12,470,588 shares issuable upon the exercise of warrants.

The selling stockholders may sell common stock from time to time in the principal market on which the common stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will, however, receive the exercise price of any warrants exercised for cash. We will pay the expenses of registering these shares.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 9 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is quoted on the OTCQB and trades under the symbol “MDBX”. The last reported sale price of our common stock on the OTCQB on October 14, 2015, was $0.10 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock.

About Us

Medbox, Inc. (the “Company”) is a Nevada corporation formed on June 16, 1977. Medbox provides specialized consulting services to the marijuana industry and sells associated patented products, including its medical vaporization devices. The Company works with clients who seek to enter the medical, cultivation and dispensary marijuana markets in those states where approved. Medbox offers turnkey solutions that assist with licensing and compliance, site selection, design and permitting, safety and security, along with full build-out and operational oversight. Medbox’s consulting solutions and technology create structure and process for clients and their respective businesses in this rapidly emerging sector. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (“VII”), the Company sells a line of vaporizer and accessory products online and through distribution partners. The Company is headquartered in Los Angeles, California.

For the years ended December 31, 2014, December 31, 2013, and December 31, 2012, we had net losses of $16,541,334, $3,791,440 and $1,758,237, respectively. For the six months ended June 30, 2015, we had a net loss of $15,828,547, an accumulated deficit of $37,906,780, a stockholders’ deficit of $9,267,759 and a working capital deficit of $11,513,000.

Our principal executive offices are located at 600 Wilshire Blvd., Ste. 1500, Los Angeles, CA 90017. Our telephone number is 800-762-1452. Our website address is www.medbox.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

References to “Medbox”, “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiaries, unless the context indicates otherwise.

Recent Developments

Submission of Matters to a Vote of Security Holders

On June 30, 2015, the Board of Directors of Medbox and the holders of a majority of the Company’s voting securities approved by written consent an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 400,000,000 shares, par value of $0.001 per share. The Company’s Board of Directors approved the increase of authorized capital so that it will have sufficient shares of common stock available for issuance upon the conversion or exercise of currently outstanding convertible debt securities and warrants and for future capital raises. Approval of the stockholders was obtained without a meeting in accordance with Section 78.320 of the Nevada Revised Statutes. On September 24, 2015, the Company filed with the Securities and Exchange Commission a Preliminary Schedule 14C Information Statement regarding the matter submitted to a vote of our security holders. The increase of authorized capital approved by the stockholders will not become effective until at least 20 days following the date on which a definitive Schedule 14C Information Statement is mailed to our stockholders of record as of July 22, 2015.

As of the Record Date, 57.13% of the voting securities of the Company entitled to vote (or 88,099,395 of the 154,209,508 possible votes) had voted to approve the increase in authorized capital of the Company. There were no abstentions or consents withheld.

On August 21, 2015, Medbox, P. Vincent Mehdizadeh (“VM”), PVM International, Inc., (“PVM”), and Vincent Chase, Incorporated, (“VC”) (VM, PVM and VC, collectively, the “VM Group”) and each member of the Board of Directors of the Company, namely, Ned Siegel, Mitch Lowe and Jennifer Love, entered into a certain Second Amendment to Voting Agreement, dated August 21, 2015 (the “Second Amendment”) amending in certain respects that certain Voting Agreement dated January 21, 2015 among such parties as previously amended by that certain First Amendment to Voting Agreement (the “First Amendment”) dated August 11, 2015 (collectively, the “Voting Agreement”).

Pursuant to the First Amendment, the VM Group previously agreed (i) to extend the Expiration Date of the Voting Agreement from January 20, 2016 to July 20, 2016, provided the Company made certain pre-payments on the remaining $478,877 balance due under that certain Promissory Note dated June 30, 2015 in the original amount of $628,877 by the Company in favor of PVM (the “Note”), and (ii) to forebear from exercising its rights to appoint a director to the Board of Directors of the Company (under Section 4 of that certain Settlement Agreement dated January 21, 2015 among the Company and the VM Group, the “Settlement Agreement”), until the Expiration Date of the Voting Agreement as extended by the First Amendment.

Pursuant to the Second Amendment, the VM Group and the Company:

(a) further extended the Expiration Date of the Voting Agreement to July 20, 2018,

(b) provided that the Company would make (and the Company has made) certain accelerated pre-payments on the $328,877 balance under the Note consisting of: (i) three equal payments of principal in the amount of $82,220, together with accrued and unpaid interest, payable on each of August 24, 2015, August 31, 2015 and September 8, 2015, and (ii) one final payment on September 14, 2015 equal to the remaining principal and accrued and unpaid interest due under the Note;

(c) provided that the VM Group would forebear from exercising its right to appoint a director to the Board of Directors of the Company (under Section 4 of that certain Settlement Agreement), until the Expiration Date of the Voting Agreement as extended by the Second Amendment; and

(d) the VM Group executed, that certain Consent of Stockholders of Medbox, Inc. (the “Consent”) approving the following amendments of the Articles of Incorporation (the “Articles”) of the Company:

(i) elimination of the provisions of Section IV of the Articles giving the holders of the Series A Convertible Preferred Stock of the Company (the “Preferred”) disproportionately greater voting rights than the holders of Common Stock and instead providing for the Preferred to have one vote per common share on an as- converted basis voting as a single class with the common shares upon any matter submitted to the stockholders for a vote, and

(ii) to eliminate the provisions of Section V of the Articles providing the holders of a majority of the outstanding shares of Preferred the right to approve any corporate action except for: (1) actions which would adversely alter or change the rights, preferences, privileges or restrictions of the Preferred or increase the authorized number thereof, (2) any changes to the terms of the Preferred; (3) creation of any new class of shares having preferences over or being on a parity with the Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Preferred then outstanding; or, (4) any payment of dividends or other distributions or any redemption or repurchase of options or warrants to purchase stock of the Company, except for repurchases of options or stock issued under an equity incentive plan approved by the Board.

The Consent was obtained without a stockholder meeting in accordance with Section 78.320 of the Nevada Revised Statutes. The Company intends to file with the Securities and Exchange Commission a Schedule 14C Information Statement regarding the amendments to the Articles approved by the Consent. Those amendments will not become effective until at least 20 days following the date on which a definitive Schedule 14C Information Statement is mailed to our stockholders. Approximately 57.13 percent of the voting securities of the Company entitled to vote (or 88,099,395 of the 154,209,508 possible votes) voted to approve the Consent.

Change of Control

Effective August 24, 2015, Vincent Chase, Incorporated (“VM”) cancelled without consideration all of its 2 million shares of Preferred Stock and 3 million shares of Common Stock. As a result of this action, neither VM nor any of its affiliates holds a majority of the voting power of the Company, which to the Company’s knowledge is no longer held by a single person or entity or group thereof.

Resignation of Director

On September 24, 2015, Jennifer Love resigned from her positions as a member of the Board of Directors of the Company, the chairperson of the Company’s audit committee, and a member of its special committee, effective immediately. Director Love confirmed that she resigned due to time constraints and new professional obligations and not due to any disagreement with the Company. The Company has initiated a search for a successor director to serve on its Board. On September 28, 2015, the Company also appointed its Board Chairperson, Ambassador Ned L. Siegel, to serve as interim Chairperson of its Audit Committee.

August 14, 2015 Convertible Debt Financing

On August 14, 2015, the Company entered into a securities purchase agreement (the “August 14 Purchase Agreement”) with an accredited investor (the “August 14 Investor”) pursuant to which the Company agreed to sell, and the August 14 Investor agreed to purchase, convertible debentures (the “August 14 Debentures”) in the aggregate principal amount of up to $ 3,979,877, in up to 11 tranches. Of the aggregate principal amount, up to $1,000,000 was eligible for purchase by the August 14 Investor in its sole discretion at a closing to occur by October 15, 2015 (the “Option”).

The initial closing in the aggregate principal amount of $650,000 occurred on August 15, 2015. The remaining closings were modified, and the Option was exercised, pursuant to that certain September 4 Amendment described below. The August 14 Debentures bear interest at the rate of 10% per year and mature 12 months after issuance.

Each of the August 14 Debentures are convertible by the August 14 Investor at any time, in whole or in part, into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 49% discount to the lowest daily volume weighted average price of the Company’s common stock during the 30 trading days prior to the conversion date.

The Company may prepay the Debentures in cash, prompting a 30% premium or, subject to certain conditions, in shares of common stock valued at 51% of the lowest volume weighted average price of the Company’s common stock for the 30 prior trading days.

In connection with the August 14 Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the August 14 Investor, pursuant to which the Company agreed to file this Registration Statement on Form S-1 (this “Registration Statement”) for the resale of shares of common stock issuable upon conversion of, or payable as interest on, the August 14 Debentures, within 45 days of the closing date of the Purchase Agreement, and to have such registration statements become effective within 120 days of the closing date of the Purchase Agreement.

The August 14 Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last August 14 Debenture issued under the August 14 Purchase Agreement. The Company also shall not enter into other variable rate transactions other than with pre-existing investors, so long as the August 14 Investor holds more than $2,000,000 in debentures of the Company, including pre-existing debentures. The August 14 Investor also entered into a Security Agreement securing the amounts underlying the August 14 Debentures on the same terms that the Company accepted with the August 20 Investor (described below).

If the Company fails to deliver to the holder any certificate for shares of common stock of the Company upon conversion of an August 14 Debenture within 3 trading days of the date specified by the holder in any conversion notice (the “August 14 Purchase Agreement Share Delivery Date”), the Company will be required pay to the August 14 Investor, in cash, as liquidated damages, $1,000 per trading day for each trading day after such August 14 Purchase Agreement Share Delivery Date until such certificates are delivered or the holder rescinds such conversion.

As noted above, the Company’s right to make payments of principal and interest under the August 14 Debentures in common stock is subject to certain conditions, including: (a) the Company will have duly honored all conversions and redemptions of the holder, (b) the Company will have paid all amounts (including any liquidated damages owed due to a failure to delivery certificates by any August 14 Purchase Agreement Share Delivery Date) owing to the holder, (c)(i) there is an effective registration statement for the resale of the shares of common stock issuable upon conversion of the August 14 Debentures or (ii) such shares may be resold pursuant to Rule 144 under the Securities Act, (d) the common stock is trading on the OTCQB or other eligible market or exchange, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance the shares issuable pursuant to the August 14 Purchase Agreement, (f) there is no existing Event of Default (as defined in the August 14 Debentures) and no existing event which, with the passage of time or the giving of notice, would constitute such an Event of Default, (g) the issuance of the shares would not cause the holder’s beneficial ownership of the Company’s common stock to exceed 4.99%, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (as defined in the August 14 Debentures) that has not been consummated, (i) the holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, and (j) the Company has timely filed all reports required to be filed by the Company since the initial Closing pursuant to the Exchange Act.

Amendment of August 14 Purchase Agreement

On September 4, 2015, the Company entered into a First Amendment to Securities Purchase Agreement (the “September 4 Amendment”) with the August 14 Investor, amending in certain respects August 14 Purchase Agreement.

Pursuant to the September 4 Amendment, the parties agreed that the aggregate principal amount of the August 14 Debentures would be $3,978,880, which the August 14 Investor would purchase in 9 tranches (each, a “Closing”), none of which would be subject to the Option. In effect, the August 14 Investor exercised the Option and allocated the $1,000,000 available thereunder among several of the tranche closing dates.

As noted, the initial Closing in the amount of $650,000 took place on August 14, 2015. The remaining amounts were rescheduled to be purchased by the August 14 Investor in Closings on the dates and in the amounts as follows: $82,220 was purchased on August 21, 2015; $207,220 was purchased on August 28, 2015; $457,220 was purchased on September 4, 2015; $82,220 was purchased on September 11, 2015; $250,000 was purchased on September 18, 2015; $100,000 was assigned to the July 2015 investor on October 14, 2015; $150,000 will be purchased on the date that is 8 business days after the filing of this Registration Statement; $1,250,000 will be purchased on the date that is 3 business days after date that this Registration Statement becomes effective (the “Effective Date”); and $750,000 will be purchased on the date that is 7 business days after the Effective Date.

Other than as reflected in the September 4 Amendment, the terms of the August 14 Purchase Agreement remained unchanged.

With regard to each of the foregoing Closings under the August 14 Purchase Agreement, as amended, the August 14 Investor is irrevocably bound to purchase each August 14 Debenture, subject only to conditions outside of the August 14 Investor’s control or that the August 14 Investor cannot cause not to be satisfied, none of which are related to the market price of the Company’s common stock. In other words, each Closing that has not yet occurred will occur on a time-based event or upon the occurrence of an event outside of the August 14 Investor’s control.

In connection with entry into the August 14 Purchase Agreement and issuance of the August 14 Debentures, the Company paid certain legal fees of the August 14 Investor relating to the August 14 Purchase Agreement.

August 20, 2015 Convertible Debt Financing

On August 20, 2015, the Company entered into a securities purchase agreement (the “August 20 Purchase Agreement”) with an accredited investor (the “August 20 Investor”) pursuant to which the Company agreed to sell, and the August 20 Investor agreed to purchase, convertible debentures (the “August 20 Debentures”) in the aggregate principal amount of $1,500,000, in three tranches (each, a “Closing”).

The initial Closing in the aggregate principal amount of $400,000 occurred on August 24, 2015. The second closing in the amount of $400,000 will occur within two days after the filing of this Registration Statement, and the third closing in the amount of $700,000 will occur within two days of the Effective Date. The August 20 Debentures bear interest at the rate of 5% per year and mature 12 months after issuance.

Each of the August 20 Debentures are convertible at any time, in whole or in part, at the option of the August 20 Investor into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 49% discount to the lowest daily volume weighted average price of the Company’s common stock during the 30 trading days prior to the conversion date. The Company may prepay the Debentures in cash, prompting a 30% premium.

The parties also entered into a warrant instrument granting the August 20 Investor the right to purchase shares of common stock of the Company equal to the principal amount of the applicable August 20 Debenture divided by a price (the “Reference Price”) equal to 120% of the last reported closing price of the Company’s common stock on the applicable closing date of the August 20 Debenture, at an exercise price equal to the Reference Price, with a three year term (the “August 20 Warrants”).

In connection with the August 20 Purchase Agreement, the Company and August 20 Investor entered into a registration rights agreement (the “August 20 Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement for the resale of shares of common stock issuable upon conversion of, or payable as interest on, the August 20 Debentures, and the common stock issuable upon exercise of the August 20 Warrants, within 45 days of the closing date of the August 20 Purchase Agreement, and to have this Registration Statement become effective within 120 days of the closing date of the August 20 Purchase Agreement.

The August 20 Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last August 20 Debenture issued under the August 20 Purchase Agreement.

In connection with entry into the August 20 Purchase Agreement and issuance of the August 20 Debentures, the Company pays an affiliate of the August 20 Investor a commitment fee of 5% of the principal amount of each August 20 Debenture at each Closing, and the Company also paid certain legal fees of the August 20 Investor relating to the August 20 Purchase Agreement.

If the Company fails to deliver to August 20 Investor any certificate for shares of common stock of the Company upon conversion of an August 20 Debenture within 3 trading days of the date specified by the holder in any conversion notice (the “August 20 Purchase Agreement Share Delivery Date”), the Company will be required to pay to the August 20 Investor, in cash, as liquidated damages, $1,000 per trading day for each trading day after such August 20 Purchase Agreement Share Delivery Date until such certificates are delivered or the holder rescinds such conversion.

As noted above, the Company’s right to make payments of principal and interest under the August 20 Debentures in common stock is subject to certain conditions, including: (a) the Company will have duly honored all conversions and redemptions of the August 20 Investor, (b) the Company will have paid all amounts (including any liquidated damages owed due to a failure to deliver certificates by any August 20 Purchase Agreement Share Delivery Date) owing to the August 20 Investor, (c)(i) there is an effective registration statement for the resale of the shares of common stock issuable upon conversion of the August 20 Debentures or (ii) such shares may be resold pursuant to Rule 144 under the Securities Act, (d) the common stock is trading on the OTCQB or other eligible market or exchange, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance the shares issuable pursuant to the August 20 Purchase Agreement, (f) there is no existing Event of Default (as defined in the August 20 Debentures) and no existing event which, with the passage of time or the giving of notice, would constitute such an Event of Default, (g) the issuance of the shares would not cause the holder’s beneficial ownership of the Company’s common stock to exceed 4.99%, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (as defined in the August 20 Debentures) that has not been consummated, (i) the holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, and (j) the Company has timely filed all reports required to be filed by the Company since the initial Closing pursuant to the Exchange Act.

Amendment of August 20 Purchase Agreement

Effective September 18, 2015, the August 20 Investor and the Company entered into a supplemental agreement (the “Supplemental Agreement”) which amended the August 20 Purchase Agreement to provide the sale by the Company and the purchase by the August 20 Investor of two additional tranches of August 20 Debentures (each, an additional “Closing” under the August 20 Purchase Agreement). The first Closing of $100,000 closed on September 18, 2015 and that the second tranche of $100,000 will close upon the filing of this Registration Statement.

In connection with the two additional Closings under the Supplemental Agreement, the Company also agreed to issue additional August 20 Warrants (on the same terms as the warrants previously issued to the August 20 Investor under the August 20 Purchase Agreement) applicable to each new August 20 Debenture.

The new August 20 Debentures and new August 20 Warrants are subject to the August 20 Registration Rights Agreement.

Other than as reflected in the Supplemental Agreement, the terms of the August 20 Purchase Agreement remained unchanged.

With regard to each of the Closings under the August 20 Purchase Agreement, as amended, the August 20 Investor is irrevocably bound to purchase each August 20 Debenture, subject only to conditions outside of the August 20 Investor’s control or that the August 20 Investor cannot cause not to be satisfied, none of which are related to the market price of the Company’s common stock. In other words, each Closing that has not yet occurred will occur on a time-based event or upon the occurrence of an event outside of the August 20 Investor’s control.

Entry into Security Agreement

In connection with entry into the August 20 Purchase Agreement and August 14 Purchase Agreement, the investors party to such agreements and the Company entered into a Security Agreement, dated August 21, 2015 (the “Security Agreement”) securing the amounts underlying the August 14 Debentures and the August 20 Debentures. The Security Agreement grants a security interest in all assets and personal property of the Company, subject to certain excluded real property assets. The security interests under the Security Agreement shall terminate following the Effective Date.

July 2015 Debenture

On July 10, 2015, another accredited investor (the “July 2015 Investor”) purchased a separate Convertible Debenture (the “July 2015 Debenture”) in the aggregate principal amount of $500,000, that closed in five weekly tranches (each, a “Closing”) between July 10 and August 15, 2015. The July 2015 Debenture is in substantially the same form as the August 14 Debentures, except that the July 2015 Debenture is convertible into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 49% discount to the lowest daily volume weighted average price of the Company’s common stock during the 40 trading days prior to the conversion date and had no commitment fee. On October 14, 2015, the August 14 Investor assigned the right to purchase August 14 Debentures in the principal amount of $100,000 to the July 2015 Investor and the July 2015 Investor purchased such August 15 Debentures on the same day.

October 2015 Debentures

On October 14, 2015, the Company issued seven debentures in the aggregate of $2,000,000 to a service provider (the “October 2015 Investor”) as consideration for services previously rendered to the Company on the same terms as the August 14 Debentures and August 14 Purchase Agreement (the “October 2015 Debentures” and “October 2015 Purchase Agreement”, respectively) except that the October 2015 Purchase Agreement does not provide for registration rights to the October 2015 Investor with regard to the shares underlying the October 2015 Debentures. The service provider has agreed with the Company not to convert the October 2015 Debentures for any amount in excess of fees payable for services previously rendered to the Company at the time of conversion. To the extent that the sale of shares underlying the October 2015 Debentures do not satisfy outstanding amounts payable to the service provider, such amounts will remain payable to the service provider by the Company. The shares underlying the October 2015 Debentures are not being registered under this Registration Statement.

About This Offering

This prospectus includes the resale of (i) 193,847,216 shares of common stock issuable upon conversion of principal of the August 14 Debentures, the August 20 Debentures and the July 2015 Debenture; (ii) 1,176,316 shares of common stock issuable upon conversion of interest through September 30, 2015 of the August 14 Debentures, the August 20 Debentures and the July 2015 Debenture and (iii) 12,470,588 shares of common stock exercisable upon conversion of the August 20 Warrants.

Because of the variable nature of the conversion prices under the terms of the August 14 Debentures, the August 20 Debentures and the July 2015 Debenture (collectively, the “Debentures”), the number of shares that the Company may issue upon conversion of the Debentures cannot presently be determined. Furthermore, because the number of warrant shares awarded under the terms of each August 20 Debenture varies based on, the Reference Price on the day prior to the closing of such debenture, certain tranches of which have not yet occurred, the number of shares the Company may issue upon the exercise of certain of the August 20 Warrants cannot presently be determined. The number of shares issuable upon conversion of the Debentures that have not yet closed, and for interest thereon, and upon the exercise of the August 20 Warrants included in this prospectus, represent an estimate of the number of such issuable shares. The number of shares issuable upon conversion of the Debentures that have not yet closed was estimated based on 80% of the amount of shares the Company would issue if the outstanding tranches of such debentures closed on September 30, 2015 at an assumed conversion price of $0.0255 (which is equal to 51% of the lowest volume weighted average closing price of the 30 prior trading days). The number of shares issuable as interest on the Debentures was estimated based on 80% of the number of shares the Company would issue as interest based upon the interest rate of the applicable Debenture through September 30, 2015 at an assumed conversion price of $0.0255. The number of shares issuable upon exercise of the August 20 Warrants was estimated based on 80% of the amount of shares the Company would issue if the warrants were awarded on September 30, 2015, at an assumed strike price of $0.14 (120% of the closing price of the Company’s common stock on that day).

As of the date of this prospectus, an aggregate of $2,828,880 has been loaned to the Company pursuant to August 14 Purchase Agreement, the August 20 Purchase Agreement and the July 2015 Debenture and an aggregate of $161,444 in fees have been paid to the investors. An aggregate of $3,350,000 (less fees to investors) remains payable under the terms of the August 14 Purchase Agreement and August 20 Purchase Agreement as of the date hereof.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Current investors and potential investors should consider carefully the risks and uncertainties described below together with all other information contained in this prospectus before making investment decisions with respect to our common stock. The business, financial condition and operating results of the Company can be affected by a number of factors, whether currently known or unknown, including but not limited to those described below, any one or more of which could, directly or indirectly, cause the Company’s actual results of operations and financial condition to vary materially from past, or from anticipated future, results of operations and financial condition. If any of the following risks actually occur, our business, financial condition, results of operations and our future growth prospects would be materially and adversely affected. Under these circumstances, the trading price and value of our common stock could decline, resulting in a loss of all or part of your investment. The risks and uncertainties described in this prospectus are not the only ones facing us. Additional risks and uncertainties of which we are not presently aware, or that we currently consider immaterial, may also affect our business operations.

Past financial performance should not be considered to be a reliable indicator of future performance, and current and potential investors should not use historical trends to anticipate results or trends in future periods.

Risks Related to Our Business

Our continued success is dependent on additional states legalizing medical marijuana and additional localities in California and other states passing legislation to allow dispensaries.

Continued development of the medical marijuana market is dependent upon continued legislative authorization of marijuana at the state level for medical purposes and, in certain states, including California, based on the specifics of the legislation passed in that state, and on local governments authorizing a sufficient number of dispensaries. Any number of factors could slow or halt the progress. Furthermore, progress, while encouraging, is not assured, and the process normally encounters set-backs before achieving success. While there may be ample public support for legislative proposals, key support must be created in the legislative committee or a bill may never advance to a vote. Numerous factors impact the legislative process. Any one of these factors could slow or halt the progress and adoption of marijuana for medical purposes, which would limit the market for our services and products and negatively impact our business and revenues.

There is no track record for companies pursuing our strategy and if our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investments.

There is no track record for companies pursuing our business strategy, and there is no guarantee that our business strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize anticipated revenues or profits from the business we pursue, which may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investments. The success of our strategy will depend on numerous factors including:

•	the success of dispensary and cultivation operations at locations where we may enter into contracts to oversee the management of the location;

•	our ability to work with suitable business owners to serve each dispensary or cultivation center and our ability to arrange and oversee license applications;

•	our ability to find real estate to purchase, in markets where we plan to hold real estate, and sellers willing to enter into contracts at reasonable prices;

•	our ability to find landlords that charge reasonable rent for each property used for the submission of a license application; and

•	our ability to obtain adequate financing to market and produce our portable vaporizer products.

We may not succeed in entering into management rights agreements with licensees.

We enter into real estate purchase agreement contracts to help business owners operate and develop cultivation centers and dispensaries under licenses we hold or are held by affiliate companies. Prior to or following receipt of the license, we seek to enter into a management rights agreements with the business owner for such location, pursuant to which the entity grants us the exclusive, assignable right and obligation to manage the operations for such location in exchange for a percentage of the income generated by such operations or a fixed fee based on applicable law. There is no assurance business owners will grant us management rights for their dispensaries or centers. If we fail to enter into management rights agreements, or to assign such management rights as planned, our business will suffer.

The alternative medicine industry faces strong opposition.

It is believed by many that well-funded, significant businesses may have a strong economic opposition to the medical marijuana industry as currently formed. We believe that the pharmaceutical industry clearly does not want to cede control of any compound that could become a strong selling drug. For example, medical marijuana will likely adversely impact the existing market for Marinol, the current “marijuana pill” sold by mainstream pharmaceutical companies. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our services and products and thus on our business, operations and financial condition.

Marijuana remains illegal under federal law.

Marijuana remains illegal under federal law. It is a schedule-I controlled substance. Even in those jurisdictions in which the use of medical marijuana has been legalized at the state level, its prescription is a violation of federal law. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana preempts state laws that legalize its use for medicinal purposes. Presently, despite federal law, many states are maintaining existing laws and passing new ones in this area. This may be because the Obama Administration has made a policy decision to allow states to implement these laws and not prosecute anyone operating in accordance with applicable state law.

Regardless of the Obama Administration’s policy decision, the federal government may at any time choose to enforce the federal law, and, in the past, it has investigated medical marijuana businesses in the various states in which we do business. Moreover, we face another presidential election cycle in 2016, and a new administration could introduce a less favorable policy. A change in the federal attitude towards enforcement could cripple the industry.

Although we do not market, sell, or produce marijuana or marijuana related products, there is a risk that we could be deemed to facilitate the selling or distribution of marijuana in violation of the federal Controlled Substances Act, or be deemed to be aiding or abetting, or being an accessory to, a violation of the Controlled Substances Act. Additionally, even if the Federal government does not prove a violation of the Controlled Substances Act, the federal government may seize, through civil asset forfeiture proceedings, certain Company assets, such as equipment, real estate, moneys and proceeds if the government can prove a substantial connection between these assets and marijuana distribution or cultivation.

Adverse actions taken by the federal government may lead to delays of our business operations, disruptions to our revenue streams, losses of substantial assets, and substantial litigation expenses. Furthermore, the medical marijuana industry is our primary target market, and if this industry were unable to operate, we would lose the majority of our potential clients, which would have a negative impact on our business, operations and financial condition.

We and people and businesses that we do business with may have difficulty accessing the service of banks, which may make it difficult for them to purchase our products and services.

As discussed above, the use of marijuana is illegal under federal law. Therefore, there is a strong argument that banks cannot accept for deposit funds from the drug trade and therefore cannot do business with our clients that traffic in marijuana, and clinic operators often have trouble finding a bank willing to accept their business. On February 14, 2014, the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) released guidance to banks “clarifying Bank Secrecy Act (“BSA”) expectations for financial institutions seeking to provide services to marijuana-related businesses.” In addition, U.S. Rep. Jared Polis (D-CO) has stated he will seek an amendment to banking regulations and laws in order to allow banks to transact business with state-authorized medical marijuana businesses. While these are positive developments, there can be no assurance this legislation will be successful, or that, even with the FinCEN guidance, banks will decide to do business with medical marijuana retailers, or that, in the absence of actual legislation, state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under federal law. The inability of potential clients in our target markets to open accounts and otherwise use the services of banks may make it difficult for such potential clients to purchase our products and services and could materially harm our business.

We may have difficulty accessing bankruptcy courts.

As discussed above, the use of marijuana is illegal under federal law. Therefore, there is a strong argument that the federal bankruptcy courts cannot provide relief for parties who engage in marijuana or marijuana-related businesses. Recent bankruptcy rulings have denied bankruptcies for dispensaries upon the justification that businesses cannot violate federal law and then claim the benefits of federal bankruptcy for the same activity and upon the justification that courts cannot ask a bankruptcy trustee to take possession of, and distribute marijuana assets as such action would violate the Controlled Substances Act. Therefore, we may not be able to seek the protection of the bankruptcy courts and this could materially affect our business or our ability to obtain credit.

State and municipal governments in which we do business or seek to do business may have, or may adopt laws that adversely affect our ability to do business.

While the federal government has the right to regulate and criminalize marijuana, which it has in fact done, state and municipal governments may adopt additional laws and regulations that further criminalize or negatively affect marijuana businesses. States that currently have laws that decriminalize or legalize certain aspects of marijuana, such as medical marijuana, could in the future, reverse course and adopt new laws that further criminalize or negatively affect marijuana businesses. Additionally, municipal governments in these states may have laws that adversely affect marijuana businesses, even though there are no such laws at the state level. For example, municipal governments may have zoning laws that restrict where marijuana operations can be located and the manner and size of which they can expand and operate. These municipal laws, like the federal laws, may adversely affect our ability to do business, and adverse enforcement actions under these laws may lead to costly litigation and a closure of the businesses with which we have contracts or royalty-fee structures in place, in turn, affecting our own business. Moreover, if additional states do not adopt laws that legalize certain aspects of the marijuana industry, we may not be able to expand our business in the manner in which we prefer.

Also, given the complexity and rapid change of the federal, state and local laws pertaining to marijuana, the Company may incur substantial legal costs associated with complying with these laws and in acquiring the necessary state and local licenses required by our business endeavors. For example, some states permit entities to enter into joint venture relationships with individual license holders that provide for revenue sharing arrangements. In other states, revenue sharing is not permitted, and we will accept fee-for-service arrangement on a cost-plus basis for our services. State and municipal governments may also limit the number of specialized licenses available or apply stringent compliance requirements necessary to maintain the license. These developments may limit our ability to expand our negatively affect our business model.

We have a limited operating history and operate in a new industry, and we may not succeed.

We have a limited operating history and may not succeed. We are subject to all risks inherent in a developing business enterprise. Our likelihood of continued success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with agricultural enterprises, retail operations and manufacturing of specialty products and the competitive and regulatory environment in which we operate. For example, the medical marijuana industry is a new industry that, as a whole, may not succeed, particularly if the Federal government changes course and decides to prosecute those dealing in medical marijuana under Federal law. If that happens, there may not be an adequate market for our services or products. As a new industry, there are not established players whose business models we can follow or build upon. Similarly, there is limited information about comparable companies available for potential investors to review in making a decision about whether to invest in Medbox. Furthermore, as the medical marijuana industry is a new market, it is ripe for technological advancements that could limit or eliminate the need for our products.

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products. We may not be able to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, such failure could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

We will require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We will require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

•	cash provided by operating activities;

•	available cash and cash investments; and

•	capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Furthermore, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted and the market price of our common stock could decline.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. If we raise capital by issuing equity securities, they may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon dissolution or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.

We may incur substantial costs as a result of our agreement to purchase stock of MedVend, Inc.

In March 2013, we entered into a Membership Interest Purchase Agreement with the holders (the “MedVend Sellers”) of 94.8% of the equity interests in MedVend Holdings, LLC, the holding company for MedVend, LLC (“MedVend”), a bio-tech company that features a patented automated medicine dispensing machine used for traditional prescription pharmaceutical dispensing, and several related entities. Pursuant to the agreement, we agreed to acquire 50% of the equity interests in MedVend Holdings in exchange for $4.1 million to be paid $300,000 in cash at closing and $3.8 million to be paid in either cash or our common stock on the 10th business day after the one-year anniversary of the closing. As noted below, we were subsequently served with a complaint alleging that the Sellers did not have authority to enter into the transaction with us because the consent of the minority stockholders was required. We are in litigation with the MedVend Sellers to rescind the Membership Interest Purchase Agreement. If we are unable to rescind this agreement, we will owe the $300,000 in cash and $3.8 million in cash or shares of our common stock to the Sellers.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

The success of our new and existing products and services is uncertain.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing products and services enhancements and new products and services. These products and services are relatively untested, and we cannot assure you that we will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business of dispensing regulated pharmaceutical products. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements or to hire qualified employees could seriously harm our business, financial condition and results of operations.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our Medbox machines and our vaporizer products by consumers. Although we believe that the use of dispensing machines and vaporizers in the United States is gaining better consumer acceptance, we cannot predict the future growth rate and size of this market.

If we are able to expand our operations, we may be unable to successfully manage our future growth.

If we are able to expand our operations in the United States and in other countries where we believe our services and products will be successful, we may experience periods of rapid growth, which will require additional resources. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to hire, train, motivate, and manage additional employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Our business may expose us to product liability claims for damages resulting from the design or manufacture of our products. Product liability claims, whether or not we are ultimately held liable for them, could have a material adverse effect on our business and results of operations.

We may be subject to product liability claims if any of our products are alleged to be defective or cause harmful effects. Product liability claims or other claims related to our products, regardless of their outcome, could require us to spend significant time and money in litigation, divert management time and attention, require us to pay significant damages, harm our reputation or hinder acceptance of our products. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable or reasonable terms. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results with respect to revenues, net income or any other measure to be indicative of our future operating results. We are presently transitioning to a new business model. The timing and amount of future revenues will depend almost entirely the success of our new model and our ability to provide services to new customers. Our future operating results will depend upon many other factors, including:

•	state and local regulation,

•	our ability to successfully implement our new business model, including developing properties and selling management rights associated with monitoring security and compliance attributes for such properties,

•	our success in expanding our business network and managing our growth,

•	our ability to develop and market product enhancements and new products,

•	the timing of product enhancements, activities of and acquisitions by competitors,

•	the ability to hire additional qualified employees, and

•	the timing of such hiring and our ability to control costs.

The restatement of the financial information in our Form 10 Registration Statement and Quarterly Reports on Form 10-Q for the first three quarters of 2014 and related investigations are and will continue to be time consuming and expensive and have had, and could continue to have, a material adverse effect on our financial condition, results of operations or cash flows.

We devoted substantial resources to the completion of the restatement of Financial Statements in our Form 10 Registration Statement and Quarterly Reports on Form 10-Q for the first three quarters of 2014 (the “Restatements”) and to compliance with the SEC’s investigation of our financial reporting and revenue recognition methodologies as well as internal control failures that precipitated the Restatements. As a result of these efforts, we have incurred significant fees and expenses, primarily for additional audit, financial, legal and related costs for the Restatements. We expect to continue to incur additional fees and expenses in connection with complying with the SEC’s investigation, applicable SEC reporting requirements, and the operation of some of our processes and internal controls. These costs, as well as the substantial management time devoted to address these issues, has had, and could continue to have, a material adverse effect on our financial condition, results of operations or cash flows.

We are the subject of litigation relating to the Restatements and the SEC investigation, which could adversely affect our business, results of operations or cash flows.

As previously reported, the Company is presently the subject of a non-public investigation by the SEC related to the Company’s revenue recognition methodologies that led to the Restatements among other matters.

The Company is presently subject to litigation, described under the heading “Legal Proceedings” in this prospectus, and in the future could be subject to other proceedings or actions arising in relation to the Restatements or the SEC investigation or related matters. This litigation and any other regulatory proceedings or actions may be time consuming, expensive and distracting from the conduct of our business. In the event that there is an adverse ruling in any legal or regulatory proceeding or action, we may be required to make payments to third parties that could have a material adverse effect on our business, financial condition, results of operations or cash flows. Furthermore, regardless of the merits of any claim, legal proceedings may result in substantial legal expense and also result in the diversion of time and attention by our management.

Our insurance coverage may not cover any costs and expenses related to this or any future litigation. In addition, we have paid and continue to pay legal counsel fees incurred by our present and former directors, officers and employees who are involved with the SEC inquiry, the Restatements, and the related review by the Board of Directors. Furthermore, Restatements and the SEC investigations and related litigation could impair our reputation, could cause our customers and partners to lose confidence in us, and could make it more difficult to attract new customers and entities to enter into real estate purchase agreements with or to act as assignees of management rights agreements, allowing us to operate our business or to retain qualified individuals to serve on the board of directors or as executive officers.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We are and may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. Although we have obtained directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers, the amount of D&O insurance we have obtained is lower than customary for public companies. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. The amount of D&O insurance we have obtained may not be adequate to cover such expenses should such a lawsuit occur, and our deductibles are higher than we may be able to pay. While neither Nevada law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our Chief Executive Officer, Chief Financial Officer and independent directors and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. However, as discussed in greater detail in Item 9A of this Form 10-K, the Company identified material weaknesses in its Internal Controls resulting in restatement of its consolidated financial statements. If our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could materially adversely affect the value of our common stock. We may be required to expend substantial funds and resources in order to rectify any deficiencies in our Internal Controls. Further, if lenders lose confidence in the reliability of our financial statements it could have a material adverse effect on our ability to fund our operations.

The integration of the Vaporfection acquisition may be more costly and time consuming than we initially expected and the acquired product line may not be able to be sold at sufficient gross margin and volume levels in order to support the operations or justify the recorded values for intangible assets or goodwill.

The acquisition of Vaporfection International, Inc. in April 2013 included a requirement that we invest approximately $1,600,000 over time for various past obligations and future operations. Among the assets we acquired were an existing product line and a developmental product. With the popularity of vaporizer products increasing, many competitors have entered the market, some of whom are very well capitalized. In addition, the market leader has significant early advantages over our product and we expect to have to significantly reduce our production costs for our products to be competitive in the market. Furthermore, significant advertising is needed to generate demand for the products in an overcrowded vaporizer environment. With the existing cost structure of the acquired product and the high cost of entering the market, we may not be able to generate sufficient gross product margin on sales to support the operations of this subsidiary.

We may be unable to adequately protect or enforce our patents and proprietary rights.

Our continuing success depends, in part, on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents, licenses and other intellectual property arrangements, without infringing the proprietary rights of third parties. We cannot assure you that these patents will be held valid if challenged, or that other parties will not claim rights in or ownership of our patent and other proprietary rights. We also cannot assure you that our pending patents will be issued. Moreover, patents issued to us or those we license patents from may be circumvented or fail to provide adequate protection.

We depend upon key personnel, the loss of which could seriously harm our business.

Our operating performance is substantially dependent on the continued services of our executive officers and key employees, in particular, Jeffrey Goh, our President and Interim Chief Executive Officer, and C. Douglas Mitchell, our Chief Financial Officer. The unexpected loss of the services of Mr. Goh, or Mr. Mitchell could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our common stock.

Marijuana dispensed by our products are subject to numerous governmental regulations and it can be costly to comply with these regulations and to develop compliant products and processes.

Various herbal medicines dispensed by our products are subject to rigorous regulation by the U.S. Food and Drug Administration, and numerous international, supranational, federal, and state authorities. The process of obtaining regulatory approvals to market a drug or medical device can be costly and time-consuming, and approvals might not be granted for future products, or additional indications or uses of existing products, on a timely basis, if at all. Delays in the receipt of, or failure to obtain approvals for, future products, or new indications and uses, could result in delayed realization of product revenues, reduction in revenues, and in substantial additional costs. In addition, no assurance can be given that we will remain in compliance with applicable FDA and other regulatory requirements once clearance or approval has been obtained for a product.

These requirements include, among other things, regulations regarding manufacturing practices, product labeling, and advertising.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future regulations may have on us.

Local, state and federal medical marijuana laws and regulations are broad in scope and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our sales or marketing practices. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

In addition, it is possible that regulations may be enacted in the future that will be directly applicable to Medbox and our services and products. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. These potential effects could include, however, requirements for the revisions to our products to meet new standards, the recall or discontinuance of certain products, or additional record keeping and reporting requirements. Any or all of these requirements could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to the Company’s Common Stock

Our stock price has been extremely volatile.

The market price of our common stock has been extremely volatile and could be subject to further significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors.

Among the factors that could affect our stock price are:

•	our announcements regarding our Restatements and the status of the ongoing SEC investigation and related stockholder litigation;

•	industry trends and the business success of our vendors;

•	actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors;

•	our failure to meet the expectations of the investment community and changes in the investment community

•	recommendations or estimates of our future operating results;

•	announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;

•	regulatory and legislative developments;

•	litigation;

•	general market conditions;

•	other domestic and international macroeconomic factors unrelated to our performance; and

•	additions or departures of key personnel.

Because our common stock is not listed on any national securities exchange, investors may find it difficult to buy and sell our shares.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is traded on the OTCQB, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Capital Market or other national securities exchanges. These factors may have an adverse impact on the trading and price of our common stock.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market under Rule 144 promulgated under the Securities Act. Such sales could cause the market price of our common stock to drop, even if our business is doing well. Such sales may include sales by officers and directors of the Company, who have entered into pre-arranged stock trading plans to sell shares of the Company’s common stock beneficially owned by them, established under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Furthermore, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our preferred stock may have rights senior to those of our common stock which could adversely affect holders of our common stock.

Our Articles of Incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting rights of the holders of our common stock. For a description of the voting and conversion rights relating to the Company’s Series A Preferred Stock see Note 17 to our consolidated financial statements for the year ended December 31, 2014 included herein.

We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our Board of Directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of existing stockholders’ interests in Medbox and could depress our stock price.

As of October 27, 2015, our Articles of Incorporation will authorize 400,000,000 shares of common stock, of which 97,792,625 shares of common stock are issued and outstanding as of September 30, 2015, and 10,000,000 shares of preferred stock, of which 1,000,000 shares are outstanding as of September 30, 2015, and our Board of Directors is authorized to issue additional shares of our common stock and preferred stock, including up to 1,668,190 shares of common stock authorized under our 2014 Equity Incentive Plan. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different than the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “future,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology.

Examples of forward-looking statements include, but are not limited to, statements regarding our proposed services and products, market opportunities and acceptance, expectations for revenues, cash flows and financial performance, and intentions for the future. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” in this prospectus. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact be accurate. Further, we do not undertake any obligation to publicly update any forward-looking statements, except as may be required under applicable securities laws. As a result, you should not place undue reliance on these forward-looking statements.

Additional risks and uncertainties resulting from our restatement of our consolidated financial statements in the our Form 10 Registration Statement and in our Quarterly Reports on Form 10-Q for the first three quarters of 2014, among others, could, (i) cause us to incur substantial additional legal, accounting and other expenses, (ii) result in additional shareholder, governmental or other actions, or adverse consequences from class action or derivative suits from stockholders or the formal investigation being conducted by the Securities and Exchange Commission (“SEC”), (iii) cause our customers and contract partners to lose confidence in us; (iv) result in removal of the Company’s stock from the over-the-counter bulletin board quotation system (the “OTCBB”), or (v) result in additional failures of the Company’s internal controls if the Company’s remediation efforts are not effective. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holder of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We will receive no proceeds from the sale of shares of common stock offered by the selling stockholders. We will, however, receive the exercise price of the August 20 Warrants, if exercised. To the extent that we receive cash upon exercise of any such warrants, we expect to use that cash for working capital and general purposes, including business expenses, advisor fees, and marketing. The August 20 Warrants have net exercise provisions and could result in fewer shares underlying the warrants than are being registered hereunder, if the selling stockholders elect to exercise their warrants pursuant to the net exercise provisions.

SELLING STOCKHOLDERS

This prospectus relates to the public offering of up to 207,494,120 shares of common stock of Medbox, Inc. by the selling stockholders, including 193,847,216 shares issuable upon conversion of principal under convertible debentures, 1,176,316 shares of common stock issuable upon conversion of interest through September 30, 2015 under convertible debentures, and 12,470,588 shares issuable upon the exercise of August 20 Warrants.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined pursuant to Exchange Act Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Under the terms of the Debentures, the Company shall not affect any conversion of principal and/or interest of the Debenture (or exercise of any warrants) to the extent that, after giving effect to the conversion the selling stockholder would, together with its affiliates, beneficially own in excess of 4.99% of the common stock of the Company (excluding stock underlying Debentures or unexercised warrants or other securities). The number of shares in the table below do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering		Number of Shares Offered		Number of Shares Beneficially Owned After Offering		Percentage of Common Stock Beneficially Owned After Offering (1)
Redwood Management LLC (2)	149,798,322	(3)	122,409,153	(4)	111,702,894	(5)	53.3%
YA Global Master SPV, Ltd. (6)	52,040,086	(7)	65,869,281	(8)	48,817,864	(9)	33.3%
RDW Capital LLC (10)	24,112,933	(11)	19,215,686	(12)	4,897,247	(13)	4.8%

(1)	Based on 97,792,625 shares of common stock issued and outstanding as of September 30, 2015.
(2)	Figures in columns 2 and 4 include shares of common stock beneficially owned by Redwood Fund II LLC (“Redwood II”), and Redwood Fund III, Ltd. (“Redwood III”) each of which is an affiliate of Redwood Management LLC (“Redwood Management”). Gary Rogers and John DeNobile have joint voting and dispositive power over the securities of the Company held by the selling stockholder, as well as Redwood II, and Redwood III. Neither Redwood II or Redwood III are selling stockholders.
(3)

Represents (i) shares of common stock issuable to selling stockholder or its affiliates upon conversion of the outstanding August 14 Debentures that have closed prior to the date hereof (including accrued interest thereunder), based on a conversion price of 51% of the lowest volume weighted average price for the 30 consecutive trading days prior to September 30, 2015, plus (ii) 74,861,490 shares of common stock issuable to selling stockholder upon conversion of outstanding debentures that are not included in the offering as if such debentures were converted on September 30, 2015, plus (iii) 6,239,116 shares of common stock issuable to selling stockholder upon exercise of warrants that are not included in the offering as if such warrants were converted on September 30, 2015.
(4)	Represents 121,690,353 shares issuable upon conversion of principal under August 14 Debentures, less the August 14 Debenture assigned to the July 2015 Investor, and 718,800 shares issuable upon conversion of interest under the August 14 Debentures, less interest relating to the August 14 Debenture assigned to the July 2015 Investor.
(5)	Represents (i) 74,861,490 shares of common stock issuable to selling stockholder upon conversion of outstanding debentures that are not being registered in this Registration Statement as if such debentures were converted on September 30, 2015, plus (ii) 6,239,116 shares of common stock issuable to selling stockholder upon exercise of warrants that are not included in the offering as if such warrants were converted on September 30, 2015, plus (iii) 30,602,288 shares underlying principal and interest under the August 14 Debentures that are not being registered under this Registration Statement.
(6)	Mark Angelo has voting and dispositive power over the securities of the Company held by the selling stockholder.
(7)	Represents (i) 821,893 shares of common stock held by selling stockholder and its affiliates as of September 30, 2015 plus, (ii) shares of common stock issuable selling stockholder or its affiliates upon conversion of the outstanding August 20 Debentures that have closed prior September 30, 2015 (including accrued interest thereunder), based on a conversion price of 51% of the lowest volume weighted average price for the 30 consecutive trading days prior to September 30, 2015, plus (iii) 31,528,650 shares of common stock issuable to selling stockholder upon conversion of outstanding debentures that are not included in the offering as if such debentures were converted on September 30, 2015.
(8)	Represents 53,333,333 shares issuable upon conversion of principal under the August 20 Debentures, 65,359 shares issuable upon conversion of interest under the August 20 Debentures and 12,470,588 shares issuable exercise of the August 20 Warrants.
(9)	Represents (i) 821,893 shares of common stock held by selling stockholder as of September 30, 2015 that are not included in the offering plus (ii) 31,528,650 shares of common stock issuable to selling stockholder upon conversion of outstanding debentures that are not being registered in this Registration Statement as if such debentures were converted on September 30, 2015, plus (iii) 16,467,320 shares underlying principal and interest under the August 20 Debentures and shares under the August 20 Warrants that are not being registered under this Registration Statement.
(10)	Figures in columns 2 and 4 include shares of common stock beneficially owned by RDW Capital, LLC (“RDW”), which is an affiliate of Redwood Management. John DeNobile has voting and dispositive power over the securities of the Company held by the selling stockholder.
(11)	Represents (i) shares of common stock issuable to selling stockholder or its affiliates upon conversion of the July 2015 Debenture and assigned August 2015 Debenture each of which closed prior to the date hereof (including accrued interest thereunder), based on a conversion price of 51% of the lowest volume weighted average price for the 40 (and, with respect to the August 2015 Debenture, 30) consecutive trading days prior to September 30, 2015, plus (ii) 93,325 shares of common stock issuable to selling stockholder upon exercise of warrants that are not included in the offering as if such warrants were converted on September 30, 2015.
(12)	Represents 18,823,529 shares issuable upon conversion of principal under July 2015 Debenture, plus the August 14 Debenture assigned to the July 2015 Investor and 392,157 shares issuable upon conversion of interest under July 2015 Debenture.
(13)	Represents (i) 93,325 shares of common stock issuable to selling stockholder upon exercise of warrants that are not included in the offering as if such warrants were converted on September 30, 2015, plus (ii) 4,803,922 shares underlying principal and interest under the July 2015 Debenture and the assigned August 14 Debenture that are not being registered under this Registration Statement.

PLAN OF DISTRIBUTION

The selling stockholders, as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants and we intend to use such proceeds, if any, for working capital and general purposes, including business expenses, advisor fees, and marketing.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and bylaws.

Our authorized capital stock consists of 110,000,000 shares of stock consisting of (i) 100,000,000 shares of common stock, $0.001 par value per share and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share. An increase of authorized capital to 400,000,000 shares of common stock has been approved by a majority of Company’s stockholders and will become effective on October 27, 2015.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Board of Directors is authorized, without further stockholder approval, to issue from time to time any of our authorized but unissued shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof. Holders of our preferred stock are not entitled to any preemptive or preferential rights to subscribe for additional shares of our capital stock.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Series A Preferred Stock

5,000,000 shares of Preferred Stock have been designated Series A Preferred Stock, of which 1,000,000 shares are issued and outstanding as of the date of this prospectus.

Dividend Rights

Holders of the Series A Preferred Stock are entitled to receive dividends or other distributions with the holders of the common stock on an as converted basis when, as and if declared by our Board of Directors.

Conversion Rights

Each share of Series A Preferred Stock is convertible, at the option of the holder thereof and subject to notice requirements described in our Articles of Incorporation, at any time, into five shares of our common stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, holders of Series A Preferred Stock are entitled to receive, prior to the holders of the other series of preferred stock and prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of any other shares of our stock, an amount equal to $1.00 per share of Series A Preferred Stock held, plus all declared but unpaid dividends thereon. A liquidation includes the acquisition of the Company by another entity or the sale of all or substantially all of our assets, unless the holders of a majority of the Series A Preferred Stock agree otherwise.

Voting Rights

The holders of Series A Preferred Stock vote as a single class with the holders of our common stock. Holders of Series A Preferred Stock have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Series A Preferred Stock and common stock on a fully-diluted basis and (c) 0.00000025.

Additional Voting Rights

The consent of the holders of a majority of the outstanding shares of Series A Preferred Stock is required for us to do any of the following: (i) take any action that would alter, change or affect the rights, preferences, privileges or restrictions of the Series A Preferred Stock, increase the authorized number of shares of the Series A Preferred Stock or designate any other series of Preferred Stock; (ii) increase the size of any of our equity incentive plans or arrangements; (iii) make fundamental changes to our business; (iv) make any changes to the terms of the Series A Preferred Stock or to our Articles of Incorporation or bylaws, including by designation of any stock; (v) create a new class of shares having preferences over or being on a parity with the Series A Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred Stock then outstanding; (vi) make any change in the size or number of authorized Directors; (vii) repurchase any of the our common stock; (viii) sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of our property or business or more than 50% of our stock in a single transaction; (ix) make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase our stock; or (x) sell any additional shares of preferred stock.

Voting Agreement

On January 21, 2015, the Company, Mr. Mehdizadeh, PVM, and Vincent Chase, Incorporated, (collectively, the “VM Parties”) entered into an agreement pursuant to which, among other things, the parties agreed to not increase the size of the Board and to vote in favor of and to not remove directors Siegel, Lowe, Love and Marsala for a period of 12 months (the “Voting Agreement”). Each of the directors of the Company is also a party to the Voting Agreement. The Voting Agreement prevents the shareholders of the Company that are a party to the Voting Agreement from voting in favor of electing new directors to the Board for a period of 12 months from January 21, 2015. On August 11, 2015 and August 21, 2015 the parties to the Voting Agreement entered into a first and second amendment thereto extending the expiration of the Voting Agreement to July 20, 2016 and then July 20, 2018, respectively. Mr. Marsala and Ms. Love are not presently serving on the Board, and the Voting Agreement presently only applies to Mssrs. Siegel and Lowe. The Voting Agreement, as amended, could discourage potential investors from buying our stock.

Anti-Takeover Provisions of Our Articles of Incorporation and bylaws and Nevada Law

General

A number of provisions of our Articles of Incorporation and bylaws and Nevada Law deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of our articles and bylaws that might be deemed to have a potential “anti-takeover” effect. The following description of certain of the provisions of our articles and bylaws is necessarily general and reference should be made in each case to the articles and bylaws.

Absence of Cumulative Voting

There is no cumulative voting in the election of our directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation’s Board of Directors. The absence of cumulative voting means that the holders of a majority of our shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Authorized Shares

As indicated above, our Articles of Incorporation currently authorize the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorization of shares of common stock and preferred stock in excess of the amount issued and outstanding provides our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock-based compensation. The unissued authorized shares also may be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Medbox. Furthermore, an increase of authorized capital to 400,000,000 shares of common stock has been approved by a majority of Company’s stockholders and will become effective 20 days following the date on which a definitive Schedule 14C Information Statement is mailed to our stockholders of record as of July 22, 2015.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the Articles of Incorporation or bylaws of the corporation. Our Articles of Incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation that:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

The existence of these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s Board of Directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the Board of Directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.”

Note, however, that these provisions only apply if the corporation has securities (i) listed on a national securities exchange or (ii) traded in an organized market and has least 2,000 holders and a market value of at least $20 million exclusive of insider holdings, and that the provisions do not apply to any person who became an interested stockholder before such time. Therefore, these provisions do not currently apply to the Company.

Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our Articles of Incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Summary of Anti-Takeover Provisions

The foregoing provisions of our Articles of Incorporation and bylaws and Nevada law could have the effect of discouraging an acquisition of Medbox or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make Medbox less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our Board of Directors. Our Board of Directors believes that these provisions are in our best interests and the best interests of our stockholders. In the Board of Directors’ judgment, the Board of Directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, the Board of Directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the Board of Directors’ belief as to the benefits to us of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The Board of Directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

DESCRIPTION OF BUSINESS

Our clients currently operate or plan to establish dispensaries for the sale of marijuana for medical use or retail operations for the sale of marijuana for recreational use or cultivation centers for the cultivation of marijuana, in those states where approved. Under our new business model, we seek to obtain licenses to operate dispensaries, cultivation centers and manufacturing facilities with the licenses held by Medbox or an affiliated company. We contract with unaffiliated third-party operators to manage the day-to-day operations of cultivation centers, dispensaries and manufacturing facilities we develop and assign them the rights to manage and operate the dispensary in exchange for a percentage of operating income or a fixed fee based on applicable state law. We also provide ongoing consulting services, for which we receive recurring revenues. We also sell a line of portable vaporizers and accessories under the Vaporfection brand name. In September 2015 we launched a portable line of vaporizers called miVape in the market place.

In 2014, we arranged for the submission of 36 license applications in five states on behalf of clients. We have obtained 5 licenses or registrations in the States of Oregon, Illinois, Washington and California for or on behalf of clients or for potential clients. We intend to retain the management rights for these locations and will seek to assign the rights to third parties for a fee. Most of the current dispensary and cultivation sites are expected to begin conducting business in 2015 and 2016. We are also currently in discussions with third-party license holders that operate dispensaries and cultivation centers to provide them consulting, training, compliance and regulatory support.

We are party to a master lease Portland, OR that we lease to an operator of a dispensary. We also own 320 acres in the greater Pueblo, CO area and in the process of engaging an independent farmer to cultivate hemp on the site. We are in escrow (with a planned closing for on or about December 1, 2015) for a dispensary site in San Diego to be operated by an independent operator.

We are building a consistent, predictable and valuable revenue model based upon our knowledge and expertise in the regulation of the cannabis industry and by helping our clients function efficiently in a developing industry. State and local laws regarding the operations of dispensaries, retail centers and cultivation centers for marijuana vary. In states where revenue sharing with cannabis companies is permissible, our business structure will revolve around charging fees based upon a percentage of operating income, as defined in the business contract, generated from our clients’ businesses. In states where revenue sharing is not permissible, agreements that we enter into with our clients will provide for fee-for-service arrangements on a “cost-plus” basis.

Our business model involves the following:

•	Real Estate Acquisition and Leasing. We acquire real estate, either by purchase or lease in states where marijuana cultivation and sale have been approved, and build out licensed and approved cultivation centers, dispensaries and manufacturing facilities, engaging independent licensed growers to operate the business.

•	Management and Operation. We contract with unaffiliated third-party operators to manage the day-to-day operations of cultivation centers, dispensaries and manufacturing facilities we develop and assign them the rights to manage and operate the dispensary in exchange for a percentage of operating income or a fixed fee based on applicable state law.

•	Financing. We help independent business owners finance their business, including financing the cost of obtaining a license to do business, acquiring applicable zoning permits and building out their cultivation centers or dispensaries.

•

Compliance. As part of our consulting services, we help independent business owners and managers solve issues they face in the highly regulated marijuana dispensary, cultivation and retail markets. We will assist and advise clients in the compliance of applicable state and local laws through periodic audits of the business’s operating procedures, vetted against applicable regulations and best practices. Many states and municipalities require documented compliance with state and local regulations and ordinances. We work with business owners and managers to professionally manage their facilities, establish operating policies and procedures, and document adherence to their state’s laws to comply with applicable ordinances.

The success of our business will depend on states continuing to legalize the use of marijuana for medical and recreational purposes and, through applicable state legislation, adopting at the state and local level a corresponding process for licensing alternative clinics that dispense medicinal and recreational marijuana and for licensing cultivation facilities required to grow the plants.

Corporate History

We were originally incorporated on June 16, 1977 in the State of Nevada as Rabatco, Inc. In May 2000, we changed our name to MindfulEye, Inc. At that time, MindfulEye was in the business of operating self-serve kiosks where consumers could download movies onto a flash drive. Although MindfulEye had continuous operations and non-cash assets, revenues through the operation of the kiosks were minimal. That business has since been discontinued. On November 25, 2011, P. Vincent Mehdizadeh, the founder of MDS and creator of the Medbox dispensing system, purchased 5,421,500 shares of common stock of the Company, after which he owned 50% of the outstanding shares of common stock of the Company. On August 30, 2011, in anticipation of the transaction discussed below, we changed our name to Medbox, Inc.

Pursuant to a Stock Purchase Agreement between Medbox, Inc. and PVM International, Inc. (“PVMI”) dated as of December 31, 2011, pursuant to which two separate closings occurred on January 1, 2012 and December 31, 2012, the Company acquired from PVMI all of the outstanding shares of common stock in (i) MDS, (ii) Medicine Dispensing Systems, Inc. (our Arizona subsidiary), and (iii) Medbox, Inc. (our California subsidiary that is currently inactive), in exchange for two million shares of the Company’s common stock and a $1 million promissory note. The promissory note was repaid in full on April 16, 2013.

PVMI is an entity wholly-owned by P. Vincent Mehdizadeh. It is a separate entity from our subsidiary, MDS.

Prescription Vending Machines, Inc. a California corporation, d/b/a Medicine Dispensing Systems (“MDS”) is a for-profit corporation organized on February 15, 2008, under the laws of the State of California. Mr. Mehdizadeh, MDS’s founder, developed the Medbox.

In August 2012, Mr. Mehdizadeh purchased the remainder of the outstanding shares of the Company in a private transaction and transferred such shares to a holding company named Vincent Chase, Inc., controlled by Mr. Mehdizadeh at that time.

Effective August 24, 2015, Vincent Chase, Incorporated (“VM”) cancelled without consideration all of its 2 million shares of Preferred Stock and 3 million shares of Common Stock. As a result of this action, neither VM nor any of its affiliates, including Mr. Mehdizadeh holds a majority of the voting power of the Company, which to the Company’s knowledge is no longer held by a single person or entity or group thereof.

Key Legal Entities

Medbox, Inc., a Nevada corporation, operates the business directly and through the utilization of 6 operating subsidiaries, as follows:

•	Prescription Vending Machines, Inc., a California corporation, d/b/a Medicine Dispensing Systems in the State of California (“MDS”), which distributes our Medbox™ product and provides related consulting services.

•	Vaporfection International, Inc., a Florida corporation through which we distribute our medical vaporizing products and accessories.

•	Medbox Property Investments, Inc., a California corporation specializing in real property acquisitions and leases for dispensaries and cultivation centers.

•	MJ Property Investments, Inc., a Washington corporation specializing in real property acquisitions and leases for dispensaries and cultivation centers in the state of Washington.

•	Medbox Management Services, Inc., a California corporation specializing in providing management oversight and compliance services to state-licensed dispensaries for cultivation, dispensing, and marijuana infused products.

•	EWSD I, LLC, an Arizona corporation, owns property in Colorado.

Sales Channels

We work with funding partners, bankers in our industry, established dispensary operators, local entrepreneurs and experienced cultivators in our industry to find new business opportunities. We participate in industry trade shows and have formed a network of business contacts with whom we plan engage and retain as clients for new locations and to whom we will provide consulting, training, compliance and regulatory support.

After we find and qualify leads, we work to develop a business plan for the applicable dispensary or cultivation center and then move to developing contracts that govern the relationship for establishing and developing the dispensary or center.

Regulatory Requirements for Procurement of Licenses

While we are not required to obtain governmental approval in connection with providing the services we offer or for the products we sell, establishing an operating dispensary requires governmental approval, usually at the local and state level. Such approval is obtained through a complex licensing process that is newly adopted by the states in almost all cases, which we monitor on behalf of our clients. The regulatory framework includes a rule-making procedure with a period for public comment. This is traditionally followed by draft rules posted by the department of health for the state or other consumer affairs department charged by the state to facilitate the impending dispensary program. Thereafter, final rules are posted. The entire post legislative process can take six months to one year to fully implement. Licenses are typically granted within three to six months of final rules being adopted and implemented.

Our Products and Services

Acquisition of Vaporfection International, Inc.

On March 22, 2013, we entered into a Securities Purchase Agreement with Vapor Systems International, LLC, to acquire all of the outstanding shares of common stock of Vaporfection International, Inc., a wholly-owned subsidiary of Vapor Systems International, LLC formed in contemplation of the transaction and to which Vapor Systems International, LLC subsequently transferred all its operations and assets in exchange for warrants to purchase shares of Medbox, Inc. common stock, which warrants could be exercised at a later date at the election of Vapor Systems International, LLC. The closing of this acquisition took place on April 1, 2013.

Through our subsidiary Vaporfection International, Inc., we distribute of a line of medical vaporizing products including award-winning Vaporfection vaporizers. Awards won by the Vaporfection vaporizers include the High Times Magazine’s Cannabis Cup, Product of the Year – Best Vaporizer 2011 for the viVape and Best Vaporizer, Kush Expo 2012, for the viVape 2.

Our purchase of Vaporfection International included its inventory of Vaporfection vaporizers. Vaporfection’s patented designs using Vapor Glass™ and Vapor Touch™ technology, featuring laboratory grade “glass on glass” heating element, heating chamber airway, and touch screen temperature control provide a directed stream of pure heated air into the herb, which causes it to release its medicinal ingredient into the vapor. This process allows patients to ingest medicine in hospitals, treatment facilities, and even their homes, without disturbing others nearby.

Vaporfection currently has two flagship products, one of which is a handheld portable device called the miVape and was launched in the market place September 2015. Vaporfection’s other product is the viVape 2 unit that is a tabletop vaporizing unit.

The Medbox

The Medbox dispensing system is intended for the control and dispensing of medical marijuana, and is an optional component of the build out services that we provide for dispensaries. The Medbox can also be sold separately, but only in states that have regulatory systems in place to license alternative medicine clinics. We do not market or sell Medboxes in states that have de-criminalized the possession of medical marijuana if they have not put a licensing mechanism in place for clinics.

Patents, Trademarks and Intellectual Property

The Company has a number of patents and filed patent applications relating to its Medbox technology and its Vaporfection product technology. One such patent is related to the Medbox medicine dispensing system and a second is related to the Seed to Sale technology. An additional 8 issued patents relate to both designs and heating element technology of our vaporizers. We own 6 additional filed patent applications related to the Medbox machine technology and have 3 patent applications related to the vaporizer technology. Finally, the company owns the following registered trademarks for our vaporizer line of products covering the names “miVape”, “vivape,” “vaporfection”, “aqua vape”, “vaporsense” and “vaporglass”.

More detailed information regarding our issued patent related to the Medbox dispensary system is as follows.

Patent Number US 7,844,363 B1

Patent Number US 7,844,363 B1, is for a medicine dispensing system that allows for safe and secure access for patients that require medicine, while still giving clinic operators a powerful tool to help with inventory control and medication management. The machine limits abuse and insures that patient data is securely kept onsite, at the pharmacy location, via computer-based application. The patent, which expires in November 2028, is owned by the Company.

The Alternative Medicine Market

We market our services and products to the alternative medicine (medical marijuana) marketplace.

As the development of the alternative medicine market is partially a function of state legislation, there are some states in which we cannot operate, but that we monitor in case they change or adopt favorable marijuana legislation. We are able to target our limited sales and marketing resources to the few new markets that are introduced each year, if any. This way, we can cover the available territories and feature our service offerings in the media during the legislative process prior to the opening of a new market. We believe that this media coverage cultivates brand awareness and a certain level of credibility.

As noted above, we market our service offerings in states that have regulatory systems in place to license alternative medicine clinics. Of these states, we currently consider Arizona, California, Nevada, Illinois, Oregon and Washington to be our primary target market. We provide licensing and application support in states outside of California through phone, email, in-person client meetings when necessary, and also through the use of video-

conferencing. While we have contractors located in some of our target market states, most client matters are accomplished remotely.

The Vaporfection Vaporizer Market

Our target market for our vaporizer products is patients who use inhaled medications. We market our vaporizer products to distributors and customers alike through the use of social media, print ads, and online marketing channels. We also market our vaporizer products directly to state licensed dispensaries for sale to their registered patients.

Competition

Competition – Dispensary Retail Location Advisory and Consulting Services

Novus Acquisition & Development

Novus focuses on offering consulting services to the medical marijuana market in states where medical marijuana is legalized. Novus also offers healthcare coverage for marijuana-related products that are not covered by standard healthcare programs.

American Cannabis Company

American Cannabis Company, offers consulting services as well as products, and helps plan for a project’s business model, including development of its operations and management practices. It also assists with application for licenses at the local and state level.

AmeriCann, Inc.

AmeriCann develops cannabis cultivation facilities and provides capital for cannabis entrepreneurs in the State of Illinois. It also provides capital for the acquisition of land, working capital and construction for facilities.

United Cannabis Company

UCANN manages and invests in a group that has obtained provisional licenses for cultivation, production and processing of cannabis in Las Vegas, Nevada. UCANN has not yet begun operations, and is working on building a headquarter facility in Nevada. It intends to offer products and services to dispensaries in the Las Vegas market.

Competition – Vaporfection Vaporizers

There are a myriad of vaporizing products currently available in the marketplace. We believe our proprietary glass on glass technology and attractive packaging allows for users to experience the cleanest and healthiest vapor in the industry. In September 2015, we entered the portable vaporizer market through the development of our new product miVape.

Competition in the portable vaporizer markets is led by a product called Pax manufactured by a company called Ploom. A summary list of a representative selection of competitors to our miVape product, based on publicly available information about these products, is below.

Vaporizer Comparison-Portable Models

Brand	Vaporfection	Ploom	Organicix	Organicix	Arizer	Firefly
Model	miVape	PAX	DaVinci Vaporizer	DaVinci Ascent	Solo	Firefly

Style	Portable	Portable	Portable	Portable	Portable Diffuser	Portable

Vaporization Method	Convection	Conduction (Oven)	Conduction	Passive Convection	Conduction	Convection - Instant Heat

Materials to Vaporize	Herb, concentrates	Herbs only	Herbs, Oils (with oil tank – optional), Waxes	Herbs, Oils, Waxes	Herbs	Herbs

Heating Element	Quartz heating element	Stainless Steel air chamber	Stainless Steel	Glass lined ceramic, all glass vapor path	Ceramic	Borosilicate Glass Heating Chamber, Element is proprietary Super Alloy

Power Source	Replaceable Litium Ion	Lithium Ion	Lithium-Ion	Lithium-ion	Lithium-Ion	Rechargable/Replaceable Lithium-Ion

Battery Life	TBD	2 hours continuous use	~ 45 min to 1 hour	3 hours +	1-2 hours continuous use	1 Hour or so, 45 min to charge

Heat Up Time	1 minute (to 350 F)	at least 30 seconds (lowest setting)	1 min 30 seconds	~ 55 seconds	15 seconds-2 min 30 seconds	Varies on how long you hold heat button

Temperature Settings	0 – 450 F	Low (370), Medium (390), High (410)	100 – 430 F	up to 430F	Levels 1-7 (122F -410F)	Max 400 F

Exterior	High Temp Plastic	Anodized Aluminum	High Temp Plastic	Brushed Aluminum Cast with various finishes	Alumninum	Vapor Path: Stainless Steel Plating; Chassis: Aircraft Aluminum; Window: Quartz Crystal

Number of Cycles per charge	~ 7	5	3-5	Unknown	5-7	Varies on use, probably about 10 -15 inhalations based on reviews

Size	4.175” x 2.3” x 1.1”	4.13” x 1.4” x 7/8”	4” x 2.3” x 1”	4.47” x 2.24” x 1.03”	4.5” x 1.75” x 1.75”	5 3/8” x 2” x 7/8”

Weight	.5 lbs	.8 lbs	.35 lbs	.425 lbs	.52 lbs	.61 lbs

Warranty	3 years	10 years	2 years	2 years	2 year manufacturer, 1 year on battery, lifetime on element	5 year limited warranty

MSRP	~$249	250	199	$249	224	$269.95

Expansion

Our long-range plans include expanding the marketing of our products in Canada and Europe.

Employees and Independent Contractors

As of December 31, 2014, we had five full time employees and we also use the services of three independent contractors. These independent contractors perform the services of sales, business development, and real estate procurement, in addition to project manager duties in various localities outside of California.

Implications of Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

•	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

•	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder non-binding advisory votes;

•	submit for stockholder approval golden parachute payments not previously approved;

•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•	present more than two years of audited financial statements and two years of selected financial data in a registration statement for our initial public offering of our securities.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

DESCRIPTION OF PROPERTY

At present, we do not own any real property other than as follows:

We own a 2,400 square foot retail space at 17905 Highway 536, Mount Vernon, WA 98273.

We are party to a 9,730 square foot master lease in Portland, OR at 729 SE Powell Blvd., Portland, Oregon 97202 that we sub-lease to an operator of a dispensary.

We currently lease office space at 600 Wilshire Blvd. Suite 1500, Los Angeles, CA (3839 square foot office). Our leases began on April 7, 2015, and terminates on September 29, 2016. The lease provides for monthly rent of approximately $7,500. The Company plans to sublease the former office in West Hollywood, CA.

On August 7, 2015, we acquired certain real property comprised of 320-acres of agricultural land in Pueblo, Colorado (the “Acquired Property”). The transaction was structured as a purchase, pursuant to a certain Agreement of Purchase and Sale of Membership Interest (the “Acquisition Agreement”) entered into July 23, 2015 between and East West Secured Development, LLC (the “Seller”) and the Company, of 100% of the membership interest of EWSD I, LLC (“EWSD”) upon EWSD’s simultaneous purchase from Southwest Farms, Inc. (“Southwest”) of the Acquired Property. The closing occurred on August 7, 2015, as a result of which the Company, through its new, wholly-owned subsidiary, EWSD, became the owner of the Acquired Property.

In connection with EWSD’s purchase of the Acquired Property, EWSD entered into a secured promissory note (the “Note”) with Southwest in the principal amount of $3,670,000. Interest on the outstanding principal balance of the Note shall accrue at the rate of five percent (5.0%) per annum. The Note shall be payable by EWSD in thirty-five payments of principal and interest, which shall be calculated based upon an amortization period of thirty years, commencing on September 1, 2015 and continuing thereafter on the first day of each calendar month through and including July 1, 2018; and one final balloon payment of all unpaid principal and accrued but unpaid interest on August 1, 2018. The Note is secured by a deed of trust (the “Deed of Trust”) and assignment of rents (“Assignment of Rents and Leases”) encumbering the Acquired Property.

In connection with the Closing, EWSD also entered into an unsecured promissory note (the “Unsecured Note”) with the Seller, in respect of payments previously made by Seller to Southwest, in the principal amount of $830,000. Interest on the outstanding principal balance of the Unsecured Note shall accrue at the rate of six percent (6.0%) per annum. The Unsecured Note shall be payable by EWSD in thirty-five payments of principal and interest, which shall be calculated based upon an amortization period of thirty years, commencing on September 1, 2015 and continuing thereafter on the first day of each calendar month through and including July 1, 2018; and one final balloon payment of all unpaid principal and accrued but unpaid interest on August 1, 2018.

The purchase price to acquire EWSD (subject to the Note and the Unsecured Note) consisted of (i) $500,000 paid by the Company in cash as a deposit into the escrow for the Acquired Property, and (ii) the Company’s agreement to pay Seller a royalty of 3% of the adjusted gross revenue, if any, from operation of the Acquired Property (including sale of any portion of or interest in the Acquired Property less any applicable expenses) for the three-year period beginning on January 1, 2016 payable 50% in cash and 50% in Company common stock. The number of shares due in connection with any such payment shall be determined by dividing the dollar amount of such payment by the volume-weighted average price of the Company’s common shares for the thirty trading days prior to the due date of the payment. Adjusted gross revenue means gross revenue after deduction of Colorado state cannabis sales tax.

LEGAL PROCEEDINGS

On May 22, 2013, Medbox initiated litigation in the United States District Court in the District of Arizona against three shareholders of MedVend Holdings LLC (“Medvend”) in connection with a contemplated transaction that Medbox entered into for the purchase of an approximate 50% ownership stake in Medvend for $4.1 million. The lawsuit alleges fraud and related claims arising out of the contemplated transaction during the quarter ended June 30, 2013. The litigation is pending and Medbox has sought cancellation due to a fraudulent sale of the stock because the selling shareholders lacked the power or authority to sell their ownership stake in MedVend, and their actions were a breach of representations made by them in the agreement. On November 19, 2013 the litigation was transferred to United States District Court for the Eastern District of Michigan. MedVend recently joined the suit pursuant to a consolidation order executed by a new judge assigned to the matter. In the litigation, the selling shareholder defendants seek alternatively to have the transaction performed, or to have it unwound and be awarded damages and allege breach of the agreement by Medbox and that $600,000 was wrongfully retained by the Company. Medbox has denied liability with respect to any and all such counterclaims. A new litigation schedule was recently issued setting trial for September 2015. On June 5, 2014, the Company entered into a purchase and sale agreement (the “Medvend PSA”) with PVM International, Inc. (“PVMI”) concerning this matter. Pursuant to the Medvend PSA, the Company sold to PVMI the Company’s rights and claims attributable to or controlled by the Company against those three certain stockholders of Medvend, known as Kaplan, Tartaglia and Kovan (the “Medvend Rights and Claims”), in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. PVMI is owned by Vincent Mehdizadeh, the Company’s largest stockholder. The Company will have the right, under the Medvend PSA, to purchase from PVMI, at any time, the Medvend Rights and Claims, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Medvend Rights and Claims. The court has not yet ruled on the substitution of PVMI as plaintiff in this matter. If necessary, the Company plans to vigorously defend against this matter. The case is in the discovery stage, and, at this time, the Company cannot determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can they reasonably estimate a range of potential loss, should the outcome be unfavorable.

On February 20, 2015 Michael A. Glinter, derivatively and on behalf of nominal defendants Medbox, Inc. the Board and certain executive officers (Pejman Medizadeh, Matthew Feinstein, Bruce Bedrick, Thomas Iwanskai, Guy Marsala, J. Mitchell Lowe, Ned Siegel, Jennifer Love, and C. Douglas Mitchell) filed a suit in the Superior Court of the State of California for the County of Los Angeles. The suit alleges breach of fiduciary duties and abuse of control by the defendants. Relief is sought awarding damages resulting from breach of fiduciary duty and to direct the Company and the defendants to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. This action has been stayed pending the outcome of the actions filed in the United States District Court for the District of Nevada (Calabrese and Gray). Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On January 21, 2015 Josh Crystal on behalf of himself and of all others similarly situated filed a class action lawsuit in the U.S. District Court for Central District of California against Medbox, Inc., and certain past and present members of the Board (Pejman Medizadeh, Bruce Bedrick, Thomas Iwanskai, Guy Marsala, and C. Douglas Mitchell). The suit alleges that the Company issued materially false and misleading statements regarding its financial results for the fiscal year ended December 31, 2013 and each of the interim financial periods that year. The plaintiff seeks relief of compensatory damages and reasonable costs and expenses or all damages sustained as a result of the wrongdoing. On April 23, 2015, the Court issued an Order consolidating the three related cases in this matter: Crystal v. Medbox, Inc., Gutierrez v. Medbox, Inc., and Donnino v. Medbox, Inc., and appointing a lead plaintiff. On July 27, 2015 Plaintiffs filed a Consolidated Amended Complaint. The Company must file a responsive pleading on or before December 4, 2015. The Company intends to vigorously defend against these suits. Due to the early stages of the suits the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On January 18, 2015, Ervin Gutierrez filed a class action lawsuit in the U.S. District Court for the Central District of California. The suit alleges violations of federal securities laws through public announcements and filings that were materially false and misleading when made because they misrepresented and failed to disclose that the Company was recognizing revenue in a manner that violated US GAAP. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses or all damages sustained as a result of the wrongdoing. On April 23, 2015, the Court issued an Order consolidating the three related cases in this matter: Crystal v. Medbox, Inc., Gutierrez v. Medbox, Inc., and Donnino v. Medbox, Inc., and appointing a lead plaintiff. On July 27, 2015 Plaintiffs filed a Consolidated Amended Complaint. The Company must file a responsive pleading on or before December 4, 2015. The Company intends to vigorously defend against this suit. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On January 29, 2015, Matthew Donnino filed a class action lawsuit in the U.S. District Court for Central District of California. The suit alleges that the Company issued materially false and misleading statements regarding its financial results for the fiscal year ended December 31, 2013 and each of the interim financial periods that year. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses or all damages sustained as a result of the wrongdoing. On April 23, 2015, the Court issued an Order consolidating the three related cases in this matter: Crystal v. Medbox, Inc., Gutierrez v. Medbox, Inc., and Donnino v. Medbox, Inc., and appointing a lead plaintiff. On July 27, 2015 Plaintiffs filed a Consolidated Amended Complaint. The Company must file a responsive pleading on or before December 4, 2015. The Company intends to vigorously defend against this suit. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On February 12, 2015, Jennifer Scheffer, derivatively on behalf of Medbox, Guy Marsala, Ned Siegel, Mitchell Lowe and C. Douglas Mitchell filed a lawsuit in the Eighth Judicial District Court of Nevada seeking damages for breaches of fiduciary duty regarding the issuance and dissemination of false and misleading statements and regarding allegedly improper and unfair related party transactions, unjust enrichment and waste of corporate assets. On April 17, 2015, Ned Siegel and Mitchell Lowe filed a Motion to Dismiss. On April 20, 2015, the Company filed a Joinder in the Motion to Dismiss. On July 27, 2015, the Court held a hearing on and granted the Motion to Dismiss without prejudice. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On March 10, 2015 Robert J. Calabrese, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the United States District Court for the District of Nevada against certain Company officers and/or directors (Ned L. Siegel, Guy Marsala, J. Mitchell Lowe, Pejman Vincent Mehdizadeh, Bruce Bedrick, and Jennifer S. Love). The suit alleges breach of fiduciary duties and gross mismanagement by issuing materially false and misleading statements regarding the Company’s financial results for the fiscal year ended December 31, 2013 and each of the interim financial periods. Specifically the suit alleges that defendants caused the Company to overstate the Company’s revenues by recognizing revenue on customer contracts before it had been earned. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On March 27, 2015 Tyler Gray, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the United States District Court for the District of Nevada against the Company’s Board of Directors and certain executive officers (Pejman Vincent Mehdizadeh, Matthew Feinstein, Bruce Bedrick, Thomas Iwanski, Guy Marsala, J. Mitchell Lowe, Ned Siegel, Jennifer S. Love, and C. Douglas Mitchell). The suit alleges breach of fiduciary duties and abuse of control. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On May 20, 2015 Patricia des Groseilliers, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the United States District Court for the District of Nevada against the Company’s Board of Directors and certain executive officers (Pejman Vincent Mehdizadeh, Ned Siegel, Guy Marsala, J. Mitchell Lowe, Bruce Bedrick, Jennifer S. Love, Matthew Feinstein, C. Douglas Mitchell, and Thomas Iwanski). The suit alleges breach of fiduciary duties and unjust enrichment. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On June 3, 2015 Mike Jones, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the U.S. District Court for Central District of California against the Company’s Board of Directors and certain executive officers (Guy Marsala, J. Mitchell Lowe, Ned Siegel, Jennifer S. Love, C. Douglas Mitchell, Pejman Vincent Mehdizadeh, Matthew Feinstein, Bruce Bedrick, and Thomas Iwanski). The suit alleges breach of fiduciary duties, abuse of control, and breach of duty of honest services. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. On July 20, 2015, the Court issued an Order consolidating this litigation with those previously consolidated in the Central District (Crystal, Gutierrez, and Donnino). Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On July 20, 2015 Kimberly Freeman, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the Eighth Judicial District Court of Nevada against the Company’s Board of Directors and certain executive officers (Pejman Vincent Mehdizadeh, Guy Marsala, Ned Siegel, J. Mitchell Lowe, Jennifer S. Love, C. Douglas Mitchell, and Bruce Bedrick). The suit alleges breach of fiduciary duties and unjust enrichment. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On December 26, 2014, Medicine Dispensing Systems, a wholly-owned subsidiary of Medbox, filed a suit against Kind Meds, Inc. to collect fees of approximately $550,000 arising under a contract to establish a dispensary. Kind Meds, Inc. filed a cross complaint against Medicine Dispensing Systems for breach of contract and breach of implied covenant of good faith and fair dealing, claiming damages of not less than $500,000. We believe that the cross complaint is without merit. We will continue to pursue this Kind Meds for the amounts owed under the contract and will vigorously defend ourselves against the cross complaint. At this time the Company in unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

The Company commenced arbitration proceedings against a former employee on June 13, 2013 related to employment claims asserted by the employee. Thereafter, the employee filed a suit in Los Angeles County Superior Court. The suit was stayed pending the outcome of the arbitration and thereafter dismissed without prejudice. The Company obtained a favorable arbitration award. The Company then filed an Application to Confirm the Arbitration Award in Arizona Superior Court, Maricopa County. After being unable to serve the employee, the Company performed service by publication and filed proofs of publication for service on the employee on February 27, 2015 and March 2, 2015. If the arbitration award is not enforced, the employee’s claim can be re-filed in California.

In October 2014, the Board of Directors of the Company appointed a special board committee (the “Special Committee”) to investigate a federal grand jury subpoena pertaining to the Company’s financial reporting which was served upon the Company’s accountants as well as certain alleged wrongdoing raised by a former employee of the Company. The Company was subsequently served with two SEC subpoenas in early November 2014. The Company is fully cooperating with the grand jury and the SEC. In connection with its investigation of these matters, the Special Committee in conjunction with the Audit Committee initiated an internal review by management and by an outside professional advisor of certain prior period financial reporting of the Company. The outside professional advisor reviewed the Company’s revenue recognition methodology for certain contracts for the third and fourth quarters of 2013. As a result of certain errors discovered in connection with the review by management and its professional advisor, the Audit Committee, upon management’s recommendation, concluded on December 24, 2014 that the consolidated financial statements for the year ended December 31, 2013 and for the third and fourth quarters therein, as well as for the quarters ended June 30, 2014, June 30, 2014 and September 30, 2014, should no longer be relied upon and would be restated to correct the errors. On March 6, 2015 the audit committee determined that the consolidated financial statements for the year ended December 31, 2012, together with all three, six and nine month financial information contained therein, and the quarterly information for the first two quarters of the 2013 fiscal year should also be restated. On March 11, 2015, the Company filed its restated Form 10 Registration Statement with the SEC with restated financial information for the years ended December 31, 2012 and December 31, 2013, and on March 16, 2015, the Company filed amended and restated quarterly reports on Form 10-Q, with restated financial information for the periods ended June 30, June 30 and September 30, 2014, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

Overview

Medbox provides specialized services to operators of cannabis dispensaries, cultivation centers, manufacturers and research and development facilities in those states where approved. The Company also sells a line of portable vaporizers and accessories under the Vaporfection brand name.

Our clients currently operate or plan to establish dispensaries for the sale of marijuana for medical use or retail operations for the sale of marijuana for recreational use or cultivation centers for the cultivation of marijuana, in those states where approved. Under our new business model, we seek to obtain licenses to operate dispensaries, cultivation centers and manufacturing facilities with the licenses held by Medbox or an affiliated company. We contract with unaffiliated third-party operators to manage the day-to-day operations of cultivation centers, dispensaries and manufacturing facilities we develop and assign them the rights to manage and operate the dispensary in exchange for a percentage of operating income or a fixed fee based on applicable state law. We also provide ongoing consulting services, for which we receive recurring revenues. We also sell a line of portable vaporizers and accessories under the Vaporfection brand name. In September 2015 we launched a portable line of vaporizers called miVape in the market place.

Prior to 2014, our business model mostly focused on entering into one-time consulting agreements to help our clients obtain a license to sell or cultivate marijuana and to assist them with the build out of a location for their business, including the sale to the client of a Medbox dispensing system, pursuant to a consulting agreement that we refer to as our “Turn-Key Business Establishment Agreement”. Beginning in 2014, we are transitioning to a recurring revenue model, whereby 1) we contract with unaffiliated third party operators to manage the day to day operations of facilities where we hold or control the license and 2) we enter consulting agreements with developing and established businesses to assist with regulatory compliance, financing, security, operations and other matters that leverage our expertise and knowledge in this industry. Historically, we have generated revenue from various sources on a “one-time basis” for services that we provide to clients in helping them create, license, build out and open dispensaries and cultivation centers. Our discussion of our results of operations is based on our prior business model.

The following discussion should be read in conjunction with the consolidated financial statements and related notes provided in this prospectus.

Comparison of the three months ended June 30, 2015 and 2014

The Company reported a consolidated net loss of approximately $11,395,000, for the three months ended June 30, 2015 and approximately $1,348,000 for the three months ended June 30, 2014. The increase in net loss of approximately $10,047,000 was primarily due to increases in general and administrative expenses, the amortization of the debt discount and financing costs, offset by an increase in other income arising from the change in fair value of the derivative liability. The Company is in the process of modifying its business model to provide ongoing contractual management and support services for clients that would provide recurring revenue to the Company. During the transition period to a new business model, expenses to secure new contracts and licenses are incurred and revenue is principally deferred until new licenses are obtained and new dispensaries and cultivation centers begin operating.

During the third quarter of 2014, the Company introduced a new stock compensation plan to attract new talent to the Board of Directors and the management team which added to operating costs stock compensation expense of approximately $1,781,000 for the current quarter. Other causes of operating expense increases were increased legal expense of approximately $1,015,000 to defend shareholders suits, assist the Company with contracting and to provide general corporate counsel and public company expenses to prepare the Registration Statement on form S-1A and periodic filings with the SEC.

Revenue

Total revenue for the three months ended June 30, 2015, consisted of amounts of deferred revenue which were recognized in the current period for consulting agreements and the sale of territory rights to a related party, as well as revenue from sales of vaporizers and accessories of the Company’s subsidiary Vaporfection International, Inc. (“VII”).

The revenue for the three months ended June 30, 2015 and 2014 decreased by approximately $276,000 due to 2014 transactions for which there were no similar recurring transactions in 2015, including $175,000 for sale of management rights in one Arizona location and approximately $99,000 in referral fees.

In the second quarter of 2015, the Company began receiving rental income under a sublease which totaled $16,000 for the quarter. There was no corresponding rental income in the second quarter of 2014.

Cost of revenue

Costs of revenues increased approximately $139,000 in second quarter of 2015 as compared to the same period in 2014. The increase was primarily due to the increase in inventory revaluation write-down, creation of the reserve for deposits paid to the Company’s manufacturer who filed for bankruptcy and charges from escrow deposits related to San Diego applications offset by decrease in new market development costs.

On May 4, 2015, AVT, Inc., the manufacturing partner of the Company announced that they had commenced a voluntary filing for restructuring and court protection under Chapter 11 of the United States Bankruptcy Code. Dispensing machines and Deposits on dispensing machines noted in schedule above are with AVT. Additionally, during the second quarter of 2015, the Company completed a strategic review of the Medbox machines and concluded that they would take a reduced role in future marketing efforts. As a result of the strategic review, the Company evaluated the inventory and the related deposits in connection with reduced demand and concluded a write down of both assets was required. The bankruptcy of the manufacturing partner further complicates the process to convert the inventory and advances to cash and therefore is an additional factor in the decision to write down the inventory and record a valuation reserve against the deposits. Accordingly, the Company has evaluated the realizability of the dispensing machines and deposits, and has written the inventory down by $61,466 to an estimated net realizable value of $110,000 and recorded a valuation reserve against the deposits of $293,473 resulting in net deposits of $32,500, during the three months ended June 30, 2015. Both transactions led to an increase in costs of approximately $355,000. There were no similar transactions during the same period of 2014.

New market development costs consist of costs incurred in new markets prior to securing a location and obtaining a license for new dispensary or cultivation facilities. During the three months ended June 30, 2015, the costs of developing the new markets in San Diego, Illinois, Washington, Nevada and Oregon were approximately $234,000 compared to costs of approximately $666,000 for the second quarter of 2014. While the locations related to the new market development costs are the same for both comparable periods, the costs incurred were higher in the second quarter of 2014 as compared to the current period, as initial application costs were incurred, research costs and more legal and zoning work was required earlier in the process of developing a market.

For the three months ended June 30, 2015, the cost of goods sold of VII was approximately $4,600 compared to approximately $48,000 for the three months ended June 30, 2014. This decrease was due to the effect of the Company writing down slow moving, older models of vaporizer inventory during the third quarter of 2014. This write down has resulted in an approximately seventy percent lower unit cost of the inventory sold in the current period than in the comparable period of the previous year.

Rental expense on the master lease for the sublease income described above was $14,800.

Operating Expenses

Operating expenses consist of all other costs incurred during the period other than cost of revenue. The Company incurred approximately $5,395,000 in operating expenses for the three months ended June 30, 2015 compared to approximately $1,017,000 for the three months ended June 30, 2014. The increase of approximately $4,378,000 was primarily due to the increase in general and administrative expenses of $4,573,000.

Sales and Marketing expenses

Sales and marketing expenses include employee costs, outside services for sales and marketing consultants, lobbying costs, travel and entertainment and sales lead generation. The Company incurred approximately $159,000 and $287,000 in sales and marketing expenses for the three months ended June 30, 2015 and 2014, respectively. The decrease of $128,000 is mostly due to a decrease of approximately $93,000 lobbying expense and approximately $42,000 in sales and marketing efforts. Lobbying and marketing efforts declined as the Company focused on developing specific opportunities as opposed to opening new markets and finding new sites.

Research and development expenses

Research and development expenses for the second quarter of 2014 in the amount of approximately $67,000 consists of engineering work done on the software enhancements of the Medbox, additional research on vaporizers, and patent related expenses. There were no similar expenses during the same period of 2015.

General and administrative

General and administrative expenses include salary costs, including stock based compensation, professional costs, including the costs associated with being a public company and consultants, rent and other costs. The expenses incurred during the three month periods ended June 30, 2015 and 2014 are summarized and described below:

Change in,	For the three months ended June 30, 2015	For the three months ended June 30, 2014	Increase (Decrease)
Salary and related:
Employee costs and bonuses	$292,425	$54,861	$237,564
Payroll fees	30,936	15,362	15,574
Stock based compensation	1,780,667	—	1,780,667

Subtotal salary and related	2,104,028	70,223	2,033,805
Professional costs:
Costs of being public	696,093	114,887	581,206
Fund raising consultants	25,500	6,250	19,250
Legal costs	1,107,357	91,858	1,015,499
Settlements expenses related to executive separation	514,597	—	514,597
Lobbying costs	—	—	—
Professional accounting and audit services	201,672	17,750	183,922
Independent contractors costs	60,275	73,485	(13,210)
Management fee – Vincent Chase, Inc.	—	37,500	(37,500)

Subtotal professional costs	2,605,494	341,730	2,263,764
Rent expense	65,657	58,072	7,585
Other:
Insurance	270,682	38,100	232,582
Penalties	—	—	—
Charity and donations	—	21,500	(21,500)
Web page works and maintenance	6,568	27,087	(20,519)
Travels, meetings and conferences	74,465	12,069	62,396
Other (sum of smaller accounts)	109,124	94,634	14,490

Subtotal other	526,496	251,462	275,034

Total general and administrative	$5,236,018	$663,415	$4,572,603

Salary costs

During the third quarter of 2014, the Company introduced a new stock compensation plan to attract new talent to the Board of Directors and the management team which added approximately $1,781,000 in stock compensation expense in the quarter as compared to the same period of the previous year.

Employee costs and bonuses increased due to the addition of the CEO in July 2014 and COO in May 2015 and conversion of contractors to employees.

Professional costs

Legal costs increased during the three months ended June 30, 2015 over 2014, mainly as the Company dealt with more general corporate and litigation matters, including the costs to defend the legal actions and shareholders law suits brought against the Company, assisting the Company with contracting and to provide general corporate counsel. During the second quarter of 2015, the Company recorded a liability to indemnify its former CEO Dr. Bruce Bedrick for legal expenses in the amount of approximately $430,000, principally in connection with shareholders law suits.

Costs of being public include legal fees for our Securities and Exchange Commission counsel, filing fees, independent directors fees and expenses and investor relations costs. During the three months ended June 30, 2015, these amounts increased as compared to the same period of the previous year caused by registration statement on Form S-1 filed with the SEC on April 9, Form S-1A filed on May 11, 2015 and Form S-1A, filed May 22, 2015, modifications to convertible debenture loan agreements and related filings and additional SEC compliance.

Settlements expense includes the severance payments and related costs payable to Guy Marsala, former CEO of the Company including approximately $335,000 for stock options issued in connection with his separation agreement. See the consolidated interim financial statements in this prospectus.

Professional accounting and audit fees increased in the three months ended June 30, 2015 as compared to the same period in 2014, also as a result of the filing of the Company’s registration statement on Form S-1, as amended. These costs also include current independent registered accounting firm and an independent consultant in relation to the registration statement on Form S-1 and S-1A.

Rent

The Company moved to new offices in Los Angeles, CA in late April 2015 to reduce occupancy costs. Rent expense increased over the same quarter in 2014 due to the fact that the previously occupied office space in West Hollywood has not been subleased. The sublease on the new office has a term of 18 months and with monthly rent of approximately $7,500. The Company plans to sublease the office in West Hollywood, CA and continues to accrue rent expense while the space is being marketed.

Other costs

Other expense increased mostly due to increased costs for directors and officers coverage. In addition, the Company’s executives participated in multiple professional tradeshows and investor conferences which led to an increase of $62,000 in travel, meeting and conference related expenses for three months ended June 30, 2015 compared to the same period of 2014.

Other Income (Expense)

Other income (expense) includes the financing costs associated with our July 2014 and September 2014 convertible debentures, including the amortization of the debt discount and the change in fair value of the derivative liability. As disclosed in Note 5 of the accompanying financial statements, the reset provision for the subsequent sale of any dilutive issuance at a lower sale or exercise price than the then current conversion price results in accounting purposes as a liability being recognized for the fair value of the derivative. This derivative is remeasured each period end, with the change in fair value for the three months ending June 30, 2015 of approximately $814,000 being recognized in Other income (expense). This derivative also results in a debt discount for the initial fair value recognized for the derivative. The debt discount also includes the fair value of the warrants issued with the convertible debentures. This debt discount is amortized over the life of the convertible debenture, or until conversion, if earlier, which amounted to approximately $4,230,000 for the three months ended June 30, 2015. Additionally, the current quarter closings to the July 2014 and September 2014 convertible debentures resulting in the calculated fair value of the debt being greater than the face amounts of the debt by approximately $1,775,000 with this excess amount being immediately expensed as Financing costs.

Interest expense for the stated interest on our July 2014 and September 2014 convertible debentures incurred in the three months ended June 30, 2015 amounted to approximately $78,000.

Other income increased in the second quarter of 2015 due to recovery of previously written off accounts receivable.

Comparison of the six months ended June 30, 2015 and 2014

The Company reported a consolidated net loss of approximately $15,829,000, for the six months ended June 30, 2015 and approximately $3,006,000 for the six months ended June 30, 2014. The increase in net loss of approximately $12,823,000 was primarily due to increases in general and administrative expenses and the amortization of the debt discount and financing costs, offset by an increase in other income arising from the change in fair value of the derivative liability. The Company is in the process of modifying its business model to provide ongoing management and support services for its clients that would provide recurring revenue. During the transition period to a new business model, expenses to secure new contracts and licenses are incurred and revenue is principally deferred until new licenses are obtained and new dispensaries and cultivation centers begin operating.

Operating expenses increased for the six months ended June 30, 2015 compared to the same period of 2014 mainly due to the introduction during the third quarter of 2014 of a new stock compensation plan to attract new talent to the Board of Directors and the management team which added to operating costs stock compensation expense of approximately $4,292,000 for the current period. Other causes of operating expense increases were increased legal expense to defend shareholders suits, assist the Company with contracting and to provide general corporate and litigation counsel and public company expenses including the professional fees for restatements, Registration Statement and periodic filings with the SEC.

Revenue

Total revenue consisted of deferred revenue which was recognized in the current period for consulting agreements, sale of territory rights to a related party and revenue from sales of vaporizers and accessories of the Company’s subsidiary Vaporfection International, Inc. (“VII”).

The revenue for the six months ended June 30, 2015 and 2014 decreased by approximately $200,000 due to 2014 transactions including $175,000 for sale of management rights in one Arizona location and approximately $99,000 in referral fees offset by a reduction in sales allowances of $60,000. There were no similar transactions in 2015.

The revenue from sales of vaporizers and accessories slightly decreased to approximately $33,000 for the six months ended June 30, 2015 from approximately $41,000 for the six months ended June 30, 2014. The sales decline was caused by the transition to a new model. In April 2015 we introduced our new model vaporizer, the

miVape, which was well received. During the second quarter of 2015 the Company received a preorder from a wholesaler partner which will be delivered starting July 2015. We expect to begin recognizing sales on the new product in the third quarter of 2015, and, as a result, are anticipating an increase in revenue in the future quarters.

In the second quarter of 2015 the Company began receiving rental income under a sublease which totaled $16,000 for the quarter. There was no corresponding rental income in for the six months ended June 30, 2014.

Allowances and refunds

During the first half of 2014, the Company recorded an allowance for refunds to be paid to San Diego clients. There were no corresponding transactions during the first half of 2015.

Cost of revenue

Costs of revenues decreased approximately $497,000 for the six months ended June 30, 2015 as compared to the same period in 2014. The decrease was primarily due to the decrease in new market development costs and cost of vaporizers and accessories offset by an increase in inventory revaluation write-down, creation of the reserve for deposits paid to the Company’s manufacturer who filed for bankruptcy, and an increase in charges from escrow deposits related to San Diego applications.

On May 4, 2015, AVT, Inc., the manufacturing partner of the Company announced that they had commenced a voluntary filing for restructuring and court protection under Chapter 11 of the United States Bankruptcy Code. Dispensing machines and Deposits on dispensing machines noted in schedule above are with AVT. Additionally, during the second quarter of 2015, the Company completed a strategic review of the Medbox machines and concluded that they would take a reduced role in future marketing efforts. As a result of the strategic review, the Company evaluated the inventory and the related deposits in connection with reduced demand and concluded a write down of both assets was required. The bankruptcy of the manufacturing partner further complicates the process to convert the inventory and advances to cash and therefore is an additional factor in the decision to write down the inventory and record a valuation reserve against the deposits. Accordingly, the Company has evaluated the realizability of the dispensing machines and deposits, and has written the inventory down by $61,466 to an estimated net realizable value of $110,000 and recorded a valuation reserve against the deposits of $293,473 resulting in net deposits of $32,500, during the three months ended June 30, 2015. Both transactions led to an increase in costs of approximately $355,000. There were no similar transactions during the same period of 2014.

New market development costs consist of costs incurred in new markets prior to securing a location and obtaining a license for new dispensary or cultivation facilities. During the six months ended June 30, 2015, the costs of developing the new markets in San Diego, Illinois, Washington, Nevada and Oregon were approximately $540,000 compared to costs of approximately $1,551,000 for the same period of 2014. While the locations related to the new market development costs are the same for both comparable periods, the costs incurred were higher for first six months of 2014 as compared to the current period, as initial application costs were incurred, research costs and more legal and zoning work was required earlier in the process of developing a market.

Cost of vaporizers and accessories

For the six months ended June 30, 2015, the cost of goods sold of VII was approximately $8,300 compared to approximately $113,000 for the six months ended June 30, 2014. This decrease was due to the effect of the Company writing down slow moving, older models of vaporizer inventory during the third quarter of 2014. This write down has resulted in an approximately seventy percent lower unit cost of the inventory sold in the current period than in the comparable period of the previous year.

Rental Expense

Rental expense on the master lease for the sublease income described above was $14,800.

Operating Expenses

Operating expenses consist of all other costs incurred during the period other than cost of revenue. The Company incurred approximately $9,460,000 in operating expenses for the six months ended June 30, 2015 compared to approximately $1,730,000 for the six months ended June 30, 2014. The increase of approximately $7,730,000 was primarily due to the increase in general and administrative expenses of $7,896,000.

Sales and Marketing expenses

Sales and marketing expenses include employee costs, outside services for sales and marketing consultants, lobbying costs, travel and entertainment and sales lead generation. The Company incurred approximately $338,000 and $430,000 in sales and marketing expenses for the six months ended June 30, 2015 and 2014, respectively. The decrease of approximately $92,000 was mostly caused by a decrease in lobbying expense as the Company focused on developing specific opportunities as opposed to opening new markets and finding new sites.

Research and development expenses

Research and development expenses of $75,000 incurred during the six months ended June 30, 2014 consists of engineering work done on the software enhancements of the Medbox, additional research on vaporizers, and patent related expenses. There were no similar expenses during the same period of 2015.

General and administrative

General and administrative expenses include salary costs, including stock based compensation, professional costs, including the costs associated with being a public company and consultants, rent and other costs. The expenses incurred during the six month periods ended June 30, 2015 and 2014 are summarized and described below:

Change in,	For the six months ended June, 30 2014	For the six months ended June, 30 2014	Increase (Decrease)
Salary and related:
Employee costs and bonuses	$461,675	$122,243	$339,432
Payroll fees	57,115	44,170	12,945
Stock based compensation	4,292,209	—	4,292,209

Subtotal salary and related	4,810,999	166,413	4,644,586
Professional costs:
Costs of being public	993,828	143,719	850,109
Fund raising consultants	56,101	29,355	26,746
Legal costs	1,367,350	155,568	1,211,782
Settlements expenses related to executive separation	514,597	—	514,597
Lobbying costs	—	22,700	(22,700)
Professional accounting and audit services	590,179	75,845	514,334
Independent contractors costs	60,275	143,979	(83,704)
Management fee – Vincent Chase, Inc.	—	75,000	(75,000)

Subtotal professional costs	3,582,330	646,166	2,936,164
Rent expense	110,548	113,621	(3,073)

Change in,	For the six months ended June, 30 2014	For the six months ended June, 30 2014	Increase (Decrease)
Other:
Insurance	291,436	63,500	227,936
Penalties	60,000	—	60,000
Charity and donations	—	31,800	(31,800)
Web page works and maintenance	9,556	31,134	(21,578)
Travels, meetings and conferences	92,512	14,462	78,050
Other (sum of smaller accounts)	164,233	158,019	6,214

Subtotal other	728,285	412,536	315,749

Total general and administrative	$9,121,614	$1,225,115	$7,896,499

Salary costs

During the third quarter of 2014, the Company introduced a new stock compensation plan to attract new talent to the Board of Directors and the management team which added approximately $4,292,209 in stock compensation expense in the quarter as compared to the same period of the previous year. Out of this $335,000 represents the additional accruals for stock options issued in connection with Guy Marsala separation agreement. See Note 9 to the consolidated financial statements in this Quarterly Report.

Employee costs and bonuses increased due to the addition of the CEO in July 2014 and COO in May 2015 and conversion of contractors to employees. As a result, this also led to a decrease in independent contractors costs of approximately $84,000.

Professional costs

Legal costs increased during the three months ended June 30, 2015 as compared to 2014, mainly as the Company dealt with more general corporate legal matters, including the costs to defend the legal actions and shareholders law suits brought against the Company, assist the Company with contracting and to provide general corporate counsel. During the second quarter 2015 the Company recorded a liability to indemnify its former CEO Dr. Bruce Bedrick for legal expenses in the amount of approximately $430,000 principally in connection with shareholders law suits.

Costs of being public include legal fees for our Securities and Exchange Commission counsel, filing fees, independent directors fees and expenses and investor relations costs. During the six months ended June 30, 2015, these amounts increased as compared to the same period of the previous year caused by preparation of our restated financial statements in 2015 (as discussed in Note 19 of the Company’s consolidated financial statements for the year ended December 31, 2014 included in our Form 10K filed with the SEC on March 26, 2015), registration statement on Form S-1 filed with the SEC on April 9, 2015, as amended on Form S-1A filed on May 11, 2015 and Form S-1A, filed May 22, 2015, modifications to convertible debenture loan agreements and related filings and additional SEC compliance.

Settlements expense includes the severance payments and related costs payable to Guy Marsala, former CEO of the Company, including approximately $335,000 for stock options issued in connection with his separation agreement.

Professional accounting and audit fees increased in the six months ended June 30, 2015 as compared to the same period in 2014, also as a result of the restatement of financials and the registration statement. These costs in 2015 include the independent registered accounting firm and an independent consultant in relation to the restatements of the previous years ended December 31, 2013 and 2012, and the interim periods, as well as the audit for the year ended December 31, 2014 and registration statement on Form S-1 and S-1A.

Rent

The Company moved to new offices in Los Angeles, CA in late April 2015 to reduce occupancy costs. Rent expense increased over the six months ended June 30, 2014 due to the fact that the previously occupied office space in West Hollywood has not been subleased. The sublease on the new office has a term of 18 months and with monthly rent of approximately $7,500. The Company plans to sublease the office in West Hollywood, CA and continues to accrue rent expense while the space is being marketed.

Other costs

Other expense increased mostly due to increased costs for directors and officers insurance coverage; the charge for the six months ended June 30, 2015 increased by approximately $228,000 from the same period of 2014. In addition, the Company’s executives participated in multiple professional tradeshows and investor conferences which led to an increase of approximately $78,000 in travel, meeting and conference related expenses for the six months ended June 30, 2015 compared to the same period of 2014. Also included in other costs is an accrual of $60,000 for a notice of deficiency as a result of an IRS audit of the year ended December 31, 2011.

Other Income (Expense)

Other income (expense) includes the financing costs associated with our July 2014 and September 2014 convertible debentures, including the amortization of the debt discount and the change in fair value of the derivative liability. As disclosed in Note 5 of the consolidated financial statements in this Quarterly Report, the reset provision for the subsequent sale of any dilutive issuance at a lower sale or exercise price than the then current conversion price results in accounting purposes as a liability being recognized for the fair value of the derivative. This derivative is remeasured each period end, with the change in fair value for the six months ended June 30, 2015 of approximately $3,053,000 being recognized in Other income (expense). This derivative also results in a debt discount for the initial fair value recognized for the derivative. The debt discount also includes the fair value of the warrants issued with the convertible debentures. This debt discount is amortized over the life of the convertible debenture, or until conversion if earlier, which amounted to approximately $6,050,000 for the six months ended June 30, 2015. Additionally, the current period closings to the July 2014 and September 2014 convertible debentures resulting in the calculated fair value of the debt being greater than the face amounts of the debt by approximately $2,300,000 with this excess amount being immediately expensed as Financing costs.

Interest expense for the stated interest on our July 2014 and September 2014 convertible debentures incurred in the six months ended June 30, 2015 amounted to approximately $166,000. In the Amendment to the debentures dated January 30, 2015 (see Note 5 of the consolidated financial statements in this Quarterly Report) the payment schedule was amended to no longer require amortization payments. In connection with the amortization payments, there was a 30% premium which was recognized as accrued interest until such time as the payments were scheduled to be paid. As the Modification removed the amortization payments this 30% interest accrued will no longer be settled, and therefore the approximately $100,000 in accrued interest has been reversed. In addition to the aforementioned, the Company incurred approximately $21,000 interest on the promissory note issued in relation to the purchase of property in Washington State. All of the above resulted in interest expense (including immaterial other amounts of interest expense) of approximately $94,000 for the period ending June 30, 2015.

Also, during the second quarter of 2015, the Company recorded $75,000 in other income due to recovery of previously written off accounts receivable.

Comparison of the years ended December 31, 2014 and 2013

Overview of Results

The Company reported a consolidated net loss of $16,541,334 for the year ended December 31, 2014, an increase of $12,749,894 compared to a loss of $3,791,440 for the same period of 2013. This was primarily due to a few key factors related to a reduction in revenue, an increase in non-cash stock based compensation, an increase in interest expenses due to use of convertible debentures carrying a high financing cost, an increase in expenses related to being a public company and costs associated with the SEC investigation and the grand jury investigation of the Company’s financial reporting, increased costs related to pursuing new licenses in new markets, costs of re-valuing slow moving inventory of the old style vaporizers and a slight increase in sales and marketing expenses.

During 2014, the Company hired a new CEO and CFO and reconstituted its Board of Directors. In an effort to attract new talent to management and the Board of Directors, the Company introduced a new stock compensation plan that added $4.4 million to operating costs.

Additionally, the Company’s revenue model was significantly different in 2014 as compared to 2013. This difference was mainly due to the fact that the Company was moving away from the business model of obtaining licenses for clients for a one-time, upfront fee. The Company is in the process of modifying its business model to provide ongoing management and support services for clients so that consulting contracts would continue over a longer period. During our transition period to a new business model, expenses to secure new contracts and licenses are incurred and revenue is deferred principally until new licenses are obtained and new dispensaries and cultivation centers begin operating.

The Company’s subsidiary VII was acquired on April 1, 2013. Accordingly, VII expenses did not exist for the first quarter of 2013, but were included in total amounts for the year of 2014. For purposes of comparison, the VII expenses are presented as a separate line item in the management discussion and analysis section.

Revenue

Revenue consisted of Medbox system sales, location build-outs fees, referral fees and consulting service fees, which are often bundled together in a single offering to clients and revenue from sales of vaporizers and accessories from VII. For the year ended December 31, 2014 consolidated net revenues decreased by $1,432,951 compared to the same period of 2013 mostly due to a reduction in consulting and build outs revenue by $1,610,444 as offset by an increase in referral fees revenue by $203,165.

Revenue Description	For the year ended December 31, 2014	For the year ended December 31, 2013	Increase (Decrease)
Consulting and Build-outs	$157,200	$1,767,644	$(1,610,444)
Sale of locations and management rights, unrelated parties	175,000	150,000	25,000
Sale of territory rights, related party	75,301		75,301
VII-Product sales	85,741	144,439	(58,698)
Referral fees	203,165	—	203,165
Gross revenues	696,407	2,062,083	(1,365,676)
Allowances and refunds	(67,275)	—	(67,275)
Net revenues	$629,132	$2,062,083	$(1,432,951)

Consulting Revenue

The consulting and build out revenue for the year 2013 was due mostly to achievement of milestones and delivery of facilities in Arizona to our clients. The consulting revenue for the year ended December 31, 2014 decreased by $1,610,444 compared to the same period of 2013, due principally to a large decline in build outs in 2014. This change in revenue was due mainly to delays in adopting final governmental regulations and the timing of application submittals for other states and, therefore, revenue was not fully recognized during this period for many of our clients. The Company could not fulfill its contractual obligations and record revenue for its San Diego clients due to broad changes in regulation leading to a decrease in the number of available licenses from 130 to 32 in San Diego County. Due to the reduction of licenses being offered in San Diego, we had to cancel and/or refund payments to many of our clients. The initial San Diego contracts and the cancelation were all recorded in 2013 in the restated financial statements, the refunds were made during the year 2014. Also during the third quarter of 2014, the Company applied for licenses on behalf of its clients in the States of Nevada and Illinois, and was able to obtain eight provisional cultivation licenses in Nevada and one dispensary authorization license in Illinois on for its clients. The Company is also pursuing two recreational retail licenses and one “Tier 2” production/processor license in the State of Washington which are currently in the process of being reviewed and approved.

As of December 31, 2014, the Company obtained a provisional license in the State of Oregon and fully built out the location and the dispensary location there. The dispensary is expected to open in the second quarter of 2015.

Sale of locations and management rights

Revenue from the sale of locations and management rights to operate locations increased by $25,000 during the year ended December 31, 2014 as compared to the year ended December 31, 2013. This increase is due mostly to the sale of management rights in an Arizona location for $175,000. The revenue from sale of the locations for the year ended December 31, 2013 consisted of the sale of one location in Arizona for $150,000.

Sale of territory rights, related party

On March 28, 2014, the Company entered into a sale for exclusive rights with a related party to place the Medbox patented dispensing systems in Denver, Colorado for $500,000. This $500,000 is being recognized ratably over the five year term of the agreement, with $75,301 recognized as revenue in the twelve months ended December 31, 2014.

There was no similar revenue in the comparable period of 2013.

Referral fee

During the year ended December 31, 2014, the Company entered into an agreement with MJ Holdings, Inc., (the “Referral Agreement”) a publicly traded company that provides real estate financing and related solutions to licensed marijuana operators. Medbox will market MJ Holdings’ real estate financial products and offerings to its consulting clients and will refer all incoming real estate financing related opportunities to MJ Holdings (See Note 10 – Marketable securities to the Notes to our Consolidated Financial Statements in this Report for more information). Pursuant to the Referral Agreement, MJ Holdings, Inc. agreed to issue to the Company, 33,333 warrants to purchase common stock of MJ Holdings, Inc. on each month’s anniversary during the six month term of the contract. The revenue recognized for the year ended December 31, 2014 from the Referral Agreement was $203,165. There was no comparable revenue during 2013.

VII-Product sales

During the year ended December 31, 2014, the Company generated $85,741 from the sale of vaporizer products and accessories through VII. VII was acquired on April 2, 2013 and, therefore, there was no income for a comparable annual period for vaporizer sales in 2013. We plan to release our new portable vaporizer product to the general public during the second quarter of 2015. We expect the new vaporizer product to restore sales volume for our subsidiary VII.

Cost of revenue

Cost of revenue includes costs incurred to obtain permits and licenses before the license is granted and the location is secured as well as costs for our dispensing systems’ manufacturing and sales, location build-out, repurchases of licenses or rights from former clients that can be resold to new clients and the costs associated with operating VII which include the cost of producing vaporizers and accessories, adjustments for valuations of inventory, fulfilment activities associated with sales orders and operation of the Company’s inventory management department.

Costs of Revenue	For the year ended December 31, 2014	For the year ended December 31, 2013	Increase (Decrease)
Cost of inventory and build-outs	$884,958	$2,161,909	$(1,276,951)
New markets development costs	1,990,815	276,468	1,714,347
Write off of vaporizer inventory	329,154	—	329,154
Charge for abandoned site	140,000	—	140,000
Charges from escrow deposits	235,757	—	235,757
VII-Product cost	215,967	222,372	(6,405)

Total costs of revenue	$3,796,651	$2,660,749	$1,135,902

Cost of inventory and build-outs

Total costs of inventory and build-outs decreased by $1,276,951 during the year ended December 31, 2014 as compared to the same period of 2013. The decrease was due mainly to the completion of numerous projects in Arizona during 2013. We did not have comparable project completions in 2014.

New markets development costs

The decrease in cost of inventory and build outs from 2013 to 2014 was totally offset by an increase of $1,714,347 in costs associated with the pursuit of licenses in the States of Washington, Nevada and Illinois as a result of new legislation changes there. After obtaining final approvals, the Company will have to invest additional funds to bring locations in those states to the level of compliance required by the applicable state and/or city and to perform the interior build-out.

VII-Product cost

The Company incurred costs of $215,967 for the year ended December 31, 2014 associated with VII which included the cost of producing vaporizers and accessories, fulfilment activities associated with sales orders, and the operation of the Company’s purchasing department. As previously described, this amount cannot be directly compared to the year ended December 31, 2013 due to the fact that VII was acquired on April 2, 2013.

Write off of vaporizer inventory

During the third quarter of 2014, the Company wrote down slow moving, older models of its vaporizer inventory with a charge to cost of revenue of $329,154.

Charge for abandoned site

During the year ended December 31, 2014, due to unfavorable terms demanded by the sellers to extend the escrow and closing date, the Company allowed the escrows to expire on three agreements with an aggregate purchase price of $3,195,000 and had to forfeit $140,000 in earnest money.

Charges from escrow deposits

During 2014, the Company entered into numerous real estate contracts to secure locations during the licensing process. The contracts allow the Company to demonstrate to licensing authorities that the locations are available for use as a dispensary or cultivation location. The contracts are generally structured with an escrow deposit, a deferred closing until a license is granted and periodic withdrawals from the deposit to compensate the seller for holding the property off the market in escrow during the pendency of the license application. The periodic transfers out of escrow to the seller are in some cases creditable towards the purchase price but in most cases represent charges in lieu of rent. The charges in lieu of rent and other non-refundable charges paid to property sellers have been recorded as expense of $235,757 for the year ended December 31, 2014, in the statement of operations. There were no similar transactions during 2013.

Operating Expenses

Operating expenses consist of all other costs incurred during the period other than cost of revenue. Operating expenses increased by $7,089,385 during year ended December 31, 2014 as compared to the year ended December 31, 2013. This was primarily due to an increase of $6,652,770 in general and administrative costs, further described below.

Sales and Marketing expenses

Sales and marketing expenses include public relations and promotion, lobbying, purchased advertising, travel and entertainment and outside consulting services for sales and marketing and sales lead generation. Sales and marketing expenses increased by $269,244 during the year ended December 31, 2014 compared to the year ended December 31, 2013 principally due to an increase in VII sales and marketing expenses related to product promotions and lobbying in order to promote the Company in the states/markets of interest.

Research and development

Research and development consists of engineering work done on the software enhancements of the Medbox, additional research on vaporizers, and patent-related expenses. Our research and development expenses for the year ended December 31, 2014 increased by $167,371 as compared to the year ended December 31, 2013. The increase is due to the Company’s investments in developing the new vaporizer, additional investment in development of new tracking technologies for cultivation facilities that we intend to sell to our clients as a package with their consulting agreements, upgrading the point-of-sale system and software for new generations of the dispensing machines, as well as for patent attorneys fees to manage and apply for patents to protect the Company’s intellectual property.

General and administrative

General and administrative expenses include costs of being a public company, legal, lobbying, accounting, payroll, consulting, rent and other costs. The Company’s general and administrative expenses increased by $6,652,770 for the year ended December 31, 2014 as compared to year ended December 31, 2013.

The increase is primarily due to the introduction in 2014 of the Company’s new stock-based compensation plan for executive officers and directors with the related cost of $4,415,799. Additional reasons for the increase include higher costs associated with being a public company, which totaled $517,653 for the year ended December 31, 2014, an increase of $1,020,124 in legal costs due to the SEC and Department of Justice investigation into the Company’s financial reporting, related party transactions and other matters (see Note 19 to the Notes to our Consolidated Financial Statements in this Report for more information) and an increase in employee and independent contractors costs of $426,920 as the Company added staff to build infrastructure and support future growth, as well as additional expenses of $278,952 related to warrants settlement with various previous owners of VII.

Other Income (Expense)

Other income (expense) swung from income of $6,905 to expense of $3,088,751 for the year ending December 31, 2014, an increase of $3,095,656. This is primarily due to expense caused by a change in fair value of derivative liabilities of $1,805,990 related to the new convertible notes and the interest charge from the convertible notes payable in the amount of $1,282,761. The convertible notes payable funded in the third quarter of 2014 and, accordingly, there are no corresponding charges in 2013.

Net Loss

As a result of the factors set forth above, our net loss increased by $12,749,894 to $16,541,334 for the year ended December 31, 2014 compared to $3,791,440 for the year ended December 31, 2013.

Comparison of the years ended December 31, 2013 and 2012

Overview of Results

Revenue increased $885,254 or 75.2%, to $2,062,083 for the year ended December 31, 2013, from $1,176,829 for the year ended December 31, 2012, primarily as a result of the completion of contracts for our Arizona customers. The increase was caused principally by recognition of revenue in 2013 that was deferred in 2012 for our Arizona contracts. Openings of Alternative Medicine Clinics (“AMC”) in Arizona were delayed by court action that was not resolved until 2013. During 2012, we were unable to recognize revenues from our Arizona clients due to year-end litigation in the Arizona courts after Arizona passed a medical marijuana law that provided for the permitting and operation of AMCs, which was then challenged in the courts by Arizona’s governor. This litigation froze our ability to complete our construction build outs and deliver Medbox machines to our clients in Arizona, and, as a result, we deferred recognition of revenue already received from these Arizona clients while the case was pending and the dispensary licensing program was on hold.

Our Vaporfection International, Inc. (“VII”) subsidiary contributed $144,439 of revenues during the twelve months ended December 31, 2013; there was no similar revenue in 2012.

The Company had a negative gross margin of $598,666 during 2013, operational costs of $3,195,679 eroded the result, to a pretax loss of $3,787,440, which is $2,209,203 greater than the previous year pretax loss of $1,758,237. Our gross profit decreased from $125,694 to a gross loss of $598,666 principally due to the cost of build outs for Arizona dispensaries that totaled $1.2 million that was expensed in 2013.

Our operating expenses increased from $1.9 million in 2012 to $3.2 million in 2013. Our operating expense increase for 2013 was primarily attributed to higher general and administrative expenses related to raising capital and regulatory compliance in connection with the filing of our Registration Statement on Form S-1, subsequently withdrawn, and the filing of our Form 10 registration statement in order to register our common stock under and become subject to the periodic reporting requirements of the Exchange Act. In addition, we incurred significant legal costs as we litigated on behalf of our Arizona clients to allow them to move forward with the dispensary licenses that the state of Arizona had awarded them. Additionally, our newly acquired subsidiary reported a net loss of $316,928 during the nine-month period from our acquisition of it on April 1, 2013 through December 31, 2013. All of the above factors contributed to an increase in the net loss from $1,758,237 in 2012 to $3,791,440 in 2013.

Revenue

Total revenues for the years ending December 31, 2013 and 2012 consisted of revenues from Medbox system sales, location build out fees and consulting fees. The increase of $900,000 from 2012 to 2013 was caused principally from the recognition of $1.3 million in revenue in 2013 that was deferred from 2012 for our Arizona contracts. As noted above, openings of AMCs in Arizona were delayed by court action that was not resolved until 2013. During 2012, we were unable to recognize revenues from our Arizona clients due to litigation in the Arizona courts after Arizona passed a medical marijuana law that provided for the permitting and operation of AMCs, which was then challenged in the courts by Arizona’s governor. This litigation froze our ability to complete our construction build outs and deliver Medbox machines to our clients in Arizona, and, as a result, we deferred recognition of revenue already received from these Arizona clients while the case was pending and the dispensary licensing program was on hold. In addition, sales from our new VII subsidiary contributed $144,439 to total revenue during 2013; this business was acquired on April 1, 2013 and, as such, there were no similar revenues during 2012.

Cost of Revenues

Our cost of revenues includes systems costs for our systems sales and construction, build-out, license and permit fees on behalf of our clients for our consulting activities. Cost of revenues increased $1,609,614, or 153.1%, to $2,660,749 for the year ended December 31, 2013 from $1,051,135 during the year ended December 31, 2012, as a result of increased costs related to the build-out of locations for our clients due to delays in implementing the Arizona program discussed above and costs related to zoning and site acquisition during 2013. Costs of $260,000, accumulated for an unsuccessful effort to develop the market in Massachusetts, were included in cost of revenue for 2013.

Also, our newly acquired VII subsidiary contributed $222,372 to the total of costs of revenue during 2013. Cost of revenues as a percentage of revenues increased to 129.0% during the year ended December 31, 2013 from 89.3% during the year ended December 31, 2012, as a result of revenue generating construction costs incurred during the year ended December 31, 2013 related to the Arizona location build-outs and additional zoning and legal costs associated with new client consulting and location sourcing.

Operating Expenses

Selling, general and administrative expenses, which we refer to as “operating expenses,” consist of all costs incurred during the year other than cost of revenues. Operating expenses increased $1,316,696 or 70.1% to $3,195,680 for the year ending December 31, 2013 compared to $1,878,983 for the same period in 2012. The Company’s 2013 operational expenses consist of:

	2013				2012
2013 Operating Expenses	Consolidated	MDS	Medbox	VII	Consolidated
Selling and marketing	$664,383	625,776	5,500	33,107	806,221
Research & development	$74,861	74,861	0	0	176,964
General and administrative	$2,456,435	1,099,162	1,178,802	178,472	895,798

Total Operating Expenses	$3,195,679	1,799,799	1,184,302	211,579	1,878,983

The largest component of the increase in operating expenses during 2013 compared to 2012 was the increase in general and administrative expenses, which increased $1,560,637 or 174.22%, to $2,456,435 The reasons for this increase are analyzed below under “General and administrative.”

Selling and marketing expenses totaled $664,383 for the year ended December 31, 2013. In order to strengthen the MDS competitive advantage in the consulting market within the industry the Company had been developing a new tracking technology, for bio-metric chain of custody seed-to-sale tracking, and for cultivation facilities. During 2013, the Company incurred $74,861 for the research and development of the tracking technology. There were no similar expenses in 2012. Management expected that selling and marketing expenses would grow significantly in 2014 as it expected significant expansion of business opportunities for MDS in 2014 due to favorable changes in the industry, including expansion of medical and recreational marijuana into new U.S. jurisdictions.

Overall selling and marketing expenses include professional public relations and promotion, purchased advertising, travel and entertainment and outside services for sales and marketing consultants and sales lead generation. The breakdown of sales and marketing expenses is presented in the table below:

	Consolidated	MDS	Medbox	VII
Public Relations	$69,691	69,691
Consulting/Outside Services	$407,341	383,114		24,227
Advertising	$146,998	135,925	5,500	5,573
Other	$40,353	37,046		3,307

Total Sales & Marketing	$664,383	625,776	5,500	33,107

The Sales and Marketing decrease of $141,838 is partially due to recruitment of qualified and experienced consultants that account for $407,341 (or 61.3%) out of the total sales and marketing expense who did a better job of managing costs. Advertising expense for the year was due to promotional campaigns in specialized magazines and publications. Another factor in reduction of advertising costs were referrals and word-of-mouth advertising from our existing and growing clientele base.

Research and development consists of engineering work done on software enhancements of the Medbox technology along with development of new products at VII. In 2013, we invested in developing new tracking technologies for cultivation facilities that we intend to sell to clients as a package with their consulting agreement. In addition we believe that this software will give our clients a competitive advantage in the process of applying for licenses for cultivation facilities due to increased oversight and inventory tracking in all phases of management and operation of the facility through a biometric chain of custody of all cultivated products.

General and administrative expenses are those related to day-to-day activity and management. These expenses include legal, lobbying, accounting, payroll, consulting and other costs. General and administrative expenses increased $1,560,637 or 174.22 % for the year ending December 31, 2013 to $2,456,435 compared to $895,798 during the year ended December 31, 2012. The significant increase in these costs during 2013 compared to 2012 is primarily related to significant legal and accounting expense incurred in preparing our Form S-1 and Form 10 registration statements. During the year we incurred approximately $91,000 in legal fees in connection with the preparation and filing of our Form S-1 and Form 10 registration statements; there were no such expenses in 2012. In order to comply with financial and reporting, corporate governance and internal control requirements for SEC reporting companies we incurred expenses for professional accounting services in the amount of $202,310 for the year ending December 31, 2013. This represents an increase of $25,346 or 14.32% from the $176,964 for the year ended December 31, 2012.

Due to the Company’s growth and development and the development of the industry itself, we hired 5 additional new experienced consultants during 2013. Employee costs, which includes compensation and benefit expenses, increased $172,907, or 96.1%, to $352,907 for the year ending December 31, 2013 compared to $180,000 during 2012.

During 2013 we incurred significant legal fees in connection with assisting our clients in Arizona in order to allow them to utilize the dispensary licenses that they were granted by the state following a legal challenge by the governor. We also incurred significant legal and accounting expenses during 2013 in connection with the preparation of our Form 10 and a registration statement on Form S-1 that was withdrawn. In addition, we also incurred expenses of $184,167 to financial advisors.

We expected that general and administrative expenses would continue to increase during 2014 as we built out our infrastructure to comply with Exchange Act and SEC reporting rules and regulations.

Income Taxes

Because the company incurred a significant loss we did not record any tax provision for federal tax for the year 2013. We accrued $4,000 for the minimum state income tax.

Net Loss

As a result of the above factors, our net loss increased $2,033,203, or 115.6%, to $3,791,440 during the year ended December 31, 2013 from a net loss of $1,758,237 during the year ended December 31, 2012.

Liquidity and Capital Resources

As of June 30, 2015

As of June 30, 2015, the Company had cash on hand of approximately $564,000 compared to approximately $101,000 at December 31, 2014. See below for additional discussion and analysis of cash flow.

Cash Flow

During the six months ended June 30, 2015 cash was primarily used to fund operations and pursue license application processes.

	For the six months ended June 30,
Cash flow	2015	2014
Net cash used in operating activities	$(4,166,781)	$(1,807,451)
Net cash used in investing activities	—	(235,002)
Net cash provided by financing activities	4,629,866	2,849,477

Net increase (decrease) in cash	$463,085	$807,024

Cash Flows – Operating Activities

During the six months ended June 30, 2015, cash flows used in operating activities were approximately $4,167,000, consisting primarily of the net loss for the first six months of 2015 of approximately $15,829,000, reduced for non-cash adjustments for amortization of the debt discount of approximately $6,050,000, stock based compensation of approximately $4,292,000, financing costs of approximately $2,300,000, inventory revaluation reserves and write-down of approximately $355,000, charges from escrow deposits of $240,000 and depreciation and amortization of approximately $65,000. The net loss is increased for the non-cash adjustments of a gain from the change in fair value adjustment of derivative liability of approximately $3,053,000. Additional significant component of cash used in operating activities were a decrease in accrued expenses of approximately $488,000 related primarily to the payment of legal bills included in accrued expenses at December 31, 2014, increase in prepaid insurance expenses of approximately $334,000 related primarily to the advance funding for the Company’s annual director and officers insurance policy, decrease in customer deposits of approximately $311,000 due to refunds and increase in deferred costs of approximately $300,000 related to the costs associated with Operating Agreement with an unrelated party (the “Operator”) in which the Operator will manage and operate the Dispensary for which the Company holds the license in Portland, Oregon. These operating uses of cash were primarily offset by an increase of approximately $1,660,000 due to the timing and deferral of the payment of trade payables and increase in accrued settlement and severance expenses of approximately $1,005,000 related to Guy Marsala separation and Bruce Bedrick indemnification for legal expenses related to shareholder lawsuits and a decrease in inventory of approximately $229,000 primarily related to transfer of the accumulated cost for construction and development of the Portland, Oregon dispensary to deferred costs.

During the six months ended June 30, 2014, cash flows used in operating activities were approximately $1,807,000, consisting primarily of the net loss for the first six months of 2014 of approximately $3,006,000 reduced for non-cash adjustments of depreciation and amortization of approximately $39,000 and the establishment of a non-cash provision for sales allowances and refunds of $60,000, and increased for the non-cash adjustments of fair value of marketable securities received as payment for services of approximate $99,000. Additional components of cash used in operating activities were an increase in prepaid expenses and other assets of approximately $213,000 related primarily to the advance funding of $127,000 for the Company’s annual director and officers insurance policy and earnest money for real estate acquisitions of $140,000. These operating uses of cash were offset by a net increases in accounts payable and accrued expenses of approximately $193,000 due to the timing of the payment of trade payables and the overall increase in operating costs. In addition, customer deposits provided net cash during the quarter of approximately $863,000 and deferred revenue provided another approximately $458,000 primarily due to the increase in amounts collected on contracts prior to work being completed and revenue recognized.

Cash Flows – Investing Activities

During the six months ended June 30, 2015, there were no cash flows from investing activities. During the six months ended June 30, 2014, cash flows used in investing activities were $235,002, consisting primarily of purchase of intangible assets related to purchase of a domain name and patents costs of $195,002 and increases in the amounts of notes receivable of $40,000.

Cash Flows – Financing Activities

During the six months ended June 30, 2015, cash flows provided by financing activities were approximately $4,630,000, consisting mainly of approximately $4,792,000 of proceeds from additional issuances of the July 2014 and September 2014 convertible notes payable of approximately $4,642,000 and $150,000 in the issuance of convertible debentures to two of our Directors. This was offset mainly by $150,000 in payments on notes payable to related party. During the six months ended June 30, 2014, cash flows provided by financing activities were approximately $2,849,000, consisting primarily of approximately $2,443,000 of proceeds from issuance of common stock, increase in net proceeds from related party notes payable of approximately $405,000 and approximately $2,000 net proceeds from short term loan of approximately $77,000 offset by payments on a note payable of $75,000 which we acquired as a part of the VII purchase.

Future Liquidity and Cash Flows

Management believes that the Company’s cash balances on hand, cash flows expected to be generated from operations, proceeds from current and future expected debt issuances and proceeds from future share capital issuances will be sufficient to fund the Company’s net cash requirements through June, 2016. However, in order to execute the Company’s long-term growth strategy, which may include selected acquisitions of businesses or facilities that may bolster the expansion of the Company’s management services business, and purchases of real estate which would be used as a basis for acquiring retail dispensary and cultivation facilities in regulated markets, the Company will need to raise additional funds through public or private equity offerings, debt financings, or other means.

Our backlog includes 11 provisional licenses subject to final approval by governmental authorities which may or may not release new licenses in accordance with their own stated timelines. If final licenses are granted, we will receive additional funding from customers in 2015.

During the second quarter of 2015, the Company’s Form S-1A became effective. During the first half of 2015, we received $4,792,000 in funding from our lenders.

The Company is currently in discussions with its lenders for additional funding.

The Company is planning to conduct a road show to raise additional equity capital later in 2015. The Company will continue to execute on its business model by attempting to raise additional capital through the sales of debt or equity securities or other means, however there is no guarantee that such financing will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain adequate debt or equity financing, it may be forced to slow or reduce the scope of operations and expansion, and its business would be materially affected.

As noted in previous filings, due diligence was in process between an investor and our majority shareholder to sell his majority position which would also yield $5 million in new equity capital for the Company over the next 18 months (see Note 10 of the consolidated financial statements of this Quarterly Report). The investor cancelled this proposed transaction.

A summary of our active real estate purchase transactions as of June, 2015 is as follows:

Property	Purchase price	Closing date	Net escrow balance	Date escrow opened	Additional rents/fees incurred to extend closing date
1	$820,000	6/30/15	55,000	06/28/2014	$17,308
2	—		25,000	07/21/2014	—
Total	$820,000		$80,000		$17,308

In addition, our VII subsidiary used cash for the production and promotion of its portable vaporizer product which we released in April 2015 at the Denver trade show. Our VII subsidiary is expected to be a net user of cash until the new product sales ramp up. VII is expected to swing to positive cash flow later in 2015.

As of December 31, 2014

As of December 31, 2014, the Company had cash on hand decrease by $66,821 to $101,182 as compared to cash on hand of $168,003 on December 31, 2013. This was due to the net loss and cash used in operating activities of $6,319,400 which was financed by stock sale proceeds of $2,442,859 and net proceeds from issuance of convertible notes payable of $3,475,000.

Cash Flow

During the year ended December 31, 2014 cash was primarily used to fund operations and in the process of pursuing license applications. See below for additional discussion and analysis regarding cash flow.

	For the year ended December 31,
Cash flow	2014	2013
Net cash used in operating activities	$(6,319,400)	$(3,743,397)
Net cash used in investing activities	(418,797)	(1,499,451)
Net cash provided by financing activities	6,671,376	4,383,949

Net increase (decrease) in cash	$(66,821)	$(858,899)

Cash Flows – Operating Activities

The cash flows used in operating activities increased by $2,576,003 for the year ended December 31, 2014 as compared to the year ended December 31, 2013. This was primarily due to the increase in net loss of $12,749,894 offset by the non-cash charge of $4,415,799 for the Company’s stock-based compensation awards, non-cash change in fair value of derivative liability of $1,805,990 and amortization of the debt discount related to convertible debentures of $935,290, an increase in accounts payable of $2,117,217, an increase in deferred revenue of $805,394, and cash provided by customer deposits of $248,985.

Cash Flows – Investing Activities

The cash flows used in investing activities decreased by $1,080,654 for the year ended December 31, 2014 compared to the year ended December 31, 2013. This was due primarily to advances on investments of $1,250,000 during 2013, for which there were no corresponding advances during 2014. On February 8, 2013, the Company entered into an agreement with Bio-Tech Medical Software, Inc. (“Bio-Tech”) which would allow the Company to purchase 833,333 shares of common stock of Bio-Tech, representing 25% of Bio-Tech’s total issued and outstanding shares of common stock, for $1,500,000. The Company advanced $600,000 of such amount upon execution of the Bio-Tech agreement with the remaining balance of $900,000 due and payable in installments at various dates by August 25, 2013. On March 12, 2013, the Company entered into an agreement with three members of MedVend Holdings LLC (“MedVend”) whereby the Company would acquire 50% of their equity interest in MedVend. The purchase price of the equity interest was $4,100,000. The Company paid an advance of $300,000 upon execution of the contract for the right to purchase and another $300,000 was disbursed as an additional investment to MedVend. In addition, during 2014, the Company received proceeds from repayment of a note receivable in the amount of $115,000, issued in 2013.

Additionally, the Company used cash for the purchase of property held for resale in 2014 for $399,594.

Cash Flows – Financing Activities

The cash flows provided from financing activities increased by $2,287,427 for the year ended December 31, 2014 compared to the year ended December 31, 2013. During 2014 we raised approximately $6,671,376 including $3,475,000 from new issuances of convertible debentures net of issuance costs and $2,442,859 from the issuance of the Company’s common stock and $828,517 from the issuance of notes payable as compared to $4,383,949 raised during 2013 including $4,486,541 from the issuance of the Company’s common stock and $810,000 in capital contributed by related parties less payments of $896,285 as payments on notes payable.

Future Liquidity and Cash Flows

Management believes that the Company’s cash balances on hand, cash flows expected to be generated from operations, proceeds from current and future expected debt issuances and proceeds from future share capital issuances will be sufficient to fund the Company’s net cash requirements through June, 2016. However, in order to execute the Company’s long-term growth strategy, which may include selected acquisitions of businesses that may bolster the expansion of the Company’s management services business, and purchases of real estate which would be used as a basis for acquiring retail dispensary and cultivation facilities in regulated markets, the Company will need to raise additional funds through public or private equity offerings, debt financings, or other means.

Our financial statements were prepared on a going concern basis. The going concern basis assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has an accumulated deficit of approximately $37,907,000 as of June 30, 2015. During the six months ended June 30, 2015, the Company had a net loss of approximately $15,829,000, negative cash flow from operations of approximately $4,167,000 and negative working capital of approximately $11,513,000. The Company will need to raise capital in order to fund its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement a business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Our backlog includes 11 provisional licenses subject to final approval by governmental authorities which may or may not release new licenses in accordance with their own stated timelines. If final licenses are granted, we will receive additional funding from customers in 2015.

During the second quarter of 2015, the Company’s Registration Statement on Form S-1A became effective. During the first half of 2015, we received $4,792,000 in funding from our lenders.

On August 14, 2015, the Company entered into the August 14 Purchase Agreement whereby the Company agreed to the August 14 Debentures in the aggregate principal amount of up $3,979,877 to fund in up to 11 tranches. The initial closing in the aggregate principal amount of $650,000 occurred on August 14, 2015. The second closing in the amount of $185,000 occurred on August 28, 2015, the third closing in the amount of $125,000 occurred on September 4, 2015, the fourth through seventh closings will be in the amount of $60,000 each and will occur beginning on September 11, 2015 with the remaining 3 closings occurring every 2 weeks thereafter, the eighth closing in the amount of $250,000 will occur 3 days after the filing of this registration statement, the ninth closing in the amount of $250,000 will occur 8 days after the filing of this registration statement, the tenth closing in the amount of $1,278,877 will occur within 3 business days of the effective date of the registration statement filed by the Company for the resale of the shares of common stock issuable upon conversion of the August 2015 Debentures and the eleventh closing, at the sole option of the purchaser in the amount of up to $1,000,000 will occur by October 15, 2015. The August 2015 Debentures bear interest at the rate of 10% per year and are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 49% discount to the lowest daily VWAP (as reported by Bloomberg) of the Common Stock during the 30 trading days prior to the conversion date.

On September 4, 2015, the Company entered into the September 4 Amendment with the August 14 Investor, amending in certain respects August 14 Purchase Agreement.

Pursuant to the September 4 Amendment, the parties agreed that the aggregate principal amount of the August 14 Debentures would be $3,978,880, which the August 14 Investor would purchase in 9 tranches (each, a “Closing”), none of which would be subject to the Option. In effect, the August 14 Investor exercised the Option and allocated the $1,000,000 available thereunder among several of the tranche closing dates.

As noted, the initial Closing in the amount of $650,000 took place on August 14, 2015. The remaining amounts were rescheduled to be purchased by the August 14 Investor in Closings on the dates and in the amounts as follows: $82,220 was purchased on August 21, 2015; $207,220 was purchased on August 28, 2015; $457,220 was purchased on September 4, 2015; $82,220 was purchased on September 11, 2015; $250,000 will be purchased on the date that is 3 business days after the this Registration Statement; $250,000 will be purchased on the date that is 8 business days after the filing of this Registration Statement; $1,250,000 will be purchased on the date that is 3 business days after date that this Registration Statement becomes effective (the “Effective Date”); and $750,000 will be purchased on the date that is 7 business days after the Effective Date.

After this Registration Statement becomes effective, the Company is planning to raise additional equity capital. The Company will continue to execute on its business model by attempting to raise additional capital through the sales of debt or equity securities or other means, however there is no guarantee that such financing will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain adequate debt or equity financing, it may be forced to slow or reduce the scope of operations and expansion, and its business would be materially affected.

A summary of our active real estate purchase transactions as of June, 2015 is as follows:

Property	Purchase price	Closing date	Net escrow balance	Date escrow opened	Additional rents/fees incurred to extend closing date
1	$820,000	6/30/15	55,000	06/28/2014	$17,308
2	—		25,000	07/21/2014	—
Total	$820,000		$80,000		$17,308

During the year ended December 31, 2014, the Company paid $930,000 either by deposit into fifteen escrow accounts or direct payments to sellers, to secure the purchase and/or extend the closing dates on real estate to be used for future retail/cultivation facilities with an aggregate purchase price of $26,830,000. During 2014, the Company allowed the escrows to expire on three agreements with an aggregate purchase price of $3,195,000 and forfeited $140,000 in earnest money due to unfavorable terms demanded by the sellers to extend the escrow and closing date. The Company was also not successful in obtaining licenses for another ten locations with an aggregated sale price of $21,515,000 and deposits in escrow totaling $685,000. As a result, all escrow accounts were closed and $235,757 was forfeited and $419,167 was refunded to the Company.

During July 2014, one of the real estate properties on which the Company opened escrow was foreclosed upon and the agreement was canceled and the escrowed money in the amount of $10,000 was reimbursed to the Company on July 28, 2014.

In addition, our VII subsidiary has cash demands for the production and promotion of its portable vaporizer product which we released in April 2015 at the Denver trade show. These additional investments along with continued investment into the operating cost of this business will continue to be a net user of cash until the Vaporfection’s cash requirements can be re-evaluated after the new product reaches wider distribution.

Off Balance Sheet Transactions

We do not have any off-balance sheet credit exposure.

Critical Accounting Policies and Estimates

Our significant accounting policies are summarized in Note 2 to the Consolidated Financial Statements. The additional discussion below addresses only our most significant judgments:

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the consolidated financial statements as well as the reported expenses during the reporting periods. The Company’s significant estimates and assumptions include the valuation of the Company’s common stock used in the valuation of goodwill, accounts receivable and note receivable collectability, inventory, the valuation of restricted stock and warrants received from customers, the amortization and recoverability of capitalized patent costs and useful lives of long-lived assets, the derivative liability, and income tax expense. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying value of cash, accounts receivable, other receivables, inventory, accounts payable and accrued expenses and notes payable, related party notes payable, customer deposits, provision for customer refunds and short term loans payable approximate their fair value due to the short period to maturity of these instruments. The Company’s marketable securities and related customer deposits require fair value measurement on a recurring basis as the Company has received advance payment of restricted stock in a publicly traded company for contracted services and received warrants for service provided to an unrelated third party. The Company has no exposure to gain or loss on the increase or decrease in the value of the marketable securities received as a payment from customer as any shortfall in the ultimate liquidated value of the securities will be supplemented by additional restricted stock from the customer and any liquidation in excess of the Company’s billings will be returned to the customer. The securities received as a payment for services provided will be exposed to gains or losses following their initial evaluation as of the date the revenue was earned.

Warrants and other financial assets received as a payment for the services provided are recorded as “Marketable securities”. The Company uses the Black-Scholes model to measure the value of the warrants. At each reporting date the Company reevaluates the value of marketable securities and recognizes any changes in value to other comprehensive income (loss) under “Unrealized gain or losses from marketable securities”.

Embedded derivative – The Company’s convertible notes payable include embedded features that require bifurcation due to a reset provision and are accounted for as a separate embedded derivative (see Note 13). The Company has estimated the fair market value of the embedded derivative of the Notes based on a weighted probability model. The key valuation assumptions used consist of the price of the Company’s stock, a risk free interest rate based on the average yield of a 26 or 52 week Treasury note and expected volatility of the Company’s common stock all as of the measurement dates, and various estimated reset exercise prices allocated by probability. The Company considers these inputs Level 3 assumptions, based on the application of the estimated probability rate being considered an unobservable input.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of the relevant assets and liabilities that are measured at fair value on a recurring basis.

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014
Marketable securities	$94,776	$—	$—	$94,776
Derivative liability	3,691,853	—	—	3,691,853

Total	$3,786,629	$—	$—	$3,786,629

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the year ended December 31, 2014
Total
Beginning balance	$—
Initial recognition of conversion feature	1,885,863
Change in fair value of conversion feature	1,805,990
Ending balance	$3,691,853

Revenue Recognition

We enter into transactions with clients who require our expertise and are interested in being granted the right to have us engage exclusively with them in certain territories (which we describe as territory rights) to obtain the necessary licenses to operate a dispensary for the location, and to consult in daily operations of the dispensary.

Terms for each deal are varied and the sales arrangements typically include the delivery of our dispensing technology and dispensary location build-out. Medbox machines retail for approximately $50,000 for each machine set (including the POS system), and normally our contracts include the sale of the dispensary units within the scope of options to be provided that might also include location build out costs. Currently, our standard contracts have a five year term, call for an upfront, non-refundable consulting fee, and contain options including acquiring a Medbox dispensary machine and having the Company perform the buildouts for the location, at set prices. The Company has determined these optional purchases each constitute a separate purchasing decision, and therefore are considered a separate arrangement for revenue recognition purposes. Revenue on each of these options are evaluated for recognition when and if the customer decides to enter into the arrangement.

Based on these contracts, and other auxiliary agreements, our current revenue model consists of the following income streams:

Consulting fee revenues and build-outs

Consulting fee revenues is a consistent component of our current and anticipated future revenues and is negotiated at the time we enter into a contract. Consulting revenue consists of providing ongoing consulting services over the life of the contract, to the established business in the areas of regulatory compliance, security, operations and other matters to operate the dispensary. The majority of the consulting fees arise from the upfront, non-refundable consulting fee in our standard contract, and is recognized using the straight line method over the life of the contract. Consulting fee revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonably assured.

Revenue for the build-outs of the dispensary, if the customer chooses to have it performed by the Company, is recognized after issuance of a certificate of occupancy for the newly completed facility. This consists of a complete interior build-out of the retail store front including necessary construction (not to include installation of plumbing, electrical, HVAC systems and masonry), furniture fixtures and security system.

Due to the uncertainties inherent in the emerging industry, the Company deferred recognition of revenue for sale of completed dispensaries with licenses until the issuance of a certificate of occupancy by the municipality. The certificate of occupancy is the final approval to open a dispensary in the customer’s community, at which time all criteria for revenue recognition, including delivery and acceptance, has been met. Additionally, at the time of the issuance of the certificate of occupancy, under the contract terms, all payments owed by the customer have been received by the Company.

Unbilled costs and associated fees related to the build-outs are recorded in inventory and subject to valuation testing at each quarter end for net realizable value (lower of cost or market) and collectability

Cost of Revenue

Cost of revenue consists primarily of expenses associated with the delivery and distribution of our products and services. These include expenses related to the manufacture of our dispensary units, construction expense related to the customer dispensary, site selection and establishment of licensing requirements, and consulting expense for the continued management of the dispensary unit build out, server and security equipment, rent expense, energy and bandwidth costs, and support and maintenance costs prior to when the client moves in. We only begin capitalizing costs when we have obtained a license and a site for operation of a customer dispensary or cultivation center. The previously capitalized costs are charged to cost of revenue in the same period that the associated revenue is earned. In the case where it is determined that previously inventoried costs are in excess of the projected net realizable value of the sale of the licenses then the excess cost above net realizable value is written off to cost of revenues. In addition, cost of revenue related to our vaporizer line of products consists of direct procurement cost of the products along with costs associated with order fulfilment, shipping, inventory storage and inventory management costs.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company has elected to early adopt this guidance in the current interim period.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for annual reporting periods for public business entities beginning after December 15, 2017, including interim periods within that reporting period. The new standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor determined the effect of the standard on its ongoing financial reporting.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

The Company’s common stock is quoted on the OTCQB under the symbol “MDBX”.

The following table sets forth, for the periods indicated, the range of high and low intraday closing bid information per share of our common stock.

Fiscal Quarters	High Sale Price	Low Sale Price
First Quarter 2013	$98.00	$25.10
Second Quarter 2013	$38.40	$14.02
Third Quarter 2013	$39.00	$23.5
Fourth Quarter 2013	$27.49	$8.11
First Quarter 2014	$93.50	$20.98
Second Quarter 2014	$30.00	$13.25
Third Quarter 2014	$18.54	$7.90
Fourth Quarter 2014	$15.20	$4.25
First Quarter 2015	$6.95	$1.38
Second Quarter 2015	$1.60	$0.11

The above prices reflect representative inter-dealer quotations, without retail markup, markdown or other fees or commissions, and may not represent actual transactions.

As of September 30, 2015, there were approximately 1,335 holders of record of the Company’s common stock. Between January 1, 2015 and September 30, 2015 the high and low reported sales price of our common stock was $6.95 and $0.05, respectively, and on September 30, 2015 the closing price of our common stock was $0.12.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future. Any determination of our Board to declare dividends is subject to approval by the holders of a majority of the outstanding shares of our Series A Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company had no equity compensation plans as of December 31, 2013.

In August 2014, the Company adopted the Medbox, Inc. 2014 Equity Incentive Plan, under which up to 2,000,000 shares of common stock are authorized for issuance to directors, officers, employees and consultants of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding the Company’s executive officers and directors.

NAME	AGE	POSITION
Jeffrey Goh	51	Interim Chief Executive Officer, and President
C. Douglas Mitchell	65	Chief Financial Officer
J. Mitchell Lowe	63	Director
Ned L. Siegel	64	Director

The business background and certain other information about our directors and executive officers is set forth below:

Jeffrey Goh

Mr. Goh has served as our Interim Chief Executive Officer and President since July 2015. Mr. Goh previously served as Chief Operating Officer of the Company since April 2015. Prior to joining Medbox, Mr. Goh was Chief Executive Officer of Corazonas Foods, a producer of heart-healthy snack food products that help to reduce LDL cholesterol, from 2012 to 2014. Mr. Goh also previously served as Chief Executive Officer of Two Chefs on a Roll, a custom producer of savory and bakery private label food products, from 2001 to 2010. Throughout his career, Mr. Goh has focused on leading and developing businesses involved in fast-growing sectors of food, technology and international commerce.

C. Douglas Mitchell

Mr. Mitchell has served as our Chief Financial Officer since October 2014. Mr. Mitchell is a Partner with Hardesty, LLC (“Hardesty”) an executive services and consulting firm. He has been a Partner with Hardesty since August of 2011. Mr. Mitchell intends to remain a Hardesty Partner while he serves as Chief Financial Officer of the Company.

Mr. Mitchell’s prior experience includes serving from December of 2013 to July of 2014 as a Consultant to Commerce Casino, the largest card club in California; from April 2013 to November 2013 as Interim Chief Financial Officer at Performance Team Freight Systems, Inc., a logistics and transportation company; from August 2012 to December 2012 as a Consultant to Boot Barn, a footwear and apparel retailer; from April 2012 to June 2012 as a Consultant and Provisional Director for the Orange County Superior Court of California in a pending civil lawsuit and from August 2011 to February 2012 as the interim Chief Financial Officer for Street Surfing, LLC, an international manufacturer and distributor of wheeled recreational goods.

From April of 2004 to August of 2011, Mr. Mitchell was a Partner at Tatum, LLC, also an executive services and consulting firm. Mr. Mitchell’s prior experience during his last three years at Tatum, LLC includes serving from November of 2009 to August of 2011 as a Consultant to Stearns Lending, Inc., a mortgage broker, and from January 2008 to August of 2009 as Interim Chief Financial Officer and Chief Financial Officer for Commerce Energy Group, Inc., a publicly-held independent marketer of retail electricity and natural gas to residential, commercial, industrial and institutional end-use customers. Mr. Mitchell also served as Chief Financial Officer for Chicago Pizza & Brewery, Inc. (now renamed BJ’s Restaurants, Inc.), a multi-location restaurant chain listed on NASDAQ from 2002 to 2004 and as Vice President and Corporate Controller for Del Taco, Inc. a privately held multi location restaurant chain and franchisor from 1994 to 2002. Earlier in his career, Mr. Mitchell served as Senior Audit Manager at Coopers & Lybrand (now part of PricewaterhouseCoopers). Mr. Mitchell earned a Bachelor of Science degree in Business Administration from the University of Southern California. He received his CPA certificate in California.

During an engagement with Hardesty, Mr. Mitchell served as Interim Chief Financial Officer for a distressed company, Street Surfing, LLC. After a detailed analysis in January 2012, the Board of Directors determined the best course for the Company’s shareholders was to file an assignment for the benefit of creditors in the California courts and sell the assets of the estate to an investment fund.

J. Mitchell Lowe

The Company has elected J. Mitchell Lowe, co-founder of Netflix and former Redbox president, to its Board of Directors, effective March 3, 2014. Mr. Lowe was our first independent director and based on his diverse background and wide-ranging expertise, we expect that he will assist us with various aspects of our business, including strategy development and implementation, executive recruiting and corporate governance matters. Mr. Lowe has been a groundbreaking leader in the home entertainment and tech industries since the 1980s, when he started Video Droid, a rental movie vending machine and store. After starting Video Droid and spending years crafting websites for video stores, Mr. Lowe was asked to help in the formation of Netflix in partnership with Marc Randolph and Reed Hasting. He served as Vice President of Business Development and strategic alliances for Netflix from 1998 to 2003, departing just after their initial public offering to join a small team from McDonald’s to form what became Redbox DVD Rental Kiosks. At Redbox, Mr. Lowe began as Chief Operating Officer, becoming President in early 2009, and playing a pivotal role in scaling Redbox from a handful of rental kiosks to nearly 32,000 kiosks and over $1.5 billion in annual revenue. Since leaving Redbox in 2011, he has served as an independent consultant for entrepreneurs and startups. He was CEO of a company called Quarterly Co., which is a mail subscription service, from September 2012 to July 2014.

Our Board of Directors believes that Mr. Lowe’s qualifications to serve as a Director of Medbox include his extensive experience in the retail kiosk industry and with startup companies generally, his strategic expertise, his business and managerial experience as discussed above and his long-term relationships. While Medbox offers solutions that are not comparable to kiosks per se, the fact that he has successfully directed large companies rollout of cutting-edge technology adds immense value to our company. We will also take advantage of his corporate governance experience as we grow and evolve as a public company.

Ned L. Siegel

Ambassador Siegel has served on our Board of Directors since April 2014 and was appointed as Chairman of the Board on December 17, 2014. Ambassador Siegel has served as President of The Siegel Group, Inc. a real estate development, management services and consulting company since September 1977. From October 2007 until January 2009, he served as the United States Ambassador to the Commonwealth of The Bahamas. He received a BA from the University of Connecticut in 1973 and JD from the Dickinson School of Law in 1976. Ambassador Siegel also serves on the Board of Directors of PositiveID Corp., HealthWarehouse.com, Inc., Viscount Systems, Inc. and Veriteq Corporation. Ambassador Siegel’s managerial experience and contacts with government agencies qualifies him to serve on the Company’s Board of Directors.

There are no family relationships between any of our executive officers and directors.

Board Leadership Structure and Role in Risk Oversight

Mr. Siegel, an independent Director, serves as the Chairman of our Board of Directors.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Terms of Office

The Company’s directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. The Company’s directors are also parties to a Voting Agreement described in this Registration Statement, pursuant to which, shares held by Vince Mehdizadeh and his affiliated companies will vote in favor of retaining the current members of the Board through July 2018.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

To our knowledge, except as set forth above, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth the compensation paid by Medbox during 2014 and 2013 to our Chief Executive Officer, our Chief Financial Officer, and three other individuals who formerly served as our Chief Executive Officer, our Chief Operating Officer and Principal Financial Officer, and our Chief Financial Officer, respectively, during 2014 (the “named executive officers”):

Name and Principal Position	Year	Salary	Bonus	Stock Awards (9)	All other Compensation		Total
Guy Marsala (1)(8)	2014	$146,485	$31,250	$969,747	$13,125	(5)	$1,160,607
Chief Executive Officer and President

C. Douglas Mitchell (11)	2014	$39,583			$28,305	(7)	$67,888
Chief Financial Officer

Dr. Bruce Bedrick (2)	2014	$86,085			$25,000	(6)	$111,085
Former Chief Executive Officer and Director	2013	$133,991			$—		$133,991

Vincent Mehdizadeh (3)	2014	$—			$168,625	(4)	$168,625
Former Chief Operating Officer, Chairman of the Board, Principal Financial Officer	2013	$—			$262,500	(4)	$262,500

Thomas Iwanski (10)	2014	$88,108		$875,000			$963,108
Former Chief Financial Officer	2013	$66,208					$66,208

(1)	Mr. Marsala was appointed as Chairman, President and Chief Executive Officer on July 23, 2014. In December 2014, Mr. Siegel was appointed Chairman and Mr. Marsala continues as Chief Executive Officer and President.
(2)	Dr. Bedrick resigned as Chief Executive Officer on July 23, 2014 and as a director on August 18, 2014. The compensation set forth for Dr. Bedrick does not include fees of $0 and $113,613 respectively during the years ended December 31, 2014 and 2013, that the Company paid to Kind Clinics, LLC, a company owned by Dr. Bedrick, for marketing support services.
(3)	Mr. Mehdizadeh resigned as Chief Operating Officer and director of the Company and was appointed as Senior Strategist and Founder of the Company on April 10, 2014. Mr. Mehdizadeh resigned as an officer of the Company on October 13, 2014 and served as a consultant to the Company until December 8, 2014.
(4)	Consists of payments to Vincent Chase, Incorporated, wholly owned by Mr. Mehdizadeh except for the period of April to May 2013, for Mr. Mehdizadeh’s services to the Company.
(5)	Consists of a housing allowance of $13,125.
(6)	Consists of consulting fees paid to Dr. Bedrick.
(7)	Consists of $7,500 of housing allowance and $20,805 earned as consulting fees paid to Hardesty LLC before Mr. Mitchell was appointed Chief Financial Officer.
(8)	On October 24, 2014, Mr. Marsala was awarded 50,000 restricted stock units, with a fair market value of $711,500, that immediately vested into shares of common stock. On October 24, 2014, Mr. Marsala was awarded an additional 22,753 restricted stock units, with a fair market value of $258,247, that immediately vested into shares of common stock.
(9)	The amount listed in the Stock Awards column reflects the fair value of the stock awards granted in accordance with FASB ASC Topic 718, which calls for the stock or restricted stock units to be valued based on the market price of the Company’s common stock on the grant date.
(10)	Mr. Iwanski resigned on October 16, 2014, and received 100,000 restricted stock units for his service to the Company that vested between October 21, 2014 and January 5, 2015.
(11)	Mr. Mitchell was appointed as Chief Financial Officer on October 16, 2014.

Prior to his resignation on July 23, 2014, Dr. Bedrick was employed as our Chief Executive Officer on an at-will basis at an annual salary of $120,000.

On August 18, 2014 Dr. Bedrick resigned from all remaining officer and directorship positions in all of the Company’s subsidiaries and he entered into a consulting agreement with the Company to perform general advisory services to the CEO and the Company. We paid Dr. Bedrick $12,500 per month for his services. This contract was terminated effective October 31, 2014. We paid Dr. Bedrick a total of $25,000 in consulting fees in 2014.

Mr. Mehdizadeh previously served as our Chief Operating Officer, and subsequently as our Founder and Senior Strategist. As noted above, on October 13, 2014, Mr. Mehdizadeh resigned as an officer of the Company and then served as a consultant. Pursuant to our consulting agreement with Mr. Mehdizadeh, we paid Mr. Mehdizadeh a monthly fee of $25,000, which was reduced to $12,500 per month if Mr. Mehdizadeh is engaged in trading any of the Company’s securities at any time within the preceding 30 day period. Mr. Mehdizadeh’s consulting agreement was terminated on December 8, 2014. We paid Mr. Mehdizadeh a total of $168,625 in fees in 2014.

In connection with Mr. Marsala’s election as President, Chief Executive Officer and Chairman, on July 23, 2014, the Company entered into an employment agreement with Mr. Marsala (the “Marsala Employment Agreement”). Pursuant to the Marsala Employment Agreement, the Company agreed to engage Mr. Marsala, and Mr. Marsala agreed to serve as the Company’s President, Chief Executive Officer and Chairman, for a two-year term, which term could have been automatically extended for successive additional one-year terms, unless either party provided written notice to the other 90 days prior to the expiration of the initial term or any successive term, that Mr. Marsala’s engagement will not be extended. The Company agreed to pay Mr. Marsala a salary of $330,000 per year and to pay Mr. Marsala $2,500 per month for living expenses in the West Hollywood, California area. Mr. Marsala was also be entitled to an annual bonus of up to $250,000, including up to $125,000 in cash and up to $125,000 in equity of the Company, subject to performance criteria and objectives to be established by mutual agreement of the Board of Directors and Mr. Marsala within 90 days of the effective date of the Marsala Employment Agreement, and thereafter from time to time by the Board of Directors in consultation with Mr. Marsala. Mr. Marsala was also entitled to an award of restricted stock units, to be issued within 90 days of the effective date of the Marsala Employment Agreement, under an equity incentive plan to be adopted by the Company, in the amount of the greater (by value) of 50,000 shares of common stock or $500,000 of common stock based on the volume weighted average price for the 30 day period prior to the date of the grant. The 2014 Medbox Equity Incentive Plan was adopted on August 28, 2014. In October 2014, Mr. Marsala was granted 50,000 shares under his employment agreement, another 20,000 shares for his performance in the third quarter of 2014 and 2,753 shares as part of his third quarter bonus. The Company also agreed to make an equal stock award to Mr. Marsala on each anniversary date of the Employment Agreement.

On June 30, 2015, Mr. Marsala resigned as an officer and director on the Board. In connection with his resignation, the Company and Mr. Marsala entered into a Separation Agreement dated June 30, 2015. Pursuant to the terms of the Separation Agreement, Mr. Marsala is entitled to receive $500,000 in severance pay, payable in equal monthly installments of $30,000, and a grant of options to purchase up to $335,275 of shares of common stock at an exercise price based on the closing price of the Company’s common stock on June 30, 2015, in lieu of any rights under his employment agreement, which was terminated. The Separation Agreement contains customary representations and covenants and provides for certain releases and indemnities by Mr. Marsala and the Company.

In connection with Mr. Mitchell’s election as Chief Financial Officer, on October 16, 2014, the Company entered into an employment agreement with Mr. Mitchell (the “Mitchell Employment Agreement”). Pursuant to the Mitchell Employment Agreement, the Company agreed to engage Mr. Mitchell, and Mr. Mitchell agreed to serve as the Company’s Chief Financial Officer, for a two-year term, which term will automatically be extended for successive additional one-year terms, unless either party provides written notice to the other 90 days prior to the expiration of the initial term or any successive term, that the Mitchell Employment Agreement will not be renewed. The Company agreed to pay Mr. Mitchell a salary of $190,000 per year and to pay Mr. Mitchell $2,500 per month for living expenses in the West Hollywood, California area. Mr. Mitchell will also be entitled to an annual bonus of up to 35% of his salary, payable up to 50% in cash and the balance payable in equity of the Company, subject to performance criteria and objectives to be established by mutual agreement of the CEO of the Company and Mr. Mitchell within 90 days of the effective date of the Mitchell Employment Agreement, and thereafter from time to time by the CEO in consultation with Mr. Mitchell. Mr. Mitchell will also be entitled to an award of restricted stock units, to be issued within 90 days of the effective date of the Mitchell Employment Agreement, under the Company’s Equity Incentive Plan, in the amount of 7,500 shares of common stock each calendar quarter Mr. Mitchell serves as Chief Financial Officer of the Company. Mr. Mitchell’s grant of 7,500 shares for his first quarter of employment as our Chief Financial Officer was approved on February 10, 2015.

The Company may terminate the Mitchell Employment Agreement with or without Cause (as defined in the Mitchell Employment Agreement) upon written notice to Mr. Mitchell. In the event the Company terminates the Mitchell Employment Agreement without Cause, Mr. Mitchell terminates the Mitchell Employment Agreement with Good Reason (as defined in the Mitchell Employment Agreement), or the Mitchell Employment Agreement is not renewed as a result of notice to Mr. Mitchell provided 90 days prior to expiration of the initial or a renewal term, Mr. Mitchell will be entitled to payment of one-half his annual salary. Termination by the Company within 365 days of a Change of Control (as defined in the Mitchell Employment Agreement) in the absence of Cause will conclusively be deemed a termination by the Company without Cause.

Mr. Marsala’s Restricted Stock Unit grants vested as follows: 50,000 shares on August 6, 2014 and 22,753 shares on October 24, 2014. Mr. Mitchell’s grant of 7,500 shares for his first quarter of employment as our Chief Financial Officer was approved on February 10, 2015 and vested on the same date.

On December 16, 2014, the Company entered into an Amendment to Employment Agreement with our then Chief Executive Officer, Guy Marsala (the “Marsala Amendment”). Pursuant to the Marsala Amendment, in the event that either Mr. Marsala is terminated without cause or resigns from the Company for good reason, as such terms are defined in his Employment Agreement, then he shall receive an award of either 50,000 shares of Company common stock or $500,000 worth of Company common stock based on the volume-weighted average price for the thirty-day period prior to the date of the grant, whichever is higher and an award of shares of Company common stock equal to the number of shares that is two times the full amount of the award of Company common stock comprising Mr. Marsala’s Annual Bonus (as such term is defined in Mr. Marsala’s employment agreement) for the present year, as determined by the Board of Directors provided that such stock award shall be reduced by all shares already awarded to Mr. Marsala as a part of his Annual Bonus prior to the date of termination.

On December 16, 2014, the Company entered into an Amendment to Employment Agreement with our Chief Financial Officer, C. Douglas Mitchell (the “Mitchell Amendment”). Pursuant to the Mitchell Amendment, in the event that Mr. Mitchell is terminated without cause or resigns from the Company for good reason, as such terms are defined in Mr. Mitchell’s Employment Agreement, then Mr. Mitchell shall receive an award of 60,000 shares of the Company’s common stock reduced by the number of shares of the Company’s common stock issued (or issuable) pursuant to any RSUs granted prior to the date of such termination in respect of any calendar quarter for the 12 month period for the present year and an award of shares of the Company’s common stock equal to the number of shares that is two times the full amount of the award of Company common stock comprising Mr. Mitchell’s Annual Bonus (as such term is defined in Mr. Mitchell’s employment agreement) for the present year, as determined by the Board of Directors, provided that such stock award shall be reduced by all shares already awarded to Mr. Mitchell as a part of his Annual Bonus prior to the date of termination.

Compensation of Directors

We currently do not compensate our employee directors for their service as directors.

Mr. Lowe entered into a Director Retention Agreement with the Company and its majority shareholder on March 3, 2014. The term expires on March 31, 2016, unless Mr. Lowe is elected to a subsequent term, which would cause the term of the agreement to extent until March 31, 2017. Pursuant to the agreement, Mr. Lowe receives a fee of $4,000 per month during the term, which may be adjusted to $5,000 per month as determined by the CEO of the Company and Mr. Lowe. Mr. Lowe received the following award under the Medbox 2014 Equity Incentive Plan pursuant to the agreement: during the first year of the agreement, the Company issued 178,125 shares of Restricted Stock, vesting over roughly a six month period beginning September 1, 2014, and 65,625 Restricted Stock Units, vesting over a six month period beginning September 1, 2014. For each of his second and third year of service (if elected for a third year), Mr. Lowe will receive 100,000 shares of stock, comprising 75,000 shares of restricted stock vesting quarterly over a 12 month period, and 25,000 Restricted Stock Units vesting quarterly over a 12 month period.

Ambassador Siegel entered into a Director Retention Agreement with the Company and its majority shareholder on April 1, 2014. The term expires on March 31, 2016, unless Ambassador Siegel is elected to a subsequent term, which would cause the term of the agreement to extend until March 31, 2017. Pursuant to the agreement, Ambassador Siegel receives a fee of $4,000 per month during the term, which may be adjusted to $5,000 per month as determined by the CEO of the Company and Ambassador Siegel. Ambassador Siegel received the following award under the Medbox 2014 Equity Incentive Plan pursuant to the agreement: during the first year, Ambassador Siegel received 168,750 shares of restricted stock vested over a six month period beginning September 1, 2014 and 56,250 Restricted Stock Units which vested over a six month period beginning September 1, 2014. For each of his second and third year of service (if elected for a third year), Ambassador Siegel will receive 100,000 shares of stock, comprising 75,000 shares of restricted stock vesting quarterly over a 12 month period, and 25,000 Restricted Stock Units vesting quarterly over a 12 month period.

Ms. Love entered into a Director Retention Agreement with the Company and its majority shareholder on October 22, 2014. The term expires on March 31, 2016, unless Ms. Love is elected to a subsequent term, which would cause the term of the agreement to extent until March 31, 2017. Pursuant to the agreement, Ms. Love receives a fee of $4,000 per month during the term, which may be adjusted to $5,000 per month as determined by the CEO of the Company and Ms. Love. Ms. Love received the following stock award under the Medbox 2014 Equity Incentive Plan pursuant to the agreement: For her service from the date of the agreement through December 31, 2014, Ms. Love received 19,452 restricted stock units which vested immediately. For subsequent years through the end of the term of the agreement, or end of her director services. Ms. Love received 100,000 shares of stock, comprised of 100,000 shares of restricted stock units which vest quarterly over a 12 month period. Ms. Love resigned from the Board of Directors on September 24, 2015.

On December 16, 2014, each of the Company’s non-employee directors entered into an amendment to their retention agreement (the “Retention Agreement Amendment”). Pursuant to the Retention Agreement Amendment, in the event that the director is removed from the Board for any reason on or prior to March 31, 2016, all of the director’s unvested shares of restricted stock and unvested restricted stock units granted under the restricted stock award agreements and the restricted stock unit award agreements between such director and the Company shall immediately vest on the date of such removal, and all of the director’s vested restricted stock units shall be paid out on the date of such removal, except for the directors’ vested restricted stock units granted pursuant to the First Year Inducement Grant (as such term is defined in the director retention agreement), which shall be paid out in accordance with the original schedule set forth in the director retention agreement, and the aggregate amount of all director fees the director would have earned for the remainder of the term of the director retention agreement and the additional term of the director retention agreement beginning April 1, 2015 and ending March 31, 2017 if the director had not been removed from the Board shall be paid to the director in one lump-sum payment on the date of such removal.

2014 Director Compensation Table
	Fees earned	Restricted Stock Awards(6)		Restricted Stock Units Awards(6)		All Other Compensation	Total
Ned L. Siegel	$33,000	$1,755,000	(1)	$585,000	(2)	—	$2,373,000
J. Mitchell Lowe	$43,000	$1,852,500	(3)	$682,500	(4)	—	$2,578,000
Jennifer Love	$9,419	$—		$1,313,972	(5)	—	$1,323,391
Matthew Feinstein	—	—		—		—	—

(1)	Includes 84,375 shares vesting in 2014 and 84,375 vesting in 2015
(2)	Includes 28,125 RSUs vesting in 2014 and 28,125 vesting in 2015
(3)	Includes 93,750 shares vesting in 2014 and 84,375 vesting in 2015
(4)	Includes 37,500 RSUs vesting in 2014 and 28,125 vesting in 2015
(5)	Includes 19,452 RSUs vesting in 2014 and 100,000 vesting in 2015
(6)	The amounts listed in the Restricted Stock Awards and Restricted Stock Unit Awards column reflect the fair value of the stock awards granted in accordance with FASB ASC Topic 718, which calls for the restricted stock or restricted stock units to be valued based on the market price of the Company’s common stock based on the grant date.

Equity Compensation Plan Information

In August 2014, the Company adopted the Medbox, Inc. 2014 Equity Incentive Plan, under which up to 2,000,000 shares of common stock are authorized for issuance to directors, officers, employees and consultants of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 30, 2015 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, to our knowledge each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The percentage of class beneficially owned is based on 97,792,625 shares of common stock issued and outstanding as of September 30, 2015. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Dr. Bruce Bedrick (1)	7,473,917	7.64%
Jeffrey Goh (2)	108,851	*
Vincent Mehdizadeh (3)	9,097,954	9.30%
C. Douglas Mitchell (4)	294,733	*
J. Mitchell Lowe (5)	914,084	* %
Ned L. Siegel (6)	899,749	* %
PVM International, Inc. (3)(7)	2,001,819	2.05%
Vincent Chase, Incorporated (3)(8)	7,096,133	7.26%
All officers and directors as a group (4 persons)	2,217,417	2.27%

*	Less than 1%.
(1)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on August 28, 2015. Includes 5,000,000 shares issuable upon conversion of 1,000,000 shares of Preferred Stock.
(2)	Includes 135,125 RSUs that have vested and 65,625 RSUs that vest within 60 days issued pursuant to Mr. Goh’s Employment Agreement included as Exhibit 10.52 to this Registration Statement.
(3)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on September 25, 2015. Includes 7,096,133 shares beneficially owned by Vincent Chase, Incorporated and 2,001,819 shares held by PVM International, Inc.
(4)	Restricted Stock Units exercisable into shares at the election of the holder. Mr. Mitchell was awarded the RSUs pursuant to his Employment Agreement, dated October 16, 2014, filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 21, 2014.
(5)	Includes shares of common stock underlying 237,778 warrants immediately exercisable at $0.22 per share issued pursuant to the terms of the warrants contained in that certain subordinated convertible note the form of which is included as Exhibit 10.30 of this Registration Statement, which such note was converted by Mr. Lowe on September 3, 2015 at a price of $0.11 per share. Also includes 65,625 restricted stock units issued pursuant to Mr. Lowe’s Retention Agreement, which is included as Exhibit 10.32 of this Registration Statement.
(6)	Includes shares of common stock underlying 258,555 warrants immediately exercisable at $0.40 per share issued pursuant to the terms of the warrants contained in that certain subordinated convertible note the form of which is included as Exhibit 10.30 of this Registration Statement, which such note was converted by Mr. Siegel on July 9, 2015 at a price of $0.20 per share. Also includes 56,250 restricted stock units issued pursuant to Mr. Lowe’s Retention Agreement, which is included as Exhibit 10.33 of this Registration Statement.

(7)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on September 25, 2015. Vincent Mehdizadeh has voting and dispositive power over the securities held by PVM International, Inc.
(8)	Based solely on information on a Form 4 filed with the Securities and Exchange Commission on September 25, 2015. Vincent Mehdizadeh has voting and dispositive power over the securities held by Vincent Chase, Incorporated.

The address of Vincent Mehdizadeh, PVM International, Inc., and Vincent Chase, Incorporated is 6700 Fallbrook Ave., Suite 289, West Hills, CA 91307. The address of Bruce Bedrick is 5375 Monterey Circle, Unit 32, Delray Beach, FL 33484. The address of all other listed persons is c/o Medbox, Inc., 600 Wilshire Blvd. Suite 1500, Los Angeles, CA, 90017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

We previously had an outstanding note with PVM International, Inc. (“PVMI”), a California corporation wholly owned by Mr. Mehdizadeh, previously our Chief Operating Officer and one of our directors (and currently our largest stockholder), in connection with the sale of MDS to Medbox, Inc. The note was issued on January 1, 2012 for an original amount of $1 million and began paying interest of 10% on January 1, 2013. The note contained a maturity date of December 31, 2012, which was voluntarily extended by oral agreement of the parties to June 30, 2013 and has since been satisfied in full. In addition, on January 1, 2012, we issued to PVMI 2,000,000 shares of the Company’s common stock for the use of the PVMI patent related to our dispensing systems. The note was repaid in full and terminated on April 16, 2013.

We used Vincent Chase, Incorporated, a company that is wholly owned by Mr. Mehdizadeh for management advisory and consulting services. We incurred fees of $168,625 and $262,500, respectively, during the years ended December 31, 2014 and 2013, to Vincent Chase, Incorporated for Mr. Mehdizadeh’s advisory services provided through Vincent Chase, Incorporated. Mr. Mehdizadeh received no other compensation from Medbox during these periods other than the fees paid to Vincent Chase, Incorporated. During the period April to May 2013, Vincent Chase, Incorporated was wholly owned by Dr. Bruce Bedrick, our-then Chief Executive Officer and a director. Mr. Mehdizadeh transferred Vincent Chase Incorporated to Dr. Bedrick without consideration on a temporary basis as Mr. Mehdizadeh addressed some personal matters.

We used Kind Clinics, LLC a company owned by Dr. Bedrick, previously our Chief Executive Officer and a director, for marketing support services, including developing leads (including through the Kind Clinics website) interested in alternative medicine consulting services. We incurred fees of $0 and $113,613 respectively during the years ended December 31, 2014 and 2013.

On June 5, 2014, the Company entered into and closed a purchase and sale agreement (the “Bio Tech PSA”) with PVMI. Pursuant to the Bio Tech PSA, the Company sold to PVMI the Company’s rights and claims attributable to or controlled by the Company as a result of the Company’s transactions with Bio Tech Medical Software, Inc. (the “Bio Tech Rights and Claims”), in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. The amount of consideration paid by PVMI was determined based on the book value of the Bio Tech Rights and Claims and the closing price of the Company’s common stock on June 5, 2014. The Company will have the right, under the Bio Tech PSA, to purchase from PVMI, the Bio Tech Rights and Claims, at any time, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Bio Tech Rights and Claims. The reason the Company entered into the Bio Tech PSA was that the Company, after negotiating a settlement with Bio-Tech (see “Legal Proceedings”), realized that it would not have sufficient resources to fully develop its business relationship with Bio Tech in light of other core business opportunities that the Company was intending to develop.

On June 5, 2014, the Company entered into and closed a purchase and sale agreement (the “Medvend PSA”) with PVMI. Pursuant to the Medvend PSA, the Company sold to PVMI the Company’s rights and claims attributable to or controlled by the Company as a result of the Company’s transactions with those three certain stockholders of Medvend, Inc. known as Kaplan, Tartaglia and Kovan (the “Medvend Rights and Claims”), in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. The amount of consideration paid by PVMI was determined based on the book value of the Medvend Rights and Claims and the closing price of the Company’s common stock on June 5, 2014. The Company will have the right, under the Medvend PSA, to purchase from PVMI, at any time, the Medvend Rights and Claims, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Medvend Rights and Claims. The reason the Company entered into the Medvend PSA was as follows. The initial transaction with the Medvend stockholders is the subject of litigation (see “Legal Proceedings”). In light of this litigation and the additional legal costs that are expected to be incurred relating to this litigation, PVMI offered to purchase the Medvend Rights and Claims, as a result of which the Company will not incur the costs and uncertainty of such litigation. As a result, the Company determined that removing this asset from the balance sheet for stock valued at $600,000 was in the best interests of the shareholders.

During the year ended December 31, 2014, the Company issued four notes payable to PVM International Inc. (“PVMI”), a related party which is 100% owned by a co-founder of the Company, Mr. Mehdizadeh, in the amounts of $250,000, $100,000, $500,000, and $375,000. These notes were subsequently partially repaid leaving $388,477 outstanding as of December 31, 2014. On October 17, 2014 the company entered into an assignment agreement with PVMI through which PVMI assigned all rights and titles for any opened escrow on real estate purchase agreements in San Diego in exchange for a related party notes payable from the Company. As of the signing date the agreement was valued at $190,400 which represented the value of escrow deposits paid by PVMI for eight different real estate agreements. On August 15, 2014, the Company issued a note payable to Vincent Chase, Inc., in the amount of $100,000. The notes bear no interest and are payable on demand. The aggregate amount of outstanding payables to related parties as of December 31, 2014 was $678,877.

On July 23, 2014, PVMI assigned to the Company, for no consideration, the patent, patent applications, trademarks and related intellectual property for Medbox products, which the Company had licensed from PVMI for $1.

On July 21, 2014 the Company paid PVMI $75,000 for money paid by PVMI into escrow for real estate purchases in the San Diego, California area to be used for retail dispensary center license applications.

Upon Dr. Bedrick’s resignation as a director on August 18, 2014, the Company entered into a consulting agreement with Dr. Bedrick, pursuant to which the Company agreed to pay Dr. Bedrick a monthly fee of $12,500 for consulting services to be performed by Dr. Bedrick. The consulting agreement was terminated October 31, 2014.

On October 13, 2014, in connection with Vincent Mehdizadeh’s resignation as an officer of the Company, the Company entered into a consulting agreement with Mr. Mehdizadeh, pursuant to which the Company agreed to pay Mr. Mehdizadeh a monthly fee of $25,000 for consulting services, which will be reduced to $12,500 per month if Mr. Mehdizadeh is engaged in trading any of the Company’s securities at any time within the preceding 30 day period. Mr. Mehdizadeh’s consulting agreement was terminated on December 8, 2014 and a total of $12,375 was paid to Mr. Mehdizadeh under this agreement.

In connection with the Closing of the Purchase Agreement Amendments for financings entered into by the Company in July 2014 and September 2014, Mr. Ned L. Siegel, the chairman of the Company’s Board, entered into two separate subordinated convertible promissory notes with the Company on January 5, 2015 and January 30, 2015, respectively, each in the principal amount of $50,000 and having a three year term and an interest rate of 8% per annum (the “Siegel Notes”). In addition, Mr. Mitchell Lowe, a member of the Board, entered into one subordinated convertible promissory note with the Company on February 2, 2015 in the principal amount of $50,000 and having a three year term and an interest rate of 8% per annum (the “Lowe Note”).

In connection therewith, Mr. Siegel and Mr. Lowe each received a warrant, exercisable for a period of five (5) years from the date of grant, to purchase an amount of Company Common Stock equal to 50% of the principal sum under each of the Siegel Notes and the Lowe Note, respectively, at an exercise price equal to 200% of the applicable Conversion Price (the “Warrants”). The Conversion Price of the Warrants is either (i) 85% of the volume-weighted average price of the Common Stock for the thirty trading days prior to notice of Conversion or (ii) 85% of the per share price of the Company’s next common stock offering of not less than $2 million. Mr. Siegel and Mr. Lowe also received registration rights for the shares underlying the Siegel Notes and the Lowe Notes, respectively.

On January 21, 2015, the Company, Mr. Mehdizadeh, PVM, and Vincent Chase, Incorporated, (collectively, the “VM Parties”) entered into an agreement pursuant to which, among other things, the parties agreed to not increase the size of the Board and to vote in favor of and to not remove directors Siegel, Lowe, Love and Marsala for a period of 12 months (the “Voting Agreement”). Each of the directors of the Company is also a party to the Voting Agreement. The Voting Agreement prevents the stockholders of the Company from electing new directors to the Board for a period of 12 months from January 21, 2015. This could discourage potential investors from buying our stock.

New Age Investment Consulting, Inc. (“New Age”) contributed $810,000 and $561,000 in 2013 and 2012, respectively, to provide funding for growth for the Company. Yocelin Legaspi, the owner of New Age was in a relationship and lived with our controlling shareholder, Vincent Mehdizadeh, and New Age is a stockholder of the Company. During the first quarter of 2014, the Company completed a contract with New Age in the amount of $400,000 which was recognized as a Customer deposit on the Company’s balance sheet. In addition, New Age paid the Company $150,000 for an amount owed to the Company by an unrelated third party to facilitate development at an existing dispensary where the unrelated party purchased an interest during the period. Furthermore, on March 28, 2014, the Company entered into an agreement with New Age for territory rights in Colorado for $500,000. The agreement has a term of five years and, in accordance with the Company’s revenue policy, the revenue will be recognized over the five year term.

Director Independence

J. Mitchell Lowe and Ned L. Siegel are independent as that term is defined under Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and current reports, and other information with the SEC. You can inspect and copy this information at the public reference facility maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Medbox, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.7502(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS Section 78.747(1) provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation. (2) A stockholder, director or officer acts as the alter ego of a corporation if: (a) The corporation is influenced and governed by the stockholder, director or officer; (b) There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice. (3) The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Fennemore Craig, P.C., Las Vegas, Nevada.

EXPERTS

The audited consolidated financial statements of Medbox, Inc. as of December 31, 2014 and for the year then ended, appearing in this prospectus and registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Medbox, Inc. as of December 31, 2013 and for the two years then ended, appearing in this prospectus and registration statement have been audited by Q Accountancy, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders of Medbox, Inc.

We have audited the accompanying consolidated balance sheet of Medbox, Inc. (the “Company”) as of December 31, 2014, and the related consolidated statements of comprehensive loss, changes in stockholders’ equity/(deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medbox, Inc., as of December 31, 2014, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a significant working capital deficit and an accumulated deficit as of December 31, 2014, and has incurred a significant net loss and negative cash flows from operations for the year then ended. The foregoing matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. These consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Los Angeles, CA

March 26, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Medbox, Inc.

We have audited the accompanying consolidated balance sheet of Medbox, Inc. as of December 31, 2013 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medbox, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Q Accountancy Corporation

Irvine, California

March 28, 2014, except for the effects of the restatement as discussed in Note 15 to the consolidated financial statements (not presented herein) appearing under Item 15 of the Company’s Amended Registration Statement on Form 10, as to which the date is March 6, 2015.

MEDBOX, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$101,182	$168,003
Marketable securities	94,776	184,800
Accounts receivable	8,774	339,735
Notes receivable	—	115,000
Inventory	961,236	632,986
Deposits in escrow	400,476	—
Prepaid expenses and other current assets	66,220	89,241

Total current assets	1,632,664	1,529,765
Property and equipment, net of accumulated depreciation of $50,192 and $21,123, respectively	158,318	140,658
Assets held for resale	399,594	—
Investments, at cost	—	1,200,000
Intangible assets, net of accumulated amortization of $83,500 and $32,750 respectively	709,153	682,429
Goodwill	1,260,037	1,090,037
Deposits and other assets	104,726	98,726

Total assets	$4,264,492	$4,741,615

Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Accounts payable	$1,713,627	$305,934
Accrued interest payable	372,937	—
Accrued expenses	610,497	142,380
Deferred revenue, current	204,091	683,621
Notes payable	261,434	75,000
Related party notes payable	678,877	111,794
Convertible notes payable, net of discount of $1,225,573	2,524,427	—
Derivative Liability	3,691,853	—
Customer deposits	1,525,808	785,861

Total current liabilities	11,583,551	2,104,590
Deferred revenue, less current portion	568,515	—
Deferred tax liability	160,000	—

Total liabilities	12,312,066	2,104,590

Commitments and Contingencies (Note 19)
Stockholders’ Equity/(Deficit)
Preferred stock, $0.001 par value: 10,000,000 authorized; 3,000,000 and 3,000,000 issued and outstanding as of December 31, 2014 and 2013, respectively	3,000	3,000
Common stock, $0.001 par value: 100,000,000 authorized, 30,496,909 and 29,525,750 issued and outstanding as of December 31, 2014 and 2013, respectively	30,497	29,526
Additional paid-in capital	15,315,110	8,156,358
Common stock subscribed	—	(15,000)
Treasury stock	(1,209,600)	—
Accumulated deficit	(22,078,193)	(5,536,859)
Accumulated other comprehensive loss	(108,388)	—

Total stockholders’ equity/(deficit)	(8,047,574)	2,637,025

Total liabilities and stockholders’ equity/(deficit)	$4,264,492	$4,741,615

See notes to consolidated financial statements

MEDBOX, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended December 31,
	2014	2013	2012
Revenue	$621,106	$2,062,083	$1,176,829
Revenue from related party	75,301	—	—
Less: allowances and refunds	(67,275)	—	—

Net revenue	629,132	2,062,083	1,176,829
Cost of revenues	3,796,651	2,660,749	1,051,135

Gross profit/(loss)	(3,167,519)	(598,666)	125,694
Operating expenses
Selling and marketing	933,627	664,383	806,221
Research and development	242,232	74,861	176,964
General and administrative	9,109,205	2,456,435	895,798

Total operating expenses	10,285,064	3,195,679	1,878,983

Loss from operations	(13,452,583)	(3,794,345)	(1,753,289)

Other income (expense)
Interest income (expense), net	(1,282,761)	6,905	(4,948)
Change in fair value of derivative liabilities	(1,805,990)	—	—

Total other income (expense)	(3,088,751)	6,905	(4,948)
Loss before provision for income taxes	(16,541,334)	(3,787,440)	(1,758,237)
Provision for income taxes	—	4,000	—

Net loss	$(16,541,334)	$(3,791,440)	$(1,758,237)

Loss per share attributable to common stockholders
Basic	$(0.55)	$(0.13)	$(0.07)

Diluted	$(0.55)	$(0.13)	$(0.07)

Weighted average shares outstanding
Basic	30,067,693	28,971,983	25,119,175

Diluted	30,067,693	28,971,983	25,119,175

Other Comprehensive loss
Net loss	$(16,541,334)	$(3,791,440)	$(1,758,237)
Unrealized loss from marketable securities	(108,388)	—	—

Comprehensive loss	$(16,649,722)	$(3,791,440)	$(1,758,237)

See notes to consolidated financial statements

MEDBOX, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT)

	Preferred Stock		Common Stock		Common Stock Subscribed	Treasury Stock		Additional Paid-In Capital	Retained Earnings (Accumulated) (Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount		Shares	Amount
Balances at January 1, 2012	6,000,000	$6,000	20,829,678	$20,830	$—	0	$—	$270,545	$12,818	$—	$310,193
Issuance of common stock for acquisition PVMI	—	—	4,000,000	4,000	—	—	—	(4,000)	—	—	—
Buyout of PVMI shareholders	—	—	—	—	—	—	—	(125,000)	—	—	(125,000)
Issuance of common stock, net of issuance costs	—	—	2,463,366	2,463	—	—	—	855,952	—	—	858,415
Subscriptions for common stock, net of issuance costs	—	—	74,100	74	(153,250)	—	—	153,176	—	—	—
Capital contributions, related parties	—	—						561,000	—	—	561,000
Net loss	—	—	—	—	—	—	—	—	(1,758,237)	—	(1,758,237)

Balances at December 31, 2012	6,000,000	6,000	27,367,144	27,367	(153,250)	—	—	1,711,673	(1,745,419)	—	(153,629)

Issuance of common stock, net of issuance costs	—	—	2,115,100	2,115	—	—	—	4,484,426	—	—	4,486,541
Cancellation of preferred stock	(3,000,000)	(3,000)	—	—	—	—	—	3,000	—		—
Proceeds of common stock subscribed	—	—	—	—	138,250	—	—	(138,250)	—		—
Issuance of warrants for acquisition of Vaporfection	—	—	—	—	—	—	—	1,166,000	—		1,166,000
Issuance of common stock for accounts payable	—	—	43,506	44	—	—	—	119,509	—		119,553
Capital contributions, related parties	—	—	—	—	—	—	—	810,000	—		810,000
Net loss	—	—	—	—	—	—	—	—	(3,791,440)		(3,791,440)

Balances at December 31, 2013	3,000,000	3,000	29,525,750	29,526	(15,000)	—	—	8,156,358	(5,536,859)	—	2,637,025

Issuance of common stock, net of issuance costs	—	—	485,830	486	—	—	—	2,427,373	—		2,427,859
Stock-based compensation	—	—	178,125	178	—	—	—	4,415,621	—		4,415,799
Exercise of warrants	—	—	252,812	253	—	—	—	(253)	—		—
Issuance of shares to settle accounts payable	—	—	54,392	54	—	—	—	316,011	—		316,065
Proceeds from common stock subscribed	—	—	—	—	15,000	—	—	—	—		15,000
Treasury stock	—	—	—	—	—	(60,000)	(1,209,600)	—			(1,209,600)
Unrealized loss from marketable securities	—	—	—	—	—	—	—	—	—	(108,388)	(108,388)
Net loss	—	—	—	—	—	—	—	—	(16,541,334)		(16,541,334)
											—

Balances at December 31, 2014	3,000,000	$3,000	30,496,909	$30,497	$—	(60,000)	$(1,209,600)	$15,315,110	$(22,078,193)	$(108,388)	$(8,047,574)

See notes to consolidated financial statements.

MEDBOX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013	2012
Cash flows from operating activities
Net loss	$(16,541,334)	$(3,791,440)	$(1,758,237)
Adjustments to reconcile net income loss to net cash:
Depreciation and amortization	79,819	69,564	29,922
Gain on the sale of property and equipment	—	(20,682)	—
Provisions and allowances	67,275	—	—
Gain on sale of investments and property and equipment	(9,600)	—	—
Market value of securities received for services	(203,165)	—	—
Change in fair value of derivative liability	1,805,990	—	—
Amortization of debt discount	935,290	—	—
Stock based compensation	4,415,799	—	—
Changes in operating assets and liabilities
Accounts receivable	263,686	518,171	(1,042,000)
Inventory	(328,250)	(48,180)	(316,254)
Deposits in escrow	(400,476)	—	—
Prepaid expenses and other assets	17,021	(36,725)	—
Accounts payables	1,723,759	(393,458)	190,668
Accrued interest payable	372,990	—	—
Accrued expenses	468,064	—	—
Customer deposits	924,747	675,762	—
Deferred revenue	88,985	(716,409)	1,451,030

Net cash used in operating activities	(6,319,400)	(3,743,397)	(1,444,871)
Cash flows from investing activities
Issuance of note receivable	—	(115,000)	—
Receipts on notes receivable, net	115,000	—	104,650
Purchase of property and equipment, net	(46,729)	(134,451)	—
Purchase of real estate	(399,594)	—	—
Purchase of intangible assets, net	(87,474)	—	—
Advances for investments	—	(1,250,000)	—

Net cash used in (provided by) investing activities	(418,797)	(1,499,451)	104,650
Cash flows from financing activities
Receipts on advances to officer	—	—	177,050
Contribution from related parties	—	810,000	561,000
Payments on a long term debt	—	(16,307)	(15,771)
Payments on (proceeds from) notes payable	(75,000)	(150,000)	50,000
Dividends paid to subsidary’s shareholders	—	—	(49,965)
Proceeds from (payments on) Related parties notes payable	567,083	(746,285)	744,038
Proceeds from issuance of notes payable	261,434	—	—
Proceeds from issuance of common stock, net	2,442,859	4,486,541	858,415
Proceeds from issuance of convertible notes payable, net	3,475,000	—	—

Net cash provided by financing activities	6,671,376	4,383,949	2,324,767
Net decrease (increase) in cash	(66,821)	(858,899)	984,546

Cash, beginning of period	168,003	1,026,902	42,356

Cash, end of period	$101,182	$168,003	$1,026,902

Supplemental disclosures of cash flow information:

Cash paid for interest	$2,834	$2,106	$4,975

Cash paid for taxes	$—	$10,851	$59,141

Non-cash investing and financing activities:
Marketable securities received for accounts receivable	$(184,000)	$184,800	$125,000

Liabilities assumed for Vaporfection	$—	$73,739	$—

Common shares issued as repayment of debt	$—	$53,500	$—

Cancellation of preferred stock	$—	$3,000	$—

Common stock issued for accounts payable	$316,065	$119,536	$—

Treasury stock received for sale of advances on investments	$1,200,000		$—

Common stock warrants issued for Vaporfection	$—	$1,166,000	$—

Common stock issued for related party notes payable	$—	$—	$125,000

Common stock issued for PVMI	$—	$—	$2,000

MEDBOX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS

Business Description

Medbox, Inc. (the “Company”) was incorporated in the state of Nevada on June 16, 1977, originally as Rabatco, Inc., subsequently changing its name on May 12, 2000 to MindfulEye, Inc., and again on August 30, 2011 to Medbox, Inc. Medbox, Inc. provides specialized consulting services to the marijuana industry and sells associated patented products, including its Medbox medical dispensing system and medical vaporization devices. The Company works with clients who seek to enter the medical and cultivation marijuana markets in those states where approved. Medbox offers turnkey solutions that assist with licensing and compliance, site selection, design and permitting, safety and security, along with full build-out and operational oversight. Medbox’s consulting solutions and technology create structure and process for clients and their respective businesses in this rapidly emerging sector. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (“VII”), the Company sells a line of vaporizer and accessory products online and through distribution partners. The Company is headquartered in Los Angeles, California.

On December 31, 2011, Medbox, Inc. entered into a Stock Purchase Agreement with PVM International, Inc. (“PVMI”). Pursuant to two separate closings held on January 1, 2012 and December 31, 2012, the Company acquired from PVMI all of the outstanding shares of common stock in (i) Prescription Vending Machines, Inc.,(PVM) (ii) Medicine Dispensing Systems, Inc. (“MDS, Inc.”) (its Arizona subsidiary), and (iii) Medbox, Inc. (its California subsidiary that is currently inactive) (these three listed subsidiaries are hereafter referred to as the “PVMI Named Subsidiaries”), in exchange for two million shares of the Company’s common stock and a $1 million promissory note.

The transaction between Medbox, Inc. and PVMI was accounted for as a reverse acquisition, where Medbox, Inc. (the legal acquirer) is considered the accounting acquiree and the PVMI Named Subsidiaries (the legal acquiree) are considered the accounting acquirer. The assets and liabilities are transferred at their historical cost with the capital structure of Medbox, Inc. Medbox, Inc. is deemed a continuation of the business of PVMI Named Subsidiaries and the historical financial statements of PVMI Named Subsidiaries are the historical financial statements of Medbox, Inc.

The Company’s PVM subsidiary was incorporated in the state of California in 2008 and its subsidiary, MDS, Inc. was incorporated in the state of Arizona in 2011.

On March 22, 2013, the Company entered into a Securities Purchase Agreement with Vapor Systems International, LLC to acquire 100% of the outstanding common stock of VII in exchange for warrants to purchase 260,854 shares of the Company’s common stock. In addition, the Company agreed to provide up to $1,600,000 in working capital to VII at the Company’s sole discretion which included $175,000 paid to the inventor of certain patents including a warrant to purchase 5,000 shares of the Company’s common stock. This transaction was closed in April 2013.

Medbox, Inc., a Nevada corporation, operates the business directly and through the utilization of 6 operating subsidiaries, as follows:

•	Prescription Vending Machines, Inc., a California corporation, d/b/a Medicine Dispensing Systems in the State of California (“MDS”), which distributes our Medbox™ product and provides related consulting services described further below.

•	Vaporfection International, Inc., a Florida corporation through which we distribute our medical vaporizing products and accessories.

•	Medbox Property Investments, Inc., a California corporation specializing in real property acquisitions and leases for dispensaries and cultivation centers.

•	MJ Property Investments, Inc., a Washington corporation specializing in real property acquisitions and leases for dispensaries and cultivation centers in the state of Washington.

•	Medbox Management Services, Inc., a California corporation specializing in providing management oversight and compliance services to state-licensed dispensaries for cultivation, dispensing, and marijuana infused products (MIPS).

•	Medicine Dispensing Systems, Inc., an Arizona corporation, which distributes our Medbox dispensing system and provides related consulting services in the State of Arizona.

In order to obtain the license for one of the Company’s clients the Company registered an affiliated nonprofit corporation Allied Patient Care, Inc. in the state of Oregon.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Medbox, Inc. and its wholly owned subsidiaries, as named in Note 1 above. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the consolidated financial statements as well as the reported expenses during the reporting periods. The Company’s significant estimates and assumptions include the valuation of the Company’s common stock used in the valuation of goodwill, accounts receivable and note receivable collectability, inventory, advances on investments, the valuation of restricted stock and warrants received from customers, the amortization and recoverability of capitalized patent costs and useful lives of long-lived assets the derivative liability, and income tax expense. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from these estimates.

Concentrations of Credit Risk

The Company maintains cash balances at several financial institutions in the Portland, Oregon, Los Angeles, California area and Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Three customers, one of which is a related party through the entity’s stock ownership in the Company (customer C) represented 72.1% of the total revenue of $629,132 for the year ended December 31, 2014.

Customer	December 31, 2014		January -December 2014		December 31, 2013		January -December 2013
	Accounts Receivable		Revenue		Accounts Receivable		Revenue
	Amount, $	%	Amount, $	%	Amount, $	%	Amount, $	%
A	$—	—%	$203,165	32.3%	$150,000	44.20%	$325,000	15.8%
B	—	—	175,000	27.8	115,200	33.9	—	—
C	—	—	75,301	12.0	—	—	—	—
Subtotal	—	0.0	453,466	72.1	265,200	78.1	$325,000	15.8%
Total	$8,774	100%	$629,132	100.00%	$339,735	100%	$2,062,083	100.00%

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred advertising and marketing costs of $933,627, $644,383 and $806,221 for the years ended December 31, 2014, 2013 and 2012, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $242,232, $74,861 and $176,964 for the years ended December 31, 2014 2013 and 2012, respectively.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying value of cash, accounts receivable, other receivables, inventory, accounts payable and accrued expenses and notes payable, related party notes payable, customer deposits, provision for customer refunds and short term loans payable approximate their fair value due to the short period to maturity of these instruments. The Company’s marketable securities and related customer deposits require fair value measurement on a recurring basis as the Company has received advance payment of restricted stock in a publicly traded company for contracted services and received warrants for service provided to unrelated third party. The Company has no exposure to gain or loss on the increase or decrease in the value of the marketable securities received as a payment from customer as any shortfall in the ultimate liquidated value of the securities will be supplemented by additional restricted stock from the customer and any liquidation in excess above the Company’s billings will be returned to the customer. The securities received as a payment for services provided will be exposed to gains or losses following their initial evaluation as of the date the revenue was earned.

Warrants and other financial assets received as a payment for the services provided are recorded as “Marketable securities” under the current assets if they are expected to be realized within 12 months. The Company uses the Black-Scholes model to measure the value of the warrants. At each reporting date the Company will reevaluate the value of marketable securities and record any changes in value to other comprehensive income (loss) under “Unrealized gain or losses from marketable securities”.

Unrealized gain or loss from marketable securities occurs in the process of the reevaluation of the warrants or other financial assets after their initial recognition valuation. At each reporting date the Company reevaluates the value of marketable securities and reflects the change in the statement of changes in equity under other comprehensive income (loss).

Embedded derivative – The Company’s convertible notes payable include embedded features that require bifurcation due to a reset provision and are accounted for as a separate embedded derivative (see Note 13). The Company has estimated the fair market value of the embedded derivative of the Notes based on a weighted probability model. The key valuation assumptions used consist of the price of the Company’s stock, a risk free interest rate based on the average yield of a one year Treasury note and expected volatility of the Company’s common stock all as of the measurement dates, and various estimated reset exercise prices allocated by probability. The Company considers these inputs Level 3 assumptions, based on the application of the estimated probability rate being considered an unobservable input.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3	Significant unobservable inputs that cannot be corroborated by market data.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of the relevant assets and liabilities that are measured at fair value on a recurring basis.

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)		Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014
Marketable securities	$94,776	$		$	$94,776
Derivative liability	3,691,853		—	—	3,691,853
Total	$3,786,629	$		$—	$3,786,629

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)		Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013
Marketable securities	$184,800		$184,800	$—	$—
Total	$184,800		$184,800	$—	$—

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the year ended December 31, 2014
Total
Beginning balance	$—
Initial recognition of conversion feature	1,885,863
Change in fair value of conversion feature	1,805,990
Ending balance	$3,691,853

Revenue Recognition

Our current revenue model consists of the following income streams:

Consulting fee revenues.

Consulting fee revenues. This revenue stream is a consistent component of our current and anticipated future revenues and is negotiated at the time we enter into a contract. In jurisdictions where there is intense competition for a limited number of dispensing or cultivating licenses, we believe the Medbox model, with its incorporated security measures, promotes a distinct advantage in the application selection process for such licenses, especially in the states where an applicant is graded on the ability to demonstrate compliance with applicable law.

Consulting fee revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonable assured. For multi-year contracts with upfront payments made by customers, the upfront payments are recognized over the longer of the contract period or the customer relationship. For contracts that include multiple deliverables such as the build out of customer facilities, the Company recognizes revenue when a milestone is reached in the contract such as securing the location, delivery of dispensing machines or completion of the facility.

Revenues on dispensary unit and vaporizer sales. Medbox machines retail for approximately $50,000 for each machine set (including the POS system). In addition, many consulting contracts bundle the sale of the dispensary units within the scope of deliverables to be provided that might also include location build out costs. Bundling through consulting packages is the most common way that we sell and distribute Medboxes. Gross margins on our tabletop vaporizer sales and accessories are expected to initially average out to a net loss position due to initial higher manufacturing costs prior to implementation of the cost reduction process that we have undertaken. The introduction of our portable miVape product in the second quarter of 2015 is expected to provide a cost effective product with industry standard margins while providing significant value to the customer.

Revenue on dispensary unit sales is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonable assured. For contracts that include multiple deliverables such as the build out of customer facilities, the Company recognizes revenue when a milestone is reached in the contract such as securing the location, delivery of dispensing machines or completion of the facility. The contract terms are broken down in specific milestones with specific attributable revenue to be earned upon successful completion of the milestone terms. (i.e. if a milestone is completing construction on a client dispensary, the condition for the revenue to be recorded is after issuance of a certificate of occupancy for the newly completed facility. The Company will record a specified amount of revenue attributable to this milestone based on the contract). Equipment sales not associated with a consulting contract are recognized as the product is shipped and title passes. Vaporizer sales are recognized as the product is shipped.

Other revenue includes sales of territory rights, sales/leases of management rights of newly awarded dispensary licenses, and sales/leases of management rights of newly acquired dispensary licenses and physical locations. We enter into transactions with clients who are interested in being granted the right to have us engage exclusively with them in certain territories (which we describe as territory rights), operating existing dispensary locations and buying previously issued dispensary licenses. Terms for each deal are varied and the sales arrangements typically include the delivery of our dispensing technology and dispensary location build-out. We will also seek to enter into contracts to assign exclusive management rights we have been granted by licensees under management rights agreements for retail, dispensary, or cultivation centers for which we have facilitated the granting of licenses.

Other revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonable assured. For multi-year contracts with upfront payments made by customers, the upfront payments are recognized over the longer of the contract period or the customer relationship. For contracts that include multiple deliverables such as the build out of customer facilities, the Company recognizes revenue when a milestone is reached in the contract such as securing the location, delivery of dispensing machines or completion of the facility. The contract terms are broken down in specific milestones with specific attributable revenue to be earned upon successful completion of the milestone terms. (i.e. if a milestone is completing construction on a client dispensary, the condition for the revenue to be recorded is after issuance of a certificate of occupancy for the newly completed facility. The Company will record a specified amount of revenue attributable to this milestone based on the contract. Advance payments from clients in advance of work performed are recorded as customer deposits on the balance sheet.

Revenue from referral fees and revenue sharing from real estate transactions with partners. The Company expects to generate revenue from matching its clients with a real estate financing partner to facilitate property purchases and subsequent leasebacks to our clients at a premium to market rates due to the sensitive use (in particular, marijuana retail (sale for recreational purposes)), dispensary (sale for medical purposes) and cultivation (marijuana growth and production of marijuana edibles)

Referral fee and revenue sharing revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonable assured. For multi-year contracts with upfront payments made by customers, the upfront payments are recognized over the longer of the contract period or the customer relationship. If all required deliverables are complete, the referral fee will be recognized when the customer closes on the subject transaction.

Revenue from providing monthly compliance and accountability support to dispensary operators. The Company expects to generate revenue from providing monthly compliance and accountability support to dispensary operators. Such services will entail bi-weekly onsite reviews of client dispensaries to ensure regulatory compliance, transaction and taxation reporting transparency, and adherence to state licensing guidelines for licensing renewal purposes. Fees will vary in each market area. The Company expects to provide such services based upon internal standards we have established which we believe, if properly followed, will greatly aid the location licensee in its compliance with state and local laws concerning operations of the location.

Monthly compliance and accountability support revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonable assured. Revenue is recognized monthly as the services are delivered to clients.

Cost of Revenue

Cost of revenue consists primarily of expenses associated with the delivery and distribution of our products and services. These include expenses related to the manufacture of our dispensary units, construction expense related to the customer dispensary, site selection and establishment of licensing requirements, and consulting expense for the continued management of the dispensary unit build out, server and security equipment, rent expense, energy and bandwidth costs, and support and maintenance costs prior to when the client moves in. We only begin capitalizing costs when we have obtained a license and a site for operation of a customer dispensary or cultivation center. The previously capitalized costs are charged to cost of revenue in the same period that the associated revenue is earned. In the case where it is determined that previously inventoried costs are in excess of the projected net realizable value of the sale of the licenses then the excess cost above net realizable value is written off to cost of revenues. In addition, cost of revenue related to our vaporizer line of products consists of direct procurement cost of the products along with costs associated with order fulfilment, shipping, inventory storage and inventory management costs.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined on a cost basis that approximates the first-in, first-out (FIFO) method.

Work in process and related capitalized costs includes costs to build out a dispensary in Portland Oregon that is expected to open in the second quarter of 2015. Costs include tenant improvements to the facility, furniture, fixtures and Medbox dispensary units to be used by the licensed operator. It is anticipated this dispensary will be operated by a Medbox licensed operator and revenue and related cost of revenue will be recorded in the statement of operations in the second quarter of 2015.

Basic and Diluted Net Loss Per Share

Basic net income/loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share include the effects of any outstanding options, warrants and other potentially dilutive securities. The Company did not consider any potential common shares in the computation of diluted loss per share for the periods ending December 31, 2014, 2013 and 2012, due to the net loss, as they would have an anti-dilutive effect on EPS.

As of December 31, 2014 and 2013, the Company has 3,000,000 shares of Series A preferred stock outstanding with par value of $0.001 that could be converted into 15,000,000 shares of the Company’s common stock. As of December 31, 2012 there were 6,000,000 shares of Series A preferred stock outstanding, which could be converted into 30,000,000 shares. Additionally the Company has 206,480 warrants to purchase common stock outstanding as of December 31, 2014. The Company also has $3,750,000 in convertible debentures outstanding at December 31, 2014, whose underlying shares were not included as they are convertible at the holders’ option at an initial fixed conversion price of $11.75.

Accounts Receivable and Allowance for Bad Debts

The Company is subject to credit risk as it extends credit to our customers for work performed as specified in individual contracts. The Company extends credit to its customers, mostly on an unsecured basis after performing certain credit analysis. Our typical terms require the customer to pay a portion of the contract price up front and the rest upon certain agreed milestones. The Company’s management periodically reviews the creditworthiness of its customers and provides for probable uncollectible amounts through a charge to operations and a credit to an allowance for doubtful accounts based on our assessment of the current status of individual accounts. Accounts still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. As of December 31, 2014 and December 31, 2013, the Company’s management considered all accounts outstanding fully collectible.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses accelerated depreciation methods for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Vehicles	5 years
Furniture and Fixtures	5 years
Office equipment	3 years

Assets Held for Resale

During 2014, the Company has entered into various real estate purchase agreements to support the filing of retail dispensary or cultivation facility licenses in certain states and localities. The cost of the acquired real estate is included in Assets Held for Resale on the consolidated balance sheet. The Company intends to sell the real estate to a long term investor after the license is granted. The Company does not depreciate assets held for resale.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorizes. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes.

Commitments and Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

The Company accrues all legal costs expected to be incurred per event, up to the amount of their deductible.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. Generally Accepted Accounting Principles when it becomes effective. The new standard is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period and is to be applied retrospectively, with early application not permitted. The new standard permits the use of either the retrospective or cumulative effect transition method. We are currently evaluating the effect that ASU 2014-09 will have on our consolidated financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2014, through the date which the consolidated financial statements were issued. Based upon the review, other than described in Note 20 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Going Concern

The Company recently revised its business model and completed a restatement of its financial statements. The revision to the business model which plans for long term contracts to manage dispensaries or cultivation centers tends to defer revenue and cash flow while expensing the costs to develop markets currently. The recently completed restatements and the on-going investigations by the SEC and the Department of Justice have added general and administrative expenses. The Company also operates in a new, emerging industry where business models are still developing and finalizing new deals can take longer than in more mature industries.

The financial statements were prepared on a going concern basis. The going concern basis assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. During the year ended December 31, 2014, the Company had a net loss of approximately $16.5 million, negative cash flow from operations of $6.3 million and negative working capital of $10.0 million. The Company will need to raise capital in order to fund its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement a business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

As disclosed in our Form 8-K dated January 28, 2015, our lenders have committed to an additional $3.3 million in funding as our annual SEC filings are completed and the Form S-1 filed with the SEC. Due diligence is in process between an investor and our majority shareholder to sell his majority position which would also yield $5 million in new equity capital for the Company over the next 18 months (see Note 20). Management is committed to conducting a road show after the Form S-1 is declared effective to raise additional equity capital in 2015. The Company expects that these plans will provide it the necessary liquidity through the first quarter of 2016.

To address its financing requirements, the Company will seek financing through debt and equity financings. It is uncertain the Company can obtain financing to fund operating deficits until profitability is achieved. This need may be adversely impacted by: uncertain market conditions, approval of sites and licenses by regulatory bodies and adverse operating results. The outcome of these matters cannot be predicted at this time.

NOTE 3 – ACQUISITION

On March 22, 2013, the Company entered into a purchase agreement for 100% of the issued and outstanding common stock of Vaporfection International Inc. (“VII”) owned by Vapor Systems International LLC (“VSI”). The Company closed the transaction on April 1, 2013. The Company issued 260,854 warrants to shareholders of VII allowing them to purchase one (1) share of Medbox common stock at $.001 per share beginning April 1, 2014. These warrants were valued for the Company’s accounting purposes at $4.47 per warrant, determined by the Company’s independent appraiser. In addition, the Company assumed certain liabilities and a 10% convertible note of VII in the aggregate amount of approximately $470,000. The total value of the acquisition was approximately $1,635,000 and the purchase price has been allocated as per the Company’s independent valuation as follows:

Machinery and equipment	$70,000
IP and related technology	287,000
Amortizable intangible assets:
Customer contracts and related relationships	314,000
Trade name, trademark, and domain name	46,000
Non-compete covenants	23,000
Goodwill	895,000
Total assets acquired	1,635,000
Fair value of liabilities assumed	(469,000)
Net fair value	$1,166,000

The amortizable intangible assets have useful lives not exceeding ten years. No amounts have been allocated to in-process research and development and $895,000 was originally allocated to Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired.

From the date of acquisition through March 31, 2014, the purchase price allocation period, the liabilities assumed have been increased by approximately $205,000, as they have been accrued or settled. Accordingly, an additional $10,000 and $195,000 was allocated to Goodwill in the years ended December 31, 2014 and 2013, respectively.

The warrants included a standard anti-dilution provision, which was triggered by the stock dividend declared on December 18, 2013. On or about September 17, 2014, some but not all of the holders of certain warrants for the Company’s common stock issued in connection with the Company’s 2013 purchase of Vaporfection International, Inc. filed suit against the Company in Circuit Court in Palm Beach County, Florida. There was a dispute as to the adjustment of the exercise price, and the suit was resolved in a settlement agreement dated December 29, 2014, which maintained the anti-dilution adjustment as well as an additional 50,000 warrants being issued to certain of the former VII shareholders. The additional warrants were valued at approximately $280,000, which has been recognized as legal expense in the accompanying consolidated financial statements. The expense was determined using the Black Scholes Merton model, with key valuation assumptions used that consist of the price of the Company’s stock at settlement date, a risk free interest rate based on the average yield of a 3 year Treasury note and expected volatility of the Company’s common stock all as of the measurement date. As of December 31, 2014, 252,812 of the warrants were exercised by the former owners of VII.

In addition to the above warrants, the purchase agreement and associated consulting contract with the prior management company of the business unit calls for additional shares of common stock to be issued in the event that the performance of the business unit exceeds $11,818,140 of accumulated EBITDA over the subsequent 4 year operating period. The performance payout is contingent upon future events and accordingly the Company has treated the obtainment of that performance provision as being remote and consequently has not assigned any future value to the purchase price.

The amortizable intangible assets, based on their non-deductibility for tax purposes, gave rise to a deferred tax liability in the amount of $160,000. Goodwill was increased accordingly, the balance after the purchase price allocation adjustments disclosed previously is $1,260,037 at December 31, 2015.

The Company evaluated Goodwill at year end, and as the Company determined that based on qualitative factors it was not more likely than not that there was not any impairment, they performed Step 1 of the Goodwill impairment test. Since the fair value, based on undiscounted expected future cash flows, was in excess of the units carrying value, the Company concluded no impairment was necessary to recognize as of December 31, 2014.

The Company evaluated the Intangible assets with definite lives for any indications of impairment and determined that the same cash projections used for the Goodwill impairment test resulted in a conclusion that no impairment of Intangible assets was necessary.

NOTE 4 – INVESTMENTS

On February 8, 2013, the Company entered into an agreement with Bio-Tech Medical Software, Inc. (“Bio-Tech”) which would allow the Company to purchase 833,333 shares of common stock, which represented 25% of Bio-Tech’s issued and outstanding shares of common stock, for $1,500,000. The Company advanced $600,000 upon execution of this agreement for the right to purchase with the remaining balance of $900,000 due and payable in installments at various dates by August 25, 2013. On June 26, 2013, the Company notified Bio-Tech that it was canceling the agreement.

On February 27, 2014, the Company signed a settlement agreement, and in connection therewith, a second amended and restated technology license agreement with Bio-Tech. Pursuant to the second amended and restated technology license agreement, the Company received full licensed right to biometric inventory tracking technology for the term of five years with no additional monies due. All stock transfer between companies was canceled and rescinded.

On June 5, 2014 the Company entered into a sale agreement with an affiliate company owned by the co-founder of the Company for the sale of all Bio-Tech rights and claims and a contribution for legal costs of $4,800 in exchange for the return of 30,000 shares of the Company’s common stock with a fair value of $604,800, valued at the market price of the Company’s common shares on the date of the agreement. These shares are treated as treasury stock and can be reissued.

On March 12, 2013, the Company entered into an agreement with three members of MedVend Holdings LLC (“MedVend”) whereby the Company would acquire 50% of their equity interest in MedVend. The purchase price of the equity interest was $4,100,000. The Company paid an advance of $300,000 upon execution of the contract for the right to purchase and another $300,000 was disbursed as an additional investment to MedVend. In May 2013, the three members of MedVend were named in a lawsuit by that entity’s minority shareholders alleging improper conveyance of the three members’ ownership interest in MedVend to the Company. Accordingly, also in May 2013, Medbox filed suit against MedVend and the three members of that entity that were involved in the transaction (Note 19).

The shares of common stock received for the Bio-Tech and MedVend sales to the affiliate company are recorded as treasury stock at cost of $1,209,600 for 60,000 shares.

NOTE 5 – INVENTORY

Inventory at December 31, 2014 and 2013 consists of the following:

	December 31, 2014	December 31, 2013
Work in process and related capitalized costs	$308,867	$242,488
Deposits on dispensing machines	325,973	138,423
Vaporizers and accessories	154,930	193,575
Dispensing machines	171,466	58,500
Total inventory, net	$961,236	$632,986

Work in process and related capitalized costs includes costs to build out a dispensary in Portland Oregon that is expected to open in the second quarter of 2015. Costs include tenant improvements to the facility, furniture, fixtures and Medbox dispensary units to be used by the licensed operator. It is anticipated this dispensary will be operated by a Medbox licensed operator and revenue and related cost of revenue will be recorded in the statement of operations in the second quarter of 2015.

During the year ended December, 31, 2014, the Company wrote down slow moving, older models of vaporizer inventory with a charge to cost of revenue of $329,154. The Company determined there was no obsolete or slow moving inventory as of December 31, 2013 and 2012.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2014 and 2013 consists of:

Property and Equipment	December 31, 2014	December 31, 2013
Office equipment	$22,421	$17,192
Furniture and fixtures	74,404	73,567
Website development	46,922	46,922
Product tooling	64,763	24,100
	208,510	161,781
Less accumulated depreciation	(50,192)	(21,123)
Property and equipment, net	$158,318	$140,658

Product tooling costs are related to the tooling of a new product by VII. These tooling costs are accumulated and capitalized until launch date of the new product which is expected to commence in the second quarter of 2015.

Depreciation expense for the years ending December 31, 2014, 2013 and 2012 was approximately $29,000, $37,000 and $30,000, respectively.

NOTE 7 – ASSETS HELD FOR RESALE

In the course of seeking licenses for new locations, the Company has to enter into real estate purchase agreements in order to secure the sites to be developed for clients’ dispensaries and cultivation centers. The Company intends to close on the real estate where purchase agreements have been signed, or to seek partners to replace the Company on each property purchased. During the second quarter of 2014 one of the Company’s subsidiaries entered into a real estate purchase agreement for a Washington state property. The purchase transaction was closed during the third quarter for a total purchase price of $399,594 partially financed by a promissory note for $249,000. The note bears an interest rate of 12% per year and matures on January 30, 2015. The balance of Assets held for resale as of December 31, 2014 is $399,594. There were no such assets as of December 31, 2013.

NOTE 8 – INTANGIBLE ASSETS

The Company acquired certain intangible assets with its purchase of 100% of the outstanding common stock of VII on April 1, 2013. The Company accounts for intangible assets acquired in a business combination, if any, under the purchase method of accounting at their estimated fair values at the date of acquisition. Intangibles are either amortized over their estimated lives, if a definite life is determined, or are not amortized if their life is considered indefinite.

Intangible assets	December 31, 2014	December 31, 2013
Distributor relationship	$314,000	$314,000
IP/technology/patents	324,653	332,179
Domain names	131,000	46,000
Non-compete covenants	23,000	23,000
Subtotal	792,653	715,179
Less accumulated amortization	(83,500)	(32,750)
Intangible assets, net	$709,153	$682,429

The estimated useful lives for significant intangible assets are as follows:

Distributor Relationship	10 years
Domain Names	10 years
IP/Technology/Patents	10 years
Non-Compete covenants	3 years

The Company’s management has evaluated the intangible assets and does not believe any impairment of intangible assets has occurred as of December 31, 2014 and 2013.

NOTE 9 – ACCOUNTS AND NOTES RECEIVABLE

Accounts receivables

Periodically the Company assesses and reviews the receivables for collectability. As of December 31, 2014 and 2013, the Company’s management considered all outstanding accounts receivables fully collectible.

During the year ended December 31, 2014, the Company identified $132,640 of accounts receivable and $75,000 in Notes Receivable where management determined that collection was not likely and therefore the Company recognized bad debt expense of $207,640. The Company will continue to make efforts to collect the full value of the various receivables.

Notes Receivable current

During December 2013, the Company entered into a multiple advance secured promissory note for $1,000,000 with a Canadian partner. This note is due and payable, together with interest at 5% per annum, on December 10, 2018. As of December 31, 2013 the outstanding balance of this note receivable was $115,000. During 2014 the Company advanced to the Canadian partner an additional $40,000, bringing the total outstanding to $155,000. On October 20, 2014, the note receivable was cancelled and repaid in full, including accrued interest of $6,424.

During the third quarter of 2014 one of the Company’s clients signed a Note Receivable for $75,000 as a payment on accounts receivable, with a maturity date of December 31, 2014. However, at December 31, 2014 management determined that collection was not likely, and recognized bad debt expense of $75,000 in connection with the Note Receivable.

Periodically the Company assesses and reviews the Notes Receivable for collectability. As of December 31, 2013, the Company’s management considered all remaining accounts outstanding fully collectible.

NOTE 10 – MARKETABLE SECURITIES

Marketable securities of the Company represent the shares received as a payment from clients for services provided.

Marketable securities	Value as of December 31, 2014	Value as of December 31, 2013
Shares received as a payment from client	$—	$184,800
Securities from MJ Holdings, Inc.	94,776	—
Total marketable securities	$94,776	$184,800

On September 5, 2014 the Company received as a deposit 7,000,000 restricted shares in a publicly traded entity, currently called Endocan, as payment for $300,000 in accounts receivable billed to a customer. The restriction on the shares lapsed in 2014. The value of these unliquidated shares was held as collateral against the outstanding amounts owed to the Company up to $300,000 (the value of receivable of the client) until such time that the shares are liquidated and only at the time that the cash proceeds are used to pay off the receivable will any excess cash received be returned to the client in accordance with the contract. The fair value of the shares as of December 31, 2013 (with 12% restricted stock discount as of December 31, 2013) was $184,800. At December 31, 2014 the Company evaluated the shares for impairment, and noted that Endocan is not currently making material information publicly available, is delinquent on their SEC filings, and is thinly traded on the OTC pink sheets. Furthermore, the last filed financial statements show minimal assets and liabilities of over $1,000,000. Management concluded these factors were indications of impairment, and determined the shares were fully impaired, with the decline being other-than-temporary. As the shares were being held as a deposit against the receivable balance, the fair value was also recognized as a customer deposit, and the impairment will therefore fully reduce the related customer deposit, and not be recognized as an impairment expense.

On May 19, 2014 the Company entered into an agreement with MJ Holdings, Inc., a publicly traded company that provides real estate financing and related solutions to licensed marijuana operators. The Company will market MJ Holdings’ real estate financial products and offerings to its consulting clients and will direct all incoming real estate related opportunities to MJ Holdings. Under the agreement, the Company will receive 50% of management fees and profits realized from the real estate opportunities it presents, in addition to warrants to purchase shares in MJ Holdings. The initial term of the agreement was six months which could have been extended on a month to month basis, but the agreement was terminated at the end of the six month term. MJ Holdings, Inc. agreed to issue to the Company, for this six month term of the contract, 33,333 warrants to purchase common stock on each month’s anniversary of the contract. As of December 31, 2014 the Company received six tranches of warrants for the services provided under the agreement. The following table represents the initial recognition value and subsequent adjustment as of reporting date:

Warrants	Initial Fair Value	Fair Value at Conversion	Gain or (Loss)	Fair Value as of December 31, 2014
Warrant #1	$95,866	$(94,719)	$(1,147)	$—
Warrant #2	2,666		5,513	8,179
Warrant #3	53,867		(44,947)	8,920
Warrant #4	30,600		(20,282)	10,318
Warrant #5	7,133		12,920	20,053
Warrant #6	13,033		12,623	25,656
Total	$203,165	$(94,719)	$(35,320)	$73,126

At initial recognition the value of warrants is recorded as “Marketable securities” and “Revenue” for services provided. Subsequent to initial recognition all valuation adjustments are reflected through other comprehensive income (loss) as “Unrealized gain or losses from marketable securities”. In June 2014, Warrant #1 was converted to 10,825 shares of MJ Holdings common stock through the cashless exercise option. The fair value of the shares as of December 31, 2014 was $21,650, which represents a $73,069 unrealized loss on marketable securities. The Company uses the published closing price of the stock to value the stock held by the Company.

The Company uses a Black-Scholes model to measure the value of the warrants. The following assumptions were used by the Company for the Black-Scholes model valuation of the warrants as of their initial valuation:

Black-Scholes Calculator Data	Initial Valuation and Recognition
	#1	#2	#3	#4	#5	#6
Warrant
Stock price, $	8.69	4.00	8.00	6.15	2.01	2.02
Exercise price, $	6.42	8.45	7.87	6.95	3.53	2.56
Time to maturity, Years	0.5	0.5	0.5	0.5	1.0	1.0
Annual risk-free rate, %	0.05	0.05	0.05	0.05	0.04	0.11
Annualized volatility, %	70.0	70.0	70.0	70.0	70.0	70.0
Black-Scholes Value per warrant, $	2.876	0.080	1.616	0.918	0.214	0.391
Number of warrants/shares	33,333	33,333	33,333	33,333	33,333	33,333
Total value of warrants/shares, $	95,866	2,666	53,867	30,600	7,133	13,033

The following data were used by the Company for the Black-Scholes model valuation of the warrants as of December 31, 2014:

Fair Value of Warrants	As of December 31, 2014
	#2	#3	#4	#5	#6
Warrant
Stock price, $	2.00	2.00	2.00	2.00	2.00
Exercise price, $	8.45	7.87	6.95	3.53	2.56
Time to maturity, Years	1.0	1.0	1.0	1.0	1.0
Annual risk-free rate, %	0.22	0.22	0.22	0.22	0.22
Annualized volatility, %	120.0	120.0	120.0	120.0	120.0
Black-Scholes Value per warrant, $	0.25	0.27	0.31	0.60	0.77
Number of warrants/shares	33,333	33,333	33,333	33,333	33,333
Total value of warrants/shares, $	8,179	8,920	10,318	20,053	25,656

NOTE 11 – CUSTOMER DEPOSITS

Advance payments from customers are recorded as customer deposits on the consolidated balance sheet.

Customer deposits	December 31, 2014	December 31, 2013
Advance payments from customers	$1,450,770	$710,225
Advance payments for vaporizers	75,038	75,636
Total customer deposits	$1,525,808	$785,861

NOTE 12 – SHORT-TERM DEBT

On July 28, 2014 one of the Company’s subsidiaries executed a promissory note for $249,000 for the purchase of real estate (also see Note 7). The note matures on January 30, 2015 and bears 12.0% interest annually. The interest is payable monthly starting August 1, 2014 with a final, sixth payment on January 1, 2015. In the event of a default, as defined, the interest rate increases to 18%, there is a one-time 5% late charge on the principal balance, and the note can be accelerated. Subsequent to December 31, 2014, the Company was in default of the repayment terms, and the note terms were modified. (see Note 20).

The other portion of the notes payable balance represents the outstanding balance in the amount of $12,434 for product liability insurance. The financing of product liability insurance bears 5.99% interest and is payable in monthly payments of $2,524 for nine months with the first payment due on September 5, 2014 and the last payment due on May 5, 2015.

The notes payable to related parties bear no interest.

The December 31, 2013 balance of the $75,000 note payable to an unrelated third party was paid in full during 2014.

NOTE 13 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY

On July 21, 2014, as amended on September 19, 2014 and October 20, 2014, the Company entered into a Securities Purchase Agreement whereby the Company agreed to issue convertible debentures (“July 2014 Purchase Agreement Debentures”) in the aggregate principal amount of $3,500,000, in five tranches. The initial closing in the aggregate principal amount of $1,000,000 occurred on July 21, 2014. The second closing in the amount of $1,000,000 occurred on August 26, 2014; the third of $500,000 on September 26, 2014; and the fourth of $250,000 on November 24, 2014. The fifth closing was modified in January, 2015 (See Note 20). The July 2014 Purchase Agreement Debentures bear interest at the rate of 10% per year. The debt is due July 21, 2015, with repayment, including accrued principal and accrued interest, beginning on the eleventh day of the fourth month after issuance and will continue on the eleventh day of each following 8 successive months thereafter.

Also on September 19, 2014, as amended on October 20, 2014, the Company entered into a securities purchase agreement pursuant to which it agreed to issue convertible debentures (“September 2014 Purchase Agreement Debentures”) (collectively the “Notes”) in the aggregate principal amount of $2,500,000, in two tranches. The initial closing in the principal amount of $1,000,000 occurred on September 19, 2014. The second closing, of $1,500,000, is to occur within 2 days of the effective date of the registration statement filed by the Company for the resale of the shares of common stock issuable upon conversion of the September 2014 Purchase Agreement Debentures. The September 2014 Purchase Agreement Debentures bear interest at the rate of 5% per year. The debt is due September 19, 2015, with repayment, including accrued principal and accrued interest, due in nine monthly installments, commencing the fourth month after issuance.

Both the July 2014 Purchase Agreement Debentures and September 2014 Purchase Agreement Debentures, share the following significant terms:

Conversion – All amounts are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price, or Fixed Conversion Price, which is subject to adjustment as described below.

The Notes are initially convertible into shares of the Company’s common stock at the initial Fixed Conversion Price of $11.75 per share. The Fixed Conversion Price is subject to adjustment for stock splits, combinations or similar events. If the Company makes any subsequent equity sales (subject to certain exceptions), under which an effective price per share that is lower than the Fixed Conversion Price, then the conversion price will be reduced to equal such price. The July 2014 Securities Purchase Agreement exempts any sales pursuant to the September 2014 Purchase Agreement Debentures from the July 2014 Purchase Agreement Debentures conversion price adjustments.

Beginning four months (as subsequently amended) after the initial closing, the Company will begin making amortization payments on the debt in cash, prompting a 30% premium or, at their option and subject to certain conditions, in shares of common stock valued at 70% of the lowest volume weighted average price of the common stock for the 20 prior trading days. However, in the event the registration statement filed by the Company in connection with the respective purchase agreements is not effective within 120 days of the initial closing date under the July 2014 Purchase Agreement and 120 days of the initial closing date under the September 2014 Purchase Agreement, the July 2014 Purchase Agreement Debentures’ and the September 2014 Purchase Agreement Debentures’, respectively, conversion rate will be, during the period commencing 120 days after the initial closing date until the registration statement is effective, equal to 63% of the lowest volume weighted average price of the common stock for the 20 prior trading days. If the aforementioned registration statement is not effective within 160 days of the initial closing date, each of the debentures’ conversion rate will be, during the period commencing 160 days after the initial closing date until the registration statement is effective, equal to 60% of the lowest volume weighted average price of the common stock for the 20 prior trading days.

In connection with each of the purchase agreements, the Company entered into a registration rights agreement with the respective investors, pursuant to which the Company agreed to file a registration statement for the resale of the shares of common stock issuable upon conversion of, or payable as principal and interest on, the respective debentures, within 45 days of the initial closing date under each agreement, and to have such registration statements declared effective within 120 days of the initial closing dates of each purchase agreement. The registration statement was not declared effective within 120 days, and the amortization payment conversion rate was adjusted accordingly.

The $3,750,000 million principal amount of the Notes were issued net of $275,000 debt discount. The conversion feature of the notes meets the definition of a derivative under ASC 815 and due to the reset provision upon subsequent sales of securities at a price lower than the fixed conversion price, requires bifurcation and is accounted for as a derivative liability. The derivative was initially recognized at its estimated fair value of $1.885 million and created a discount on the Notes that will be amortized over the life of the Notes using the effective interest rate method. The fair value of the embedded derivative will be measured and recorded at fair value each subsequent reporting period and changes in fair value will be recognized in the statement of operations as a gain or loss on derivative. For the year ended December 31, 2014 the Company recognized a loss on the change in fair value of derivative liabilities of $1,805,990. See Note 2 Fair value measure for additional information on the fair value and gains or losses on the embedded derivative.

As a result of a new convertible debentures loan agreements entered into in January 2015 (Note 20), which include a conversion rate equal to the lower of (a) $5.00 or (b) 51% of the lowest VWAP for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Conversion Date, the reset provision terms of the July 2014 and September 2014 convertible debentures were triggered and the original fixed conversion price were adjusted accordingly.

NOTE 14 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other currents assets consisted of:

	December 31, 2014	December 31, 2013
Rent	$—	$3,962
Directors & officers insurance	31,491	—
Professional fees	10,000	52,739
Other vendors	24,729	32,540
Prepaid expenses and other current assets	$66,220	$89,241

Deposits in escrow

Deposits in escrow consist of amounts paid to open escrow accounts for the purchase of multiple properties to be used to develop retail dispensary or product cultivation facilities.

NOTE 15 – RESTRICTED STOCK AND RESTRICTED STOCK UNITS (“RSUs”)

On July 23, 2014, in connection with the election of a new Chairman, President and CEO, the Company entered into a two year employment contract with the new CEO. Under the employment contract, the CEO received an award of RSU’s, to be issued within 90 days of the effective date of the Employment Agreement, under the Equity Incentive Plan adopted by the Company, in the amount of the greater (by value) of 50,000 shares of common stock or $500,000 of common stock based on the volume weighted average price for the 30 day period prior to the date of the grant. In October the Company granted 50,000 RSUs in accordance with the employee contract. The Company also agreed to make an equal stock award to the CEO on each anniversary date of the employment agreement. The RSU’s vest immediately during each year of the employment contract. During the third quarter of 2014, 20,000 additional shares were approved to increase the CEO’s first year RSU grant from 50,000 RSU’s to 70,000 RSU’s (see Note 16 for a more detailed discussion of the additional grant). As of December 31, 2014, the fair value of the grant was approximately $970,000 which is being amortized over the CEO’s one year service period.

On August 21, 2014, the Compensation Committee of the Board of Directors granted Restricted Stock and RSU’s to two Board members who were elected to the Board on April 9, 2014. Under the award, the Directors received 346,875 shares of restricted stock and 121,875 RSU’s under which the holders have the right to receive 121,875 shares of common stock. The grant date fair value of the restricted stock was $3,607,500 and the grant date fair value of the RSU’s was $1,267,500. The restricted Stock and RSU’s vest over the remaining first year of the new Board members’ term ending on March 31, 2015. The fair value of the grant is being amortized over the period from the date of grant, August 21, 2014 to the end of the first year of the Board members’ term, March 31, 2015. Under the Board members’ contracts, additional grants will be made for the second year of the contract.

During October 2014 the Compensation Committee of the Board of Directors granted 19,452 RSU’s to a new Board member who was elected to the Board on October 22, 2014. The Board member’s contract calls for grants of 100,000 RSU’s for each succeeding year of service beginning on April 1, 2015, which vest quarterly.

A summary of the activity related to restricted stock and RSUs for the year ended December 31, 2014 is presented below:

Restricted stock	Total shares	Grant date fair value
Restricted stock non-vested at January 1, 2014	—	$—
Restricted stock granted	346,875	10.40
Restricted stock vested	(178,125)	10.40
Restricted stock forfeited	—	—
Restricted stock non-vested at December 31, 2014	168,750	$10.40

Restricted stock units (RSU’s)	Total shares	Grant date fair value
Restricted stock non-vested at January 1, 2014	—	$—
Restricted stock granted	422,980	10.84
Restricted stock vested	(223,396)	11.19
Restricted stock forfeited	—	—
Restricted stock non-vested at December 31, 2014	199,584	$10.70

A summary of the expense related to restricted stock and RSUs for the year ended December 31, 2014 is presented below:

Summary of the expense related to Restricted Stock and RSUs	Year ended December 31, 2014
Restricted Stock	$663,262
RSU’s	3,752,537
$4,415,799

There were not any restricted stock or RSU activity in the year ended December 31, 2013.

NOTE 16 – RELATED PARTY TRANSACTIONS

The aggregate amount of outstanding payables to related parties as of December 31, 2014 and 2013 was $678,877 and $111,794, respectively.

During 2012, the Company issued notes payable to a shareholder in the aggregate amount of $125,000 in exchange for the shareholder’s original investment in PVM common stock. The notes bear no interest and are due on demand. As of December 31, 2012, the outstanding balance on the notes was $94,000 and as of December 31, 2013, the notes were paid in full.

On January 1, 2012, the Company issued a note payable to PVMI which is 100% owned by the founder of the Company in the amount of $1,000,000 along with the issuance of 4,000,000 shares of the Company’s common stock for 100% of PVMI Named Subsidiaries and for the exclusive use of patents related to PVMI’s dispensing systems. The note was secured with 1,000,000 shares of the Company’s common stock. The note was due on demand and bore interest at 10% of the outstanding balance beginning January 1, 2013. The balance at December 31, 2012 was $775,038 and as of December 31, 2013, the note was paid in full.

The Company utilizes Kind Clinics, LLC, which is 100% owned by the former Chief Executive Officer of the Company, Dr, Bruce Bedrick, for management advisory and consulting services. During the year ended December 31, 2012, the Company incurred $113,613 in fees for these services.

For the year ended December 31, 2012 the Company utilized AVT, Inc., for the procurement, manufacture and assembly of its dispensary units. During 2012, the Company incurred approximately $480,000 and $510,000 in manufacturing costs. In addition, the Company’s existing inventory of dispensary units was held at AVT, Inc.’s manufacturing facility in Corona, California on behalf of the Company. The Company believes that its transactions with AVT, Inc. during 2012 were completed on an arms-length basis.

The Company utilizes Vincent Chase Inc., which is a related party and 100% owned by a co-founder of the Company for management advisory and consulting services. During the years ended December 31, 2014, 2013 and 2012, the Company incurred fees of $168,625, $262,500 and $230,706, respectively, for these services. The contract for the aforementioned services was terminated on December 8, 2014.

During 2013, the Company issued two promissory notes payable to Vincent Chase Inc., on September 20, 2013, in the amount of $150,000 and on October 28, 2013 in the amount of $100,000. At December 31, 2013, the outstanding amount for the combined notes was $111,794. These notes were repaid in full during 2014.

During the year ended December 31, 2014, the Company issued four notes payable to PVM International Inc. (“PVMI”), a related party which is 100% owned by a co-founder of the Company, in the amounts of $250,000, $100,000, $500,000, and $375,000. These notes were subsequently partially repaid leaving $388,477 outstanding as of December 31, 2014. On October 17, 2014 the Company entered into an assignment agreement with PVMI through which PVMI assigned all rights and titles for any opened escrow on real estate purchase agreements in San Diego in exchange for a related party notes payable from the Company. As of the signing date the agreement was valued at $190,400 which represented the value of escrow deposits paid by PVMI for eight different real estate agreements.

On July 21, 2014, the Company also paid $75,000 to PVMI as a partial payment for advances made by PVMI for escrow deposits used to secure properties for possible license acquisition in the San Diego market area.

On August 15, 2014, the Company issued a note payable to Vincent Chase, Inc., in the amount of $100,000.

The notes bear no interest and are payable on demand.

The Company utilized Dr. Bruce Consulting which is a related party and 100% owned by one of Company’s major shareholders and former Chief Executive Officer for management consulting and advisory service. During the year ended December 31, 2014, the Company incurred expenses in the amount of $43,750 for consulting and advisory services to Dr. Bruce Consulting. For the year ending December 31, 2013, the Company paid salary to Dr. Bruce Bedrick, the former Chief Executive Officer in the gross amount of $133,991.

During the application process for dispensaries and cultivation centers in Illinois, which took place in September, 2014, Dr. Bruce Bedrick, a major shareholder, provided funding to the applicant entity in the amount of $500,000. This amount was returned by the applicant entity to Dr. Bruce Bedrick by September 30, 2014.

During the third quarter of 2014, the CEO of the Company and the Chairman of the Board, Mr. Guy Marsala received 20,000 shares from the founder and major shareholder of the Company out of his personal holdings to compensate for his superior performance. On October 24, 2014 the Compensation Committee of the Board of Directors recommended that shares be returned to the founder and issued by the Company as part of the yearly RSU grant. In November 2014, Mr. Marsala returned 20,000 shares to founder and major shareholder and 20,000 additional shares were approved to increase Mr. Marsala’s first year RSU grant from 50,000 RSU’s to 70,000 RSU’s.

Related parties contributed $810,000 and $561,000 in 2013 and 2012, respectively, to provide funding for growth for the Company. During the first quarter of 2014, the Company completed a contract with a related party and, a shareholder in the amount of $400,000 which was recognized as a Customer deposit in the Company’s balance sheet. In addition, the same related party paid the Company $150,000 for an amount owed to the Company by an unrelated third party to facilitate development at an existing dispensary where the unrelated party purchased an interest during the period. In addition on March 28, 2014 the Company entered into an agreement with a related party for territory rights in Colorado for $500,000. The agreement has a term of five years and in accordance with the Company’s revenue policy, the revenue will be recognized over the five year term.

During the third quarter of 2014, the Company created the following affiliated entities in connection with license applications: A. Hanna Growers, Inc., Herbal Choice of Illinois, Inc., Nature’s Treatment of Illinois, Inc., Green Blossom of Illinois, Inc., Midwestern Compassionate Care of Illinois, Inc., Midwestern Wellness Group of Illinois, Inc., Green Blossom, Inc., Nature’s Treatment, Inc. and Herbal Choice, Inc.

NOTE 17 – STOCKHOLDER’S EQUITY

Preferred Stock

In November 2011, the Company issued 6,000,000 shares of $0.001 par value Series A convertible preferred stock to the founder and a shareholder of the Company. This preferred stock can be converted to common stock at a ratio of 1 (one) share of Series A Preferred Stock to 5 (five) shares of common stock. In October 2012, 3,000,000 shares of Series A Preferred Stock were returned to the Company by the shareholder and reissued to the founder. In January 2013, the founder returned to the Company the 3,000,000 shares of Series A Preferred Stock and they were immediately cancelled. As of September 30, 2014, there are 3,000,000 shares of Series A Preferred Stock outstanding.

The Series A Preferred Stock has special voting rights when voting as a class with the Common Stock as follows: (i) the holders of Series A Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Preferred Stock and Common Stock (collectively, the “Common Stock”) on a Fully-Diluted Basis (as hereinafter defined), as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.00000025; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date. “Fully-Diluted Basis” mean that the total number of issued and outstanding shares of the Company’s Common Stock shall be calculated to include (a) the shares of Common Stock issuable upon exercise and/or conversion of all of the following securities (collectively, “Common Stock Equivalents”): all outstanding (a) securities convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, “Convertible Securities”), (b) subscriptions, rights, options and warrants to purchase shares of Common Stock, whether or not then exercisable (collectively, “Options”), and (c) securities convertible into or exchangeable or exercisable for Options or Convertible Securities and any such underlying Options and/or Convertible Securities.

Common Stock

On June 5, 2014 the Company entered into two separate sales agreements with an affiliate company owned by the co-founder of the Company. The first was for the sale of all of the Company’s Bio-Tech rights and claims, as consideration for which the Company received 30,000 shares of the Company’s common stock with a fair value of $604,800, as based on the market price of the common stock. The second was for the sale of all the MedVend rights and claims in exchange for 30,000 shares of the Company’s common stock, with a fair value of $604,800 as based on the market price of the common stock. These 60,000 shares of common stock received back by the Company are treated as treasury stock and can be reissued.

During January, 2014, the Company issued 485,830 shares of its common stock at the price of $5.00 per share, resulting in net cash proceeds of $2,427,859.

On December 18, 2013 the Company declared a two-for-one (2:1) forward stock split on its outstanding common stock, effectuated in the form of a common stock dividend. The stock dividend, aggregating in 14,762,875 common shares, was issued on and announced by the Financial Industry Regulatory Authority (FINRA) on February 3, 2014. Accordingly, the Company’s consolidated financial statements have been retroactively stated for all periods presented to reflect the 2:1 forward stock split.

On September 8, 2014 the Company issued 93,751 shares of common stock to two board members from a total grant of 346,875 awarded by the Compensation Committee to board members. On October 7, 2014 additional 84,374 shares were issued to the same board members.

During the fourth quarter of 2014 the Company issued 52,892 shares of its common stock, valued at $316,065 as based on the market price of the common stock, as a payment of certain accounts payables.

During 2013, the Company issued 2,115,100 shares of common stock at an average price $2.23, resulting in net cash proceeds of $4,486,541. In addition, during 2013, the Company had non-cash additions to equity from the issuances of warrants and common stock in connection with the VII acquisition of $1,285,553.

During 2012, the Company sold approximately 2,463,000 shares of common stock for proceeds of approximately $858,000. The balance of $153,250 for the remaining 74,100 shares is to be received in 2013.

On January 1, 2012, the Company issued 4,000,000 shares of the Company’s common stock as consideration for 100% of certain named subsidiaries PVMI, a related party, and for the exclusive use of patents related to PVMI’s dispensing systems. (see Note 16)

NOTE 18 – INCOME TAXES

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

Deferred income taxes are provided for temporary differences arising from using the straight-line depreciation method for financial statement purposes and accelerated methods of depreciation for income taxes, including differences between book and tax for amortizing organization expenses. In addition, deferred income taxes are recognized for certain expense accruals, allowances and net operating loss carry forwards available to offset future taxable income, net of valuation allowances for potential expiration and other contingencies that could impact the Company’s ability to recognize the benefit.

The Company is required to file federal and state income tax returns. Various taxing authorities may periodically audit the Company’s income tax returns. These audits would include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions.

The Company is in the process of an examination by the Internal Revenue Service of the year ended December 31, 2011.

Management has performed its evaluation of all other income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties or interest receivable or payable relating to uncertain income tax provisions in the accompanying consolidated financial statements.

From time to time, the Company may be subject to interest and penalties assessed by various taxing authorities. These amounts have historically been insignificant and are classified as other expenses when they occur.

Deferred tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31:

	2014	2013
Deferred tax assets:
Customer deposits	$295,000	$293,000
Deferred revenue	35,000
Share based compensation	1,760,000
NOL carryforward	5,400,000	2,377,000
Total deferred tax asset	7,490,000	2,670,000
Deferred tax liabilities:
Deferred revenue	—	285,000
Intangible asset amortization	20,000
	20,000	285,000
	7,470,000	2,385,000
Less: Valuation allowance	(7,470,000)	(2,385,000)
	$—	$—

A valuation allowance has been recorded against the realizability of the net deferred tax asset such that no value is recorded for the asset in the accompanying consolidated financial statements. The valuation allowance increased $5,085,000 between the year ended December 31, 2014 and 2013.

The Company has net operating loss carryforwards available for federal and state tax purposes of approximately $13,510,000, at December 31, 2014, which expire in varying amounts through 2034.

For the years ended December 31, 2014, 2013 and 2012, a reconciliation of the statutory rate and effective rate for the provisions for income taxes consists of the following:

	2014	2013	2012
Federal Tax statutory rate	34.00%	34.00%	34.00%
State tax statutory rate	6.00%	8.84%	8.84%
Permanent differences	(6.72)%	—%
Valuation allowance	(33.28)%	(42.84)%	(42.84)%
Effective rate	0.00%	0.00%	0.00%

NOTE 19 – COMMITMENTS AND CONTINGENCIES

The Company leases property for its day to day operations and has recently begun leasing facilities for possible retail dispensary locations and cultivation locations as part of the process of applying for retail dispensary and cultivation licenses.

Office Leases

On August 1, 2011, the Company entered into a lease agreement for office space located in West Hollywood, California through June 30, 2017 at a monthly rate of $14,397. Starting July 1, 2014, the monthly rent increased by 3% to $14,828 per month.

In addition, the Company leased office facilities located at West Hills, California and Scottsdale, Arizona from unrelated third parties at a monthly rate of $1,300 and $1,420. The West Hills lease was on a month to month basis. The Arizona lease was a non-auto renewing lease with the most current agreement covering the period from May 1, 2014 to October 31, 2014. The Arizona lease term expired on October 31, 2014. The Company terminated the West Hills and Scottsdale leases effective November 1, 2014.

On December 17, 2013 the Company’s subsidiary Vaporfection International Inc. entered into a 1 year non-cancelable office lease in Deerfield Beach, Florida. The lease started on January 1, 2014 at a monthly rate of $1,981. As of December 31, 2014 this lease was terminated.

The Company rents virtual offices/meeting spaces in Seattle and Illinois on a month to month basis for an aggregate of approximately $705 per month. The payment is charged to rent expense as incurred.

Total rent expense under operating leases for the year ended December 31, 2014, 2013 and 2012, was $ 204,726, $139,330 and $124,727, respectively

Retail/Cultivation facility leases

The Company’s business model of acquiring retail dispensary and cultivation licenses has made it important to acquire real estate either through lease arrangements or through purchase agreements in order to secure a possible license. On May 8, 2014, the Company entered into a lease agreement for five years with a monthly payment of $7,400 in order to apply for a license and build-out of a location for a client. Also, on July 22, 2014 one of the Company’s subsidiaries Medbox Property Investments, Inc., entered into a new lease for a facility which will be used in the application process for both a dispensary and cultivation facility. The Company paid an initial security deposit of $30,000 and the lease is payable monthly at a rate of $20,000 per month. The lease has a five year term, but is contingent upon license approval which allows for early termination of the lease after January 1, 2015 if the license is not granted. Due to the fact that the Company was unsuccessful in obtaining the license related to the mentioned facility the lease agreement was terminated in November 2014.

The following table is a summary of our material contractual lease commitments as of December 31, 2014:

Year Ending	Office Rent	Retail/Cultivation Facility Lease
2015	$177,936	$88,800
2016	177,936	88,800
2017	88,968	88,800
2018	—	88,800
2019	—	29,600
Total	$444,840	$384,800

Real Estate Commitments

As part of the changes in the Company’s business model, the Company entered in various real estate purchase agreements at various times in order to allow the filing of retail dispensary or cultivation facility licenses in certain states and localities. These purchase agreements generally provide for a period of due diligence and a termination clause in the event that the Company is unable to obtain a license for its client. The agreements generally also provide for some monthly payment from escrow in order to compensate the real estate owner for the passage of time until the sale transaction is complete. Most of these payment releases from escrow are nonrefundable but applicable towards the purchase price if the Company decides to proceed with the purchase. Subject to approval of the license for a dispensary or cultivation center, the Company intends to close on the real estate where purchase agreements have been signed, or to seek partners to replace the Company on each property purchased.

During the year ended December 31, 2014, the Company paid $930,000, either by deposit into fifteen escrow accounts or direct payments to sellers, to secure the purchase and/or extend the closing dates on real estate to be used for future retail/cultivation facilities with an aggregate purchase price of $26,830,000. During the same period, the Company allowed the escrows to expire on three agreements with an aggregate purchase price of $3,195,000 and forfeited $140,000 in earnest money due to unfavorable terms demanded by the sellers to extend the escrow and closing date.

The Company was not successful in obtaining licenses for another ten locations with an aggregated sales price of $21,515,000 and deposits in escrow totaling $685,000. As a result all escrow accounts were closed with $235,757 forfeited and $419,167 refunded to the Company in 2014, with an additional $30,076 of escrow deposits to be refunded in January 2015.

The remaining two real estate purchase agreements have closing dates of March 31, 2015.

During July, 2014, one of the real estate properties on which the Company opened escrow was foreclosed upon and the agreement was canceled and the escrow in the amount of $10,000 was reimbursed to the Company on July 28, 2014.

During the second quarter of 2014 one of the Company’s subsidiaries entered into a real estate purchase agreement in Washington state. The purchase transaction was closed during the third quarter for a total purchase price of $399,594 partially financed by a promissory note for $249,000.

A summary of open real estate purchase transactions as of December 31, 2014 is represented in the table below:

Property	Purchase price	Closing date	Net escrow balance	Date escrow opened	Additional rents/fees paid to extend closing date
1	$820,000	03/31/2015	55,000	06/28/2014	$9,808
2	1,300,000	03/30/2015	50,000	10/17/2014
3	—		265,400	07/21/2014	—
Escrow deposits to be refunded			30,076
Total	$2,120,000		$400,476		$9,808

Line 3 represents the advance on July 21, 2014 of $75,000 to PVMI, a related party, as a partial payment for advances made by PVMI for escrow deposits used to secure properties for possible license acquisition in the San Diego market area and $190,400 from the assignment agreement.

On October 17, 2014, the Company entered into an assignment agreement with PVMI through which PVMI assigned all rights and titles for any opened escrow on real estate purchase agreements in San Diego in exchange for a related party notes payable from the Company. As of the signing date the agreement was valued at $190,400 which represented the value of escrow deposits paid by PVMI for eight different real estate agreements. Also on the date of the assignment agreement the Company paid $50,000 into an escrow account (line item 2 from the table above) for PVMI. The escrow was related to one of the eight real estate purchase agreements that were part of the assignment.

Board of Directors and Officers

On October 13, 2014, Mr. Vincent Mehdizadeh resigned as an officer of the Company. Mr. Mehdizadeh continued to serve as a consultant to the Company. In his new role, Mr. Mehdizadeh provided consulting services under the title of Founder and Senior Advisor. In connection therewith, on October 13, 2014, the Company entered into a consulting agreement with Mr. Mehdizadeh, pursuant to which the Company agreed to pay Mr. Mehdizadeh a monthly fee of $25,000 for consulting services to be performed by Mr. Mehdizadeh. The monthly consulting fee was reduced to $12,500 per month if Mr. Mehdizadeh is engaged in trading any of the Company’s securities at any time within the preceding 30 day period. The consulting agreement had a two-year term., and a total of $12,375 was paid to Mr. Mehdizadeh under this agreement. Mr. Mehdizadeh’s consulting agreement was terminated on December 8, 2014.

On October 16, 2014, Thomas Iwanski resigned as Chief Financial Officer, and C. Douglas (“Doug”) Mitchell was elected as Chief Financial Officer of the Company and Corporate Secretary.

Mr. Iwanski agreed to serve as a consultant to the Company for a transition period. The Company agreed to pay Mr. Iwanski $10,000 for services provided during the month of October 2014 and $200 per hour for consulting services rendered after October 31, 2014. The Company also agreed to issue Mr. Iwanski 100,000 Restricted Stock Units (“RSU’s”) for his service to the Company.

In connection with Mr. Doug Mitchell’s election as Chief Financial Officer, on October 16, 2014, the Company entered into an employment agreement with Mr. Mitchell (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company agreed to engage Mr. Mitchell, and Mr. Mitchell agreed to serve as the Company’s Chief Financial Officer, for a two-year term, which term will automatically be extended for successive additional one-year terms, unless either party provides written notice to the other 90 days prior to the expiration of the initial term or any successive term, that the Employment Agreement will not be renewed. The Company agreed to pay Mr. Mitchell a salary of $190,000 per year and to pay Mr. Mitchell $2,500 per month for living expenses in the West Hollywood, California area. Mr. Mitchell will also be entitled to an annual bonus of up to 35% of his salary, payable of up to 50% in cash and the balance payable in equity of the Company, subject to performance criteria and objectives to be established by mutual agreement of the CEO of the Company and Mr. Mitchell within 90 days of the effective date of the Employment Agreement, and thereafter from time to time by the CEO in consultation with Mr. Mitchell. Mr. Mitchell will also be entitled to an award of restricted stock units, to be issued within 90 days of the effective date of the Employment Agreement, under the Company’s Equity Incentive Plan, in the amount of 7,500 shares of common stock each calendar quarter Mr. Mitchell serves as Chief Financial Officer of the Company.

The Company may terminate the Employment Agreement with or without Cause (as defined in the Employment Agreement) upon written notice to Mr. Mitchell. In the event the Company terminates the Employment Agreement without Cause, Mr. Mitchell terminates the Employment Agreement with Good Reason (as defined in the Employment Agreement), or the Employment Agreement is not renewed as a result of notice to Mr. Mitchell provided 90 days prior to expiration of the initial or a renewal term, Mr. Mitchell will be entitled to payment of one-half his annual salary. Termination by the Company within 365 days of a Change of Control (as defined in the Employment Agreement) in the absence of Cause will conclusively be deemed a termination by the Company without Cause.

On October 22, 2014, Jennifer S. Love was elected to the board of directors of the Company. Ms. Love was also elected to serve as Chairperson of the Audit Committee. Jennifer Love was granted 19,452 RSU’s for 2014. Her contract calls for grants of 100,000 RSU’s for each succeeding year of service beginning on April 1, 2015.

Contingencies – SEC investigation

In October 2014 the Board of Directors of the Company appointed a special board committee (the “Special Committee”) to investigate a federal grand jury subpoena pertaining to the Company’s financial reporting which was served upon the Company’s then independent public accounting firm, as well as certain alleged wrongdoing raised by a former employee of the Company. Thereafter the Company was served with two subpoenas from the Securities and Exchange Commission in early November 2014. In connection with its investigation of these matters, the Special Committee in conjunction with the Audit Committee initiated an internal review by management and by an outside professional advisor of certain prior period financial reporting of the Company. As a result of this review, the Company determined there were errors in properly recording the revenue on certain customer contracts, capital contributions from related parties and improper capitalization of inventory costs. As a result, the Company restated the Company’s consolidated financial statements for the years ended December 31, 2012 and 2013 reported in the Company’s General Form of Registration of Securities on Form 10/A and the condensed consolidated financial statements as of and for the quarterly periods ended March 31, June 30, and September 30, 2014 and 2013.

The SEC is trying to determine whether there have been any violations of the Federal Securities Laws. It said further that the fact of the investigation does not mean that it has concluded that the Company or anyone else has broken the law or that it has a negative opinion of any person, entity or security. The Company is cooperating with the SEC in the investigation.

Registration Statement

The registration rights agreement entered into in connection with the July and September 2014 purchase agreements required the Company to have a Form S-1 declared effective on or before November 18, 2014. Due to the restatement discussed above, the registration statement has been delayed. As a result of the withdraw of the Form S-1, in January 2015 the Company agreed with the lenders to adjust the conversion rate for the amortization payments and reduced the volume weighted average price for 20 days prior to the issuance to 51%. See Note 20 Subsequent Events for purchase agreement modifications finalized in January 2015.

Litigation

On May 22, 2013, Medbox initiated litigation in the United States District Court in the District of Arizona against three shareholders of MedVend Holdings LLC (“Medvend”) in connection with a contemplated transaction pursuant to which Medbox entered into for the purchase of an approximate 50% ownership stake in MedVend for $4,100,000. The Company paid an advance of $300,000 upon execution of the contract, and another $300,000 was disbursed as an additional investment to MedVend. The lawsuit alleges fraud and related claims arising out of the contemplated transaction during the quarter ended March 31, 2013. The litigation is pending and Medbox has sought cancellation of the agreement due to a fraudulent sale of the stock because the selling shareholders lacked power or authority to sell their ownership stake in MedVend, and their actions were a breach of representations made by them in the agreement. On November 19, 2013 the litigation was transferred to United States District Court for the Eastern District of Michigan. MedVend recently joined the suit pursuant to a consolidation order executed by a new judge assigned to the matter. In the litigation, the selling shareholder defendants seek alternatively to have the transaction performed, or to have it unwound and seek damages. Medbox has denied liability with respect to any and all such counterclaims. A new litigation schedule was recently issued setting trial for September 2015. On June 5, 2014, the Company entered into a purchase and sale agreement (the “Medvend PSA”) with PVM International, Inc. (“PVMI”) concerning this matter. Pursuant to the Medvend PSA, the Company assigned to PVMI the Company’s rights and claims attributable to or controlled by the Company against those three certain selling stockholders of Medvend, known as Kaplan, Tartaglia and Kovan, (the “Medvend Rights and Claims”) in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. PVMI is owned by Vincent Mehdizadeh, the Company’s largest stockholder. The Company will have the right, under the Medvend PSA, to purchase from PVMI, at any time, the Medvend Rights and Claims, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Medvend Rights and Claims. The Court has not yet ruled on the substitution of PVMI as plaintiff in this matter. If necessary, the Company plans to vigorously defend against this matter. The case is in the discovery stage, and, at this time, the Company cannot determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can they reasonably estimate a range of potential loss, should the outcome be unfavorable.

In January 2015, three separate class action suits were been filed against the Company, certain past and present members of management, and the Company’s Board of Directors. These suits allege that the Company violated federal securities laws by allegedly making materially false and misleading statements regarding the Company’s financial results. The Company has only been served with a complaint on one of these cases, Crystal v. Medbox, Inc., Mehdizadeh, Bedrick, Iwanski, Marasala, and Mitchell. On February 12, 2015, the Court issued an Order Extending Time to Respond to Complaint until such time “any related actions are consolidated, a lead plaintiff and lead counsel are appointed by the Court, the lead plaintiff serves an operative complaint,” and certain other events. The Company intends to vigorously defend itself against these suits. Due to the early stages of the suits, the Company is unable to determine whether the likelihood of an unfavorable outcome of these suits is probable or remote, nor can it reasonably estimate a range of potential loss, including coverage by the Company’s insurance carrier, should the outcome be unfavorable.

On February 20, 2015, a derivative claim was filed, entitled Glitner v. Medbox, wherein the Company was named as both a nominal plaintiff and a defendant and all members of the Company’s Board of Directors were named as individual defendants. The lawsuit seeks damages for breach of fiduciary duties and abuse of control.

The Company intends to vigorously defend itself against these suits. Due to the early stages of the suits, the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

The Company has accrued an additional $500,000 in legal fees to represent amounts they are expecting to pay in excess of the defense costs paid by their insurance Company.

The Company also is the plaintiff in a legal action with a customer to collect past due balances in the amount of approximately $550,000 from the customer. The customer filed a cross complaint for breach of contract and breach of implied covenant of good faith and fair dealing in which the customer claims damages of not less than $500,000. The Company does not believe the cross complaint is meritorious and intends to continue to pursue the amounts due from the customer, and to vigorously defend itself against the claim. At this time, the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

NOTE 20 – SUBSEQUENT EVENTS

Litigation

On or about January 9, 2015, PVM International, Inc., Vincent Chase, Inc., and Vincent Mehdizadeh, in his individual capacity, (collectively the “VM Parties”) jointly executed that certain “Action by Written Consent of the Stockholders of Medbox, Inc.” (the “Written Consent”) seeking to appoint four successor directors the Company’s board of directors (the “Board”) as of January 29, 2015.

On January 16, 2015, the Company filed a complaint in Los Angeles Superior Court disputing the legal effectiveness of the Written Consent (the “Complaint”).

On January 21, 2015, the Company, P. Vincent Mehdizadeh, PVM International, Inc., (“PVM”), and Vincent Chase, Incorporated, (“VC”) entered into an agreement pursuant to which (1) the VM Parties acknowledged that the Written Consent was cancelled and withdrawn, (2) the parties agreed to enter into a Voting Agreement to vote in favor of and to not remove directors Ned L. Siegel (“Siegel”), Mitch Lowe (“Lowe”), Jennifer Love (“Love”) and Guy Marsala (“Marsala”) for a period of 12 months (the “Voting Agreement”), (3) the Company would dismiss the Complaint with prejudice, (4) the Board would meet with Mr. Mehdizadeh on specified dates during the term of the agreement to discuss and to hear matters of interest or concern of Mr. Mehdizadeh, as a stockholder of the Company (the “Agreement”). Each of the directors of the Company are also parties to the Voting Agreement.

Pursuant to the terms of the Agreement, the VM Parties may on or before January 25, 2015, present a term sheet to the Company from an accredited investor to invest in not less than $1,000,000 in restricted common stock of the Company on terms as reasonably agreed to by the Board (the “Private Placement”). In addition, either as part of the closing of the Private Placement or otherwise at the request of Mr. Mehdizadeh, Mr. Mehdizadeh shall have the right to appoint a person nominated by Mr. Mehdizadeh with industry experience and reasonably acceptable to the Board as the fifth director of the Company.

Amendment and Modification of the July 2014 Financing

On July 21, 2014, Medbox, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company agreed to sell, and the Investors agreed to purchase, convertible debentures (the “Debentures”) in the aggregate principal amount of $3,000,000, in three tranches, each in the amount of $1,000,000. The initial closing under the Purchase Agreement, for Debentures in the aggregate principal amount of $1,000,000 occurred on July 21, 2014. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on

July 25, 2014. The Investors subscribed for an additional $1,000,000 on August 25, 2014, an additional $500,000 on September 24, 2014, and an additional $250,000 on November 24, 2014 (collectively, with the July 21 Debenture, the “Original Debentures”).

On January 30, 2015, the Company and the Investors entered into an Amendment, Modification and Supplement to the Purchase Agreement (the “Purchase Agreement Amendment”) pursuant to which the Investors will purchase an additional $1,800,000 in seven Modified Closings: (1) $200,000 was funded at the Closing of the Purchase Agreement Amendment; (2) $100,000 will be funded within thirty (30) days of the Closing; (3) $100,000 will be funded within two days following the filing of a registration statement with the SEC to register the shares underlying the Debentures (the “Registration Statement”) and of the Company having filed with the SEC a restatement of the Company’s consolidated financial statements as described in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2014; (4) $100,000 will be funded within two days of receipt of the first comment letter from the SEC with regard to the Registration Statement; (5) $500,000 will be funded within two days of the date that the Registration Statement is declared effective by the SEC; (6) $500,000 will be funded within five days of the date that the Registration Statement is declared effective by the SEC; and (7) $100,000 will be funded within each of 90, 120, 150, and 180 days from the Closing of the Purchase Agreement Amendment. The Parties entered into a Modified Debenture Agreement for the $200,000 that was funded at the Closing and agreed to use the same form of Modified Debenture for each of the other foregoing Modified Closings (collectively, the “Modified Debentures”). The parties also entered into a warrant instrument granting the Investor the right to purchase shares of common stock of the Company equal to the principal amount of the applicable Modified Debenture divided by a price (the “Reference Price”) equal to 120% of the last reported closing price of the Common stock on the applicable closing date of the Modified Debenture, at an exercise price equal to the Reference Price, with a three year term. The Company also entered into a Debenture Amendment Agreement and an Amended and Restated Debenture for the amount outstanding under the original Debenture, (1) reflecting the terms set forth above, (2) providing for accrued and unpaid interest to be payable upon conversion or maturity rather than on specified payment dates and (3) amending the conversion price of the Debenture to be equal to the lower of $5.00 or 51% of the lowest volume weighted average price for the 20 consecutive trading days prior to the applicable conversion date. In connection with the Purchase Agreement Amendment, the Company is also required to open a new dispensary in Portland, Oregon during the first calendar quarter of 2015, as a condition to closing the fourth, fifth and sixth Modified Closings set forth above. With respect to each of the Modified Closings, the Company will pay a fee to the Investors in the amount equal to 5% of the Subscription Amount of the applicable Modified Closing. The Company must also file the Registration Statement by April 30, 2015 (as amended), and it must be declared effective by June 15, 2015 in order to avoid default and acceleration under the Amended and Restated Debenture.

On March 13, 2015 the Company and the Investors entered into a further amendment (“March 2015 Amendment”) to the July 21, 2014, 10% Convertible debentures, as amended January 30, 2015, whereby the fixed conversion rate was lowered to $1.83, and the anti-dilution reset provision on all previous debentures was triggered. In addition, the March 2015 Amendment modified the filling date requirement for the Registration Statement to be April 30, 2015.

Amendment and Modification of September 2014 Financing

On September 19, 2014, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, convertible debentures (the “Debentures”) in the aggregate principal amount of $2,500,000, in two tranches, the first in the amount of $1,000,000, and the second in the amount of $1,500,000. The initial closing under the Purchase Agreement, for a Debenture in the principal amount of $1,000,000, occurred on September 19, 2014. See the Company’s Current Report on Form 8-K filed with the SEC on September 24, 2014.

On January 28, 2015, the Company and the Investors entered into an Amendment, Modification and Supplement to the September 19, 2014 Purchase Agreement (Note (the “Purchase Agreement Amendment”) pursuant to which the remaining $1,500,000 will be funded in four Modified Closings: (1) $100,000 was funded at the Closing of the Purchase Agreement Amendment; (2) $100,000 will be funded within two days following the filing of a registration statement with the SEC to register the shares underlying the Debentures (the “Registration Statement”) and of the Company having filed with the SEC a restatement of the Company’s consolidated financial statements as described in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2014; (3) $100,000 will be funded within two days of receipt of the first comment letter from the SEC with regard to the Registration Statement; and (4) $1,200,000 will be funded within two days of the date that the Registration Statement is declared effective by the SEC. The Parties entered into a Modified Debenture Agreement for the $100,000 that was funded at the Closing and agreed to use the same form of Modified Debenture for each of the other foregoing Modified Closings (collectively, the “Modified Debentures”). The parties also entered into a warrant instrument granting the Investor the right to purchase shares of common stock of the Company equal to the principal amount of the applicable Modified Debenture divided by a price (the “Reference Price”) equal to 120% of the last reported closing price of the Common stock on the applicable closing date of the Modified Debenture, at an exercise price equal to the Reference Price, with a three year term. The Company also entered into a Debenture Amendment Agreement and an Amended and Restated Debenture for the amount outstanding under the original Debenture, (1) reflecting the terms set forth above, (2) providing for accrued and unpaid interest to be payable upon conversion or maturity rather than on specified payment dates and (3) amending the conversion price of the Debenture to be equal to the lower of $5.00 or 51% of the lowest volume weighted average price for the 20 consecutive trading days prior to the applicable conversion date. In connection with the Purchase Agreement Amendment, the Company is also required to open a new dispensary in Portland, Oregon during the first calendar quarter of 2015, as a condition to closing the second, third and fourth Modified Closings set forth above. With respect to each of the Modified Closings, the Company will pay a fee to the Investors in the amount equal to 5% of the Subscription Amount of the applicable Modified Closing. The Company must also file the Registration Statement by April 30, 2015 (as amended), and it must be declared effective by June 15, 2015 in order to avoid default and acceleration under the Amended and Restated Debenture.

In connection with the Closing of the Purchase Agreement Amendments for the July 2014 Financing and the September 2014 Financing, Mr. Ned L. Siegel, the chairman of the Company’s Board, entered into two separate subordinated convertible promissory notes with the Company on January 5, 2015 and January 30, 2015, respectively, each in the principal amount of $50,000 and having a three year term and an interest rate of 8% per annum (the “Siegel Notes”). In addition, Mr. Mitchell Lowe, a member of the Board, entered into one subordinated convertible promissory note with the Company on February 2, 2015 in the principal amount of $50,000 and having a three year term and an interest rate of 8% per annum (the “Lowe Note”).

Mr. Siegel and Mr. Lowe are entitled to receive a warrant, exercisable for a period of five (5) years from the date of grant, to purchase an amount of Company Common Stock equal to 50% of the principal sum under each of the Siegel Notes and the Lowe Note, respectively, at an exercise price equal to 200% of the applicable Conversion Price (the “Warrants”). The Conversion Price of the Warrants is either (i) 85% of the volume-weighted average price of the Common Stock for the thirty trading days prior to notice of Conversion or (ii) 85% of the per share price of the Company’s next common stock offering of not less than $2 million. Mr. Siegel and Mr. Lowe also received registration rights for the shares underlying the Siegel Notes and the Lowe Notes, respectively.

Notes payable

During February 2015 the Company entered into a modified loan agreement with the holder of a $249,000 note payable when they were unable to repay the note on its maturity date. Under the revised loan agreement, the Company agreed with the lender to an extension of the maturity date to July 1, 2015, and increased the interest rate to 18% plus a late charge in the amount of 5% of the principal balance of the note.

Shares issued

On January 15, 2015 the Company issued 206,480 shares to satisfy the conversion of remaining warrants related to the settlement with various previous owners of Vapor Systems International, LLC.

Share purchase and transfer

On March 5, 2015 Mr. Mehdizadeh announced that an agreement has been executed with Lizada Capital LLC, an investor in the field of legal cannabis products, that would result in the transfer of the majority of Mr. Mehdizadeh’s shares of the Company to that firm. Under the agreement, Lizada would purchase 22,160,000 shares, representing 2,000,000 preferred shares and 12,160,000 common shares of Medbox for consideration of approximately $15 million. A total of $5 million of the funds have been designated for purchase of restricted shares of the Company’s common stock, directly from the Company, at $2 per share in the name of Mr. Mehdizadeh’s holding company, PVM International, Inc.

The transaction has 6 separate closings over the course of 18 months, with each of the first five closings being in the amount of $2 million dollars to be paid to Mehdizadeh’s holding company and Medbox equally, or $1 million to each party, to satisfy the $5 million dollar direct investment component of the transaction. The 6th and final closing has a performance contingency and is in the amount of $5 million dollars paid directly to Mehdizadeh’s holding company.

A representative of Lizada will join Medbox’s Board of Directors within the next 90 days, after the first closing is set to occur.

MEDBOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015 (unaudited)	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$564,267	$101,182
Marketable securities	94,817	94,776
Accounts receivable	—	8,774
Inventory, net of valuation reserve of $293,473	377,663	961,236
Deposits in escrow	90,000	400,476
Prepaid insurance	370,366	31,491
Prepaid expenses and other current assets	153,159	34,729

Total current assets	1,650,272	1,632,664
Property and equipment, net of accumulated depreciation of $40,763 and $50,192, respectively	115,722	158,318
Assets held for resale	399,594	399,594
Intangible assets, net of accumulated amortization of $109,584 and $83,500 respectively	683,069	709,153
Note receivable, net of allowance of $350,000	—	—
Goodwill	1,260,037	1,260,037
Deferred Costs	299,018	—
Deposits and other assets	172,212	104,726

Total assets	$4,579,924	$4,264,492

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payables	$2,799,533	$1,713,627
Accrued interest payable	247,930	372,937
Accrued expenses	122,362	610,497
Accrued settlement and severance expenses	1,004,486	—
Deferred revenue, current	196,884	204,091
Notes payable	249,000	261,434
Related party notes payable	474,888	678,877
Convertible notes payable, net of discount of $0 and $1,225,573, respectively	4,655,701	2,524,427
Convertible notes payable, related parties	150,000	—
Derivative Liability	2,047,673	3,691,853
Customer deposits	1,214,808	1,525,808

Total current liabilities	13,163,265	11,583,551
Deferred revenue, less current portion	524,418	568,515
Deferred tax liability	160,000	160,000

Total liabilities	13,847,683	12,312,066

Commitments and contingencies (see Note 9)
Stockholders’ Deficit
Preferred stock, $0.001 par value: 10,000,000 authorized; 3,000,000 and 3,000,000 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	3,000	3,000
Common stock, $0.001 par value: 100,000,000 authorized, 44,273,535 and 30,496,909 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	44,274	30,497
Additional paid-in capital	29,909,695	15,315,110
Treasury stock	(1,209,600)	(1,209,600)
Accumulated deficit	(37,906,780)	(22,078,193)
Accumulated other comprehensive loss	(108,348)	(108,388)

Total stockholders’ deficit	(9,267,759)	(8,047,574)

Total liabilities and stockholders’ deficit	$4,579,924	$4,264,492

See notes to condensed consolidated financial statements.

MEDBOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	For the 3 months ended June 30		For the 6 months ended June 30
	2015	2014	2015	2014
Revenue	$59,447	$335,187	$101,195	$386,197
Revenue, related party	24,918	24,918	49,562	24,918
Less: allowances and refunds	—		—	(60,000)

Net revenue	84,365	360,105	150,757	351,115
Cost of revenues	867,025	728,669	1,181,328	1,678,542

Gross loss	(782,660)	(368,564)	(1,030,571)	(1,327,427)
Operating expenses
Selling and marketing	159,156	286,784	338,497	430,008
Research and development	—	67,033	—	75,033
General and administrative	5,236,018	663,415	9,121,614	1,225,115

Total operating expenses	5,395,174	1,017,232	9,460,111	1,730,156

Loss from operations	(6,177,834)	(1,385,796)	(10,490,682)	(3,057,583)

Other income (expense)
Interest income (expense), net	(90,010)	11,501	(93,800)	25,153
Financing Costs	(1,774,750)	—	(2,299,632)	—
Change in fair value of derivative liabilities	814,213	—	3,053,071	—
Amortization of debt discount	(4,229,977)		(6,049,639)	—
Other income (expense)	63,450	26,511	52,095	26,511

Total other income (expense)	(5,217,074)	38,012	(5,337,905)	51,664
Loss before provision for income taxes	(11,394,908)	(1,347,784)	(15,828,587)	(3,005,919)
Provision for income taxes	—	—	—	—

Net loss	$(11,394,908)	$(1,347,784)	$(15,828,587)	$(3,005,919)

Loss per share attributable to common stockholders
Basic	$(0.32)	$(0.04)	$(0.47)	$(0.10)

Diluted	$(0.32)	$(0.04)	$(0.47)	$(0.10)

Weighted average shares outstanding
Basic	36,100,385	30,531,365	33,435,964	30,523,860

Diluted	36,100,385	30,531,365	33,435,964	30,523,860

Other Comprehensive loss
Net loss	(11,394,908)	(1,347,784)	(15,828,587)	(3,005,919)
Unrealized gain from marketable securities	57,476		40

Comprehensive loss	$(11,337,432)	$(1,347,784)	$(15,828,547)	$(3,005,919)

See notes to condensed consolidated financial statements.

MEDBOX, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(Unaudited)

							Additional Paid-In Capital	Common Stock Subscribed	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balances at December 31, 2014	3,000,000	$3,000	30,496,909	$30,497	(60,000)	$(1,209,600)	$15,315,110	$—	$(22,078,193)	$(108,388)	$(8,047,574)
Stock-based compensation							4,292,209				4,292,209
Exercise of warrants			206,480	206			278,745				278,951
Issuance of shares to settle accounts payable			1,633,047	1,633			363,095				364,728
Conversions of convertible notes payable			11,937,099	11,938			5,798,574				5,810,512
Issuance of warrants in connection with convertible notes payable							3,861,962				3,861,962
Unrealized gain from marketable securities										40	40
Net loss									(15,828,587)		(15,828,587)

Balances at June 30, 2015	3,000,000	$3,000	44,273,535	$44,274	(60,000)	$(1,209,600)	$29,909,695	$—	$(37,906,780)	$(108,348)	$(9,267,759)

See notes to condensed consolidated financial statements.

MEDBOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the 6 months ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(15,828,587)	$(3,005,919)
Adjustments to reconcile net loss to net cash:
Depreciation and amortization	64,691	38,953
Provisions and allowances	—	60,000
Gain on sale of investments and property and equipment	—	(9,600)
Charges from escrow deposits	240,400	—
Inventory valuation reserve	354,939
Market value of securities received for services	—	(98,532)
Unrealized gain on marketable securities held for resale	—	(26,511)
Change in fair value of derivative liability	(3,053,071)	—
Amortization of debt discount	6,049,639	—
Financing costs	2,299,632
Stock based compensation	4,292,209	—
Changes in operating assets and liabilities
Accounts receivable	8,774	(29,362)
Inventories	228,634	(37,791)
Deposits in escrow	20,076	—
Prepaid insurance	(338,875)	—
Prepaid expenses and other assets	(185,916)	(213,261)
Accounts payables	1,659,988	193,384
Accrued interest payable	165,657	—
Accrued expenses	(488,135)	—
Accrued settlement and severance expenses	1,004,486	—
Customer deposits	(311,000)	863,137
Deferred revenue	(51,304)	458,051
Deferred costs	(299,018)	—

Net cash provided by (used in) operating activities	(4,166,781)	(1,807,451)
Cash flows from investing activities
Issuance of note receivable	—	(40,000)
Purchase of intangible assets, net	—	(195,002)

Net cash used in investing activities	—	(235,002)
Cash flows from financing activities
Payments on notes payable	(12,434)	1,738
Related party notes payable, net	(150,000)	404,880
Proceeds from issuance of notes payable	—	—
Proceeds from issuance of common stock, net	—	2,442,859
Proceeds from issuance of convertible notes payable, net	4,642,300	—
Proceeds from issuance of convertible notes payable from related parties, net	150,000	—

Net cash provided by financing activities	4,629,866	2,849,477
Net decrease in cash	463,085	807,024
Cash, beginning of period	101,182	168,003

Cash, end of period	$564,267	$975,027

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,151	$2,872

Cash paid for income tax	$—	$—

Non-cash investing and financing activities:
Marketable securities received for accounts receivable	$—	$196,000

Common stock issued upon debt conversion	$5,810,512	$—

Common stock issued for accounts payable	$364,728	$—

See notes to condensed consolidated financial statements.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS

Medbox, Inc, which is incorporated in the state of Nevada (the “Company”), provides specialized consulting services to the marijuana industry and sells associated patented products, including its Medbox medical dispensing system and medical vaporization devices. The Company works with clients who seek to enter the medical and cultivation marijuana markets in those states where approved. Medbox offers turnkey solutions that assist with licensing and compliance, site selection, design and permitting, safety and security, along with full build-out and operational oversight. The Company’s consulting solutions and technology create structure and process for clients and their respective businesses in this rapidly emerging sector. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (“VII”), the Company sells a line of vaporizer and accessory products online and through distribution partners. The Company is headquartered in Los Angeles, California.

The Company holds the license to operate a dispensary in Portland, Oregon, and a master lease on the property in which the dispensary is located. The Company entered into an Operating Agreement with an unrelated party (the “Operator”) in which the Operator will manage and operate the Dispensary. Per the terms of the Agreement, the Dispensary is “under the exclusive supervision and control of Operator, which shall be responsible for the proper and efficient operation of the Dispensary”. The term of the Agreement includes an initial term, which is five years, and a renewal term for an additional five years. The renewal term is at the discretion of the Operator.

The procurement fee for the dispensary was $400,000 (initially classified in Deferred Revenue), of which $50,000 was paid upon execution and delivery of the Agreement, and the remaining $350,000 is to be paid monthly in the amount of gross receipts less payroll and costs of inventories. If the procurement fees are not paid within six months, the payment terms become a minimum monthly payment of $5,000. The remaining $350,000 is evidenced by a Note Receivable to the Company. As of June 30, 2015 the Company is not assured of the timing of the collectability of the Note Receivable and therefore has set up an allowance in the amount of $350,000 for the Note Receivable, and has reduced the Deferred Revenue to $50,000.

After the Procurement Fee is paid in full, it is the parties’ plan that ownership of the Dispensary (through a new merged corporation) will be apportioned 51% to Operator and 49% to Medbox. The Agreement also includes an annual Licensor Fee of 5% of the annual Gross Revenues, which will begin after the Procurement Fees have been paid in full.

The Company has determined that they do not hold the controlling financial interest in the Dispensary and are not the primary beneficiary, and therefore will not consolidate the Dispensary in their financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Medbox, Inc. and its wholly owned subsidiaries:

•	Prescription Vending Machines, Inc., a California corporation, d/b/a Medicine Dispensing Systems in the State of California (“MDS”), which distributes our Medbox™ product and provides related consulting services described further below.

•	Vaporfection International, Inc., a Florida corporation through which we distribute our medical vaporizing products and accessories.

•	Medbox Property Investments, Inc., a California corporation specializing in real property acquisitions and leases for dispensaries and cultivation centers.

•	MJ Property Investments, Inc., a Washington corporation specializing in real property acquisitions and leases for dispensaries and cultivation centers in the state of Washington.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

•	Medbox Management Services, Inc., a California corporation specializing in providing management oversight and compliance services to state-licensed dispensaries for cultivation, dispensing, and marijuana infused products (MIPS).

•	Medicine Dispensing Systems, Inc., an Arizona corporation, which distributes our Medbox dispensing system and provides related consulting services in the State of Arizona.

All intercompany transactions, amounts and balances have been eliminated.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the condensed consolidated financial statements as well as the reported expenses during the reporting periods. The Company’s significant estimates and assumptions include the valuation of the Company’s common stock used in the valuation of goodwill, accounts receivable and note receivable collectability, inventory, advances on investments, the valuation of restricted stock and warrants received from customers, the amortization and recoverability of capitalized patent costs and useful lives of long-lived assets, the derivative liability, and income tax expense. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from these estimates.

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission for Interim Reporting. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, considered necessary for a fair presentation of the results for the interim periods presented. The results for the three and six months ended June 30, 2015 are not necessarily indicative of results to be expected for a full year, any other interim periods or any future year or period.

The accompanying unaudited interim financial statements and the information included under the heading “Management’s Discussion and Analysis or Plan of Operation” should be read in conjunction with our company’s audited financial statements and related notes included in our company’s Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 26, 2015.

The condensed consolidated balance sheet data as of December 31, 2014 was derived from audited consolidated financial statements.

The Company has performed a review of all subsequent events through the date the unaudited interim financial statements were issued, and has determined that no additional disclosures are necessary.

Concentrations of Credit Risk

The Company maintains cash balances at several financial institutions in California, Oregon, and Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

June 30, 2015 and December 31, 2014, the Company’s uninsured balances totaled $96,422 and $0, respectively. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred advertising and marketing costs of approximately $0 and $286,000 for the three months ended June 30, 2015 and 2014, respectively and approximately $0 and $430,000 for the six months ended June 30, 2015 and 2014, respectively.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying value of cash, accounts receivable, other receivables, inventory, accounts payable and accrued expenses and notes payable, related party notes payable, customer deposits, provision for customer refunds and short term loans payable approximate their fair value due to the short period to maturity of these instruments. The Company’s marketable securities and customer deposits require fair value measurement on a recurring basis as the Company has received warrants for service provided to unrelated third party. The securities received as a payment for services provided will be exposed to gains or losses following their initial evaluation as of the date the revenue was earned.

Warrants and other financial assets received as a payment for the services provided are recorded as “Marketable securities” under the current assets if they are expected to be realized within 12 months. The Company uses the Black-Scholes model to measure the value of the warrants. At each reporting date the Company will reevaluate the value of marketable securities and record any changes in value to other comprehensive income (loss) under “Unrealized gain or losses from marketable securities”.

Embedded derivative – The Company’s convertible notes payable include embedded features that require bifurcation and are accounted for as a separate embedded derivative (see Note 5). The Company has estimated the fair market value of the embedded derivative of the Notes based on a weighted probability model. The key valuation assumptions used consist of the price of the Company’s stock, a risk free interest rate based on the average yield of a one year Treasury note and expected volatility of the Company’s common stock all as of the measurement dates, and various estimated reset exercise prices allocated by probability. The Company considers these inputs Level 3 assumptions.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3	Significant unobservable inputs that cannot be corroborated by market data.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of the liabilities that are measured at fair value on a recurring basis.

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2015
Marketable securities	$94,817	$21,650	$—	$73,167
Derivative liability	2,047,673	—	—	2,047,673

Total	$2,142,490	$21,650	$—	$2,120,840

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the six months ended June 30, 2015
Total
Balance at January 1, 2015	$3,691,853
Additions	3,186,431
Reclassified to equity upon conversion	(1,777,540)
Change in fair value of conversion feature	(3,053,071)

Ending balance	$2,047,673

Revenue Recognition

We enter into transactions with clients who require our expertise and are interested in being granted the right to have us engage exclusively with them in certain territories (which we describe as territory rights) to obtain the necessary licenses to operate a dispensary for the location, and to consult in daily operations of the dispensary.

Terms for each deal are varied and the sales arrangements typically include the delivery of our dispensing technology and dispensary location build-out. Medbox machines retail for approximately $50,000 for each machine set (including the POS system), and normally our contracts include the sale of the dispensary units within the scope of options to be provided that might also include location build out costs. Currently, our standard contracts have a five year term, call for an upfront, non-refundable consulting fee, and contain options including acquiring a Medbox dispensary machine and having the Company perform the buildouts for the location, at set prices. The Company has determined these optional purchases each constitute a separate purchasing decision, and therefore are considered a separate arrangement for revenue recognition purposes. Revenue on each of these options are evaluated for recognition when and if the customer decides to enter into the arrangement.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Based on these contracts, and other auxiliary agreements, our current revenue model consists of the following income streams:

Consulting fee revenues and buildouts

Consulting fee revenues is a consistent component of our current and anticipated future revenues and is negotiated at the time we enter into a contract. The majority of the consulting fees arise from the upfront, non-refundable consulting fee in our standard contract, and is recognized over the life of the contract. Consulting fee revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonably assured.

Revenue on dispensary unit sales is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred, 3) sales price is fixed and determinable and 4) collectability is reasonable assured.

Revenue for the buildouts of the dispensary, if the customer chooses to have it performed by the Company, is recognized after issuance of a certificate of occupancy for the newly completed facility.

Other revenue includes sales of territory, location, and management rights

The Company at times enters into specific contracts to assign exclusive location and management rights, for a dispensary, that the Company has been granted through a license approved by local authorities. These rights are transferred under a management rights agreement to an operator for retail, dispensary, or cultivation centers. The Company also has one agreement with a related party in which they granted the related party the exclusive rights to a certain territory.

Other revenue is only recognized when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) sales price is fixed and determinable and 4) collectability is reasonably assured. In the sale of the territory rights to the related party, the revenue is being recognized over the term of the agreement.

Revenues on VII product sales. Our VII subsidiary sells table top vaporizer machines and accessories. Vaporizer sales are recognized as the product is shipped unless otherwise agreed with the customer.

Revenue from referral fees. The Company had an agreement, which expired in November 2014, for referral services to explore matching its clients with a real estate financing partner to facilitate property purchases and subsequent leasebacks to clients. Referral fee revenue was recognized over the life of the agreement.

Cost of Revenue

Cost of revenue consists primarily of expenses associated with the delivery and distribution of our products and services. These include expenses related to the manufacture of our dispensary units, construction expense related to the customer dispensary, site selection and establishment of licensing requirements, and consulting expense for the continued management of the dispensary unit build out, server and security equipment, rent expense, energy and bandwidth costs, and support and maintenance costs prior to when the client moves in. We only begin capitalizing costs when we have obtained a license and a site for operation of a customer dispensary or cultivation center. The previously capitalized costs are charged to cost of revenue in the same period that the associated revenue is earned. In the case where it is determined that previously inventoried costs are in excess of the projected net realizable value of the sale of the licenses then the excess cost above net realizable value is

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

written off to cost of revenues. In addition, cost of revenue related to our vaporizer line of products consists of direct procurement cost of the products along with costs associated with order fulfilment, shipping, inventory storage and inventory management costs.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined on a cost basis that approximates the first-in, first-out (FIFO) method.

Work in process and related capitalized costs includes costs to build out a dispensary in Portland Oregon that opened in the second quarter of 2015. Costs include tenant improvements to the facility, furniture, fixtures and Medbox dispensary units to be used by the licensed operator.

Basic and Fully Diluted Net Income/Loss Per Share

Basic net income/loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share include the effects of any outstanding options, warrants and other potentially dilutive securities. The Company did not consider any potential common shares in the computation of diluted loss per share for the three and six months ending June 30, 2015 and 2014, due to the net loss, as they would have an anti-dilutive effect on EPS.

As of June 30, 2015 and 2014, the Company has 3,000,000 shares of Series A preferred stock outstanding with par value of $0.001 that could be converted into 15,000,000 shares of the Company’s common stock. Additionally the Company has approximately 8,650,000 warrants to purchase common stock outstanding as of June 30, 2015. The Company also has approximately $4,806,000 in convertible debentures outstanding at June 30, 2015, whose underlying shares were not included that are convertible at the holders’ option at a conversion price of the lower of $0.88 or 51% of the VWAP over the last 40 days prior to conversion (subject to reset upon a future dilutive financing).

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC No. 740. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorizes. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. An IRS audit is still open on the year ended December 31 2011, in which the Company received a notice of deficiency for the amount of approximately $60,000. The Company does not concur with the IRS findings and is in the process of challenging the determination

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Going Concern

The accompanying unaudited interim financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has an accumulated deficit of approximately $37,907,000 as of June 30, 2015. During the six months ended June 30, 2015, the Company had a net loss of approximately $15,829,000, negative cash flow from operations of approximately $4,167,000 and negative working capital of approximately $11,513,000. The Company will need to raise capital in order to fund its operations.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement a business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is in negotiations with lenders to secure additional financing in the third quarter of 2015. Management is also planning to conduct a road show after the last half of 2015. The Company expects that these plans will provide it the necessary liquidity to continue operations for the next 12 months.

To address its financing requirements, the Company will seek financing through debt and equity financings. It is uncertain the Company can obtain financing to fund operating deficits until profitability is achieved. This need may be adversely impacted by: uncertain market conditions, approval of sites and licenses by regulatory bodies and adverse operating results. The outcome of these matters cannot be predicted at this time.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company has elected to early adopt this guidance in the current interim period.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for annual reporting periods for public business entities beginning after December 15, 2017, including interim periods within that reporting period. The new standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor determined the effect of the standard on its ongoing financial reporting.

NOTE 3 – INVENTORIES

Inventories are stated at the lower of cost or market value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method.

The consolidated inventories at June 30, 2015 and December 31, 2014 consist of the following:

	June 30, 2015	December 31, 2014
Work in process and related capitalized costs	$—	$308,867
Deposits on dispensing machines, net of valuation reserve of $293,473 at June 30, 2015	32,500	325,973
Vaporizers and accessories	235,163	154,930
Dispensing machines	110,000	171,466

Total inventory, net	$377,663	$961,236

On May 4, 2015, AVT, Inc., the manufacturing partner of the Company announced that they had commenced a voluntary filing for restructuring and court protection under Chapter 11 of the United States Bankruptcy Code. Dispensing machines and Deposits on dispensing machines noted in schedule above are with AVT. Additionally, during the second quarter of 2015, the Company completed a strategic review of the Medbox machines and concluded that they would take a reduced role in future marketing efforts. As a result of the strategic review, the Company evaluated the inventory and the related deposits in connection with reduced demand and concluded a write down of both assets was required. The bankruptcy of the manufacturing partner further complicates the process to convert the inventory and advances to cash and therefore is an additional factor in the decision to write down the inventory and record a valuation reserve against the deposits. Accordingly, the Company has evaluated the realizability of the dispensing machines and deposits, and has written the inventory down by $61,466 to an estimated net realizable value of $110,000 and recorded a valuation reserve against the deposits of $293,473 resulting in net deposits of $32,500, during the three months ended June 30, 2015.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – INVENTORIES, CONTINUED

Work in process and related capitalized costs includes costs to build out a dispensary in Portland, Oregon that opened in the second quarter of 2015 (Note 1). The costs related to the Portland dispensary have been classified in deferred costs until the related revenue is recognized.

NOTE 4 – MARKETABLE SECURITIES

On May 19, 2014 the Company entered into a six month agreement with a publicly traded company that provides real estate financing and related solutions to licensed marijuana operators, under which the other entity issued approximately 200,000 warrants to the Company as consideration for referral fees. The Company exercised 33,333 warrants into 10,825 shares of common stock of the other entity, through the cashless exercise option, leaving the Company with 166,665 warrants. The warrants’ fair value of $73,167 as of June 30, 2015 was determined using the Black Scholes Merton model with the following assumptions: estimated term of one year, annual risk-free rate of .26%, and annualized expected volatility of 120%.

The fair value of the shares as of June 30, 2015 was $ 21,650. The Company uses the published closing price of the stock to value the stock held by the Company.

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY

On July 21, 2014, as amended on September 19, 2014 and October 20, 2014, the Company entered into a Securities Purchase Agreement whereby the Company agreed to issue convertible debentures (“July 2014 Debentures”) in the aggregate principal amount of $3,500,000, in five tranches. The initial closing in the aggregate principal amount of $1,000,000 occurred on July 21, 2014. The second closing in the amount of $1,000,000 occurred on August 26, 2014; the third of $500,000 on September 26, 2014. The fourth and fifth, each in the amount of $500,000, were to occur within 2 and 5 business days, respectively, of the effective date of the registration statement filed by the Company for the resale of the shares of common stock issuable upon conversion of the July 2014 Debentures. The Registration statement was withdrawn and terminated in December 2014, and a new registration statement was filed on April 9, 2015. The July 2014 Debentures bear interest at the rate of 10% per year. The debt is due July 21, 2015, with the original agreement calling for amortization payments, including accrued principal and accrued interest, beginning on the eleventh day of the fourth month after issuance and will continue on the eleventh day of each following eight successive months thereafter.

Also on September 19, 2014, as amended on October 20, 2014, the Company entered into a securities purchase agreement pursuant to which it agreed to issue convertible debentures (“September 2014 Debentures”) in the aggregate principal amount of $2,500,000, in two tranches. The initial closing in the principal amount of $1,000,000 occurred on September 19, 2014. The second closing, of $1,500,000, is to occur within 2 days of the effective date of the registration statement filed by the Company for the resale of the shares of common stock issuable upon conversion of the September 2014 Debentures. The September 2014 Debentures bear interest at the rate of 5% per year. The debt is due September 19, 2015, and the original agreement called for amortization payments, including accrued principal and accrued interest, due in nine monthly installments, commencing the fourth month after issuance.

Both the original July 2014 Purchase Agreement Debentures and September 2014 Debentures prior to subsequent amendment, share the following significant terms:

All amounts are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price. The Notes were initially convertible into shares of the Company’s common stock at the initial Fixed Conversion Price of $11.75 per share. The Fixed Conversion Price is subject to adjustment for stock splits, combinations or similar events. If the Company makes any subsequent equity sales (subject to certain exceptions), under which an effective price per share is lower than the Fixed Conversion Price, then the conversion price will be reduced to equal such price.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY, CONTINUED

The Company may make the amortization payments on the debt in cash, prompting a 30% premium or, subject to certain conditions, in shares of common stock valued at 70% of the lowest volume weighted average price of the common stock for the 20 prior trading days.

In connection with each of the purchase agreements, the Company entered into a registration rights agreement with the respective investors, pursuant to which the Company agreed to file a registration statement for the resale of the shares of common stock issuable upon conversion of, or payable as principal and interest on, the respective debentures, within 45 days of the initial closing date under each agreement, and to have such registration statements declared effective within 120 days of the initial closing dates of each purchase agreement. Through subsequent modifications of the July 2014 Debentures and September 2014 Debentures, the required date to file the registration statement and the effective date of the registration statement have been changed to April 15, 2015 and July 15, 2015, respectively. The registration statement was filed on April 9, 2015, and became effective on June 11, 2015.

The conversion feature of the July 2014 Debenture and the September 2014 debenture meets the definition of a derivative and due to the reset provision to occur upon subsequent sales of securities at a price lower than the fixed conversion price, requires bifurcation and is accounted for as a derivative liability. The derivative was initially recognized at its estimated fair value of approximately $1,885,000 and created a discount on the Notes that will be amortized over the life of the Notes using the effective interest rate method. The fair value of the embedded derivative is measured and recognized at fair value each subsequent reporting period and the changes in fair value are recognized in the Statement of Operations as Change in fair value of derivative liability. For the six months ended June 30, 2015 the Company recognized a loss on the change in fair value of derivative liabilities of approximately $3,053,000 (including the change in fair value related to the new convertible debentures issued in the first and second quarters of 2015 discussed below). See Note 2 Fair value measure for additional information on the fair value and gains or losses on the embedded derivative.

On January 30, 2015, the Company and the Investors entered into an Amendment, Modification and Supplement to the Purchase Agreement (the “Purchase Agreement Amendment” or the “Modification”) pursuant to which the Investors agreed to purchase an additional $1,800,000 in seven Modified Closings: (1) $200,000 was funded at the Closing of the Purchase Agreement Amendment; (2) $100,000 to be funded within thirty (30) days of the Closing; (3) $100,000 to be funded within two days following the filing of a registration statement with the SEC to register the shares underlying the Debentures (the “Registration Statement”) and of the Company having filed with the SEC a restatement of the Company’s consolidated financial statements as described in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2014; (4) $100,000 to be funded within two days of receipt of the first comment letter from the SEC with regard to the Registration Statement; (5) $500,000 to be funded within two days of the date that the Registration Statement is declared effective by the SEC; (6) $500,000 to be funded within five days of the date that the Registration Statement is declared effective by the SEC; and (7) $100,000 to be funded within each of 90, 120, 150, and 180 days from the Closing of the Purchase Agreement Amendment. The Modification also eliminated the amortization payments discussed above, and provided for accrued and unpaid interest to be payable upon conversion or maturity rather than on specified payment dates. The Company is also required to open a new dispensary in Portland, Oregon during the first calendar quarter of 2015 (which was later modified to April 30, 2015). The Company must also file the Registration Statement by March 8, 2015 (later amended), and it must be declared effective by June 15, 2015 in order to avoid default and acceleration under the Amended and Restated Debenture. As noted above, the Registration Statement was filed on April 9, 2015, and became effective June 11, 2015.

On March 13, 2015 the Company and the Investors entered into a further amendment (“March 2015 Amendment”) to the July 21, 2014, 10% Convertible debentures, as amended January 30, 2015, whereby the reset of the fixed conversion rate to $1.83 caused by recent dilutive issuances was reiterated for all previously issued notes. In addition, the March 2015 Amendment modified the opening date of the Portland, Oregon dispensary to be April 30, 2015. Neither of these modified terms had an impact on the accounting treatment of the Debentures.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY, CONTINUED

The July 2014 financing was further modified on March 23, 2015. The closing dates of the financing were again modified, investments by two members of the Board of Director’s (“Board”) was required, and the deadline for filing of the registration statement was changed to no later than April 15, 2015, and its effective date to no later than July 15, 2015. Neither of these modified terms had an impact on the accounting treatment of the Debentures.

On April 9, 2015, the Company and their investors entered into an Amendment, Modification and Supplement to the July 2014 convertible debenture, which amends the closings as set forth in the March 23, 2015 Modification, to increase the amounts due in the third tranche, due two days after the filing of the Registration Statement, to $450,000.

On January 28, 2015, the Company and the Investors entered into an Amendment, Modification and Supplement to the September 2014 Debenture, pursuant to which the remaining $1,500,000 will be funded in four Modified Closings as set forth in the agreement, and contains other modifications with the same terms as was contained in the January 30, 2015 Modification.

The Company considered if the above modifications should be accounted for as an extinguishment or modification of the existing debt. The Company first evaluated if the modification of terms could be considered a troubled debt restructuring, but the modification did not meet the criteria as the Investors did not grant a concession to the Company for economic or legal reasons related to any financial difficulties of the Company. The majority of the modifications related to deadlines being extended for certain required events. The only financial modification was to revise the payment schedule on the Debentures to eliminate the amortization payments and instead require all to be due at maturity. The Company concluded this is not regarded as a concession as it is not the forgiveness of any interest payments, nor reduction of principal, nor change to the maturity date. Therefore, the modification of the terms was evaluated to determine if the changes in the Debentures’ future cash flows were in excess of 10% and considered substantial, which would require the Debentures to be accounted for as extinguished and replaced with new debt. As the modification resulted in a less than 10% estimated change in future cash flows, the Company concluded that the modification of the terms of the July 2014 and September 2014 Debentures was to be accounted for as a modification of the existing Debentures.

As part of the January 30, 2015 Modification, the Parties entered into a Modified Debenture Agreement for the $200,000 that was funded at the Closing and agreed to use the same form of Modified Debenture for each of the other foregoing Modified Closings (collectively, the “Modified Debentures”). The fixed conversion price of the Modified Debenture was the lower of $5.00 or 51% of the lowest volume weighted average price for the 20 consecutive trading days prior to the applicable conversion date. This new fixed conversion price was a dilutive issuance to the outstanding July 2014 and September 2014 Debentures, thereby triggering a reset of the older fixed conversion price. As a result of the reset to the conversion price, at January 30, 2015, the derivative liability was remeasured to a fair value of approximately $2,690,000, using a weighted probability model as estimated by management. A decrease in fair value of the derivative liability of approximately $1,072,000 was recognized as a gain on the Statement of Consolidated Comprehensive Loss in the six months ended June 30, 2015.

The additional Modified Debentures under the July 2014 Debentures closed on February 27, 2015 in the amount of $100,000, March 13, 2015 in the amount of $50,000, March 16, 2015 in the amount of $25,000, March 20, 2015 in the amount of $75,000 and on March 26, 2015 in the amount of $150,000. All these Modified Debentures have a fixed conversion price of the lower of $1.83 or 51% of the VWAP for the last 20 days prior to the conversion. This new fixed conversion price was a dilutive issuance to the outstanding July 2014 and September 2014 Debentures, thereby triggering a reset of the previous $5 fixed conversion price. This reset resulted in the derivative liability being revalued at February 27, 2015, using a weighted probability model for a fair value of $2,720,000, for a decrease in fair value of approximately $334,000, recognized as a gain on the Statement of Consolidated Comprehensive Loss.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY, CONTINUED

The additional Modified Debentures under the September 2014 Debentures closed on January 29, 2015 in the amount of $100,000 and February 24, 2015 in the amount of $100,000. These Modified Debentures have a fixed conversion price of the lower of $5.00 or 51% of the VWAP for the last 20 days prior to the conversion. This new fixed conversion price was a dilutive issuance to the outstanding July 2014 and September 2014 Debentures, thereby triggering a reset of the previous $5.00 fixed conversion price. The resulting reset and remeasurement of the fair value of the derivative liability is included in the amounts of the change to fair value discussed above.

The additional fundings of the July 2014 Modified Debentures under the closing schedule detailed above resulted in $2,811,500 being received during the second quarter. The first $300,000 had a fixed conversion price of the lower of $1.83 or 51% of the VWAP for the last 40 days prior to the conversion. The April 17, 2015 closing contained a fixed conversion price of the lower of $0.88 or 51% of the VWAP for the last 40 days prior to the conversion. This new fixed conversion price was a dilutive issuance to the outstanding July 2014 and September 2014 Debentures, thereby triggering a reset of the previous $1.83 fixed conversion price. This reset resulted in the derivative liability being revalued at April 17, 2015, using a weighted probability model for a fair value of $3,287,000, for a increase in fair value of approximately $1,764,000, recognized as a loss on the Statement of Consolidated Comprehensive Loss.

There was additional funding of $1,300,000 of the September 2014 Modified Debentures under the closing schedule detailed above. These Modified Debentures all have a fixed conversion price of the lower of $0.88 or 51% of the VWAP for the last 40 days prior to the conversion.

The Directors convertible debentures required under the March 23, 2015 Modification, issued in the first quarter of 2015, total $150,000, and have a three year term and an interest rate of 8% per annum. They were originally convertible at a fixed conversion price of the lower of $1.83 or 51% of the VWAP for the last 20 days prior to conversion. As with the Modified Debentures, the debentures included a reset provision, which resulted in the conversion feature being bifurcated and accounted for as a derivative liability, with an initial fair value of $132,175. The director’s convertible debentures also reset on February 27, 2015 and April 17, 2015, with the changes to fair value included in the amounts disclosed above.

The Modified Debentures also included a warrant instrument granting the Investor the right to purchase shares of common stock of the Company equal to the principal amount of the applicable Modified Debenture divided by a price equal to 120% of the last reported closing price of the Common stock on the applicable closing date of the Modified Debenture, with a three year term.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY, CONTINUED

The warrants issued in the six months ended June 30, 2015 in connection with all the Modified Debentures are summarized below:

Date issued	Number of warrants	Exercise price	Fair Value
July 2014 Modified Debentures
January 30, 2015	40,552	$4.93	$159,601
February 26, 2015	45,537	2.20	79,904
March 13, 2015	21,151	2.36	39,965
March 16, 2015	10,575	2.36	19,981
March 20, 2015	41,946	1.79	59,942
March 27, 2015	75,758	1.98	119,888
April 2, 2015	60,386	1.66	74,025
April 2, 2015	30,193	1.66	37,012
April 10, 2015	107,194	1.39	112,460
April 17, 2015	41,667	1.20	37,680
April 24, 2015	127,119	1.18	112,635
April 24, 2015	21,186	1.18	18,772
May 1, 2015	156,250	.96	113,133
May 7, 2015	134,615	.78	79,234
May 8, 2015	42,000	.75	23,768
May 15, 2015	200,000	.75	113,365
May 22, 2015	250,000	.60	113,366
May 29, 2015	258,621	.58	112,537
June 5, 2015	288,462	.52	120,738
June 12, 2015	930,233	.43	303,246
June 19, 2015	3,448,276	.29	751,159

September 2014 Modified Debentures
January 28, 2015	18,038	5.54	80,156
February 13, 2015	57,870	1.73	96,689
April 2, 2015	181,159	1.66	222,109
April 24, 2015	90,579	1.10	80,548
May 15, 2015	200,000	.75	113,365
June 12, 2015	1,744,186	.43	570,248

Directors
January 5, 2015	6,173	8.10	39,901
January 30, 2015	10,142	4.93	39,916
February 2, 2015	10,204	4.90	16,619

Total	8,650,792		3,861,962

The Company determined that the warrants were properly classified in equity as there is no cash settlement provision and the warrants have a fixed exercise price and therefore result in an obligation to deliver a known number of shares.

As a result of the conversion feature being bifurcated and recognized as a derivative liability, the Company evaluated the warrants and determined that they have a sufficient number of authorized and unissued shares as of June 30, 2015, after consideration of the subsequent increased authorized shares, (See Note 10), to settle all existing commitments.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITY, CONTINUED

The Company adopted a sequencing policy that reclassifies contracts, with the exception of stock options, from equity to assets or liabilities for those with the earliest inception date first. Future issuance of securities will be evaluated as to reclassification as a liability under our sequencing policy of earliest inception date first until either all of the convertible debentures are converted or settled.

During the six months ended June 30, 2015, $2,900,000 principal of the July 2014 Debentures and $1,100,000 principal and approximately $27,000 accrued interest of the September 2014 Debentures were converted into 12,383,229 of the Company’s common shares at an average price of $0.74, based on 51% of the calculated VWAP. As a result of the conversions approximately $90,000 of the related debt discount was immediately amortized as Amortization of debt discount on the Statement of Comprehensive Loss. Upon conversion, the derivative fair value for the amounts converted were remeasured through the date of conversion, with the resulting decrease of fair value of approximately $1,160,000 recognized on the Statement of Consolidated Comprehensive Loss. At the same time, the fair value of the conversion feature derivative liability related to the amount converted was reclassified to equity.

NOTE 6 – RESTRICTED STOCK AND RESTRICTED STOCK UNITS (“RSUs”)

On July 23, 2014, in connection with the election of a new Chairman, President and CEO, the Company entered into a two year employment contract with the new CEO. Under the employment contract, the CEO received an award of RSU’s, to be issued within 90 days of the effective date of the Employment Agreement, under the Equity Incentive Plan adopted by the Company, in the amount of the greater (by value) of 50,000 shares of common stock or $500,000 of common stock based on the volume weighted average price for the 30 day period prior to the date of the grant. The Company also agreed to make an equal stock award to the CEO on each anniversary date of the employment agreement. The fair value of the awards, as determined on grant date, was $711,500 which is being amortized over the CEO’s one year service period.

On August 21, 2014, the Compensation Committee of the Board granted Restricted Stock and RSU’s to two Board members who were elected to the Board on April 9, 2014. Under the award, the Directors received 346,875 shares of restricted stock and 121,875 RSU’s under which the holders have the right to receive 121,875 shares of common stock. The grant date fair value of the restricted stock was $3,607,500 and the grant date fair value of the RSU’s was $1,267,500. The restricted Stock and RSU’s vested over the remaining first year of the new Board members’ term ending on March 31, 2015. The fair value of the grant was amortized over the period from the date of grant, August 21, 2014 to the end of the first year of the Board members’ term, March 31, 2015. Under the Board members’ contracts, additional grants will be made for the second year of the contract.

During October 2014, the Compensation Committee of the Board granted 19,452 RSU’s to a new Board member who was elected to the Board on October 22, 2014. The Board member’s contract calls for grants of 100,000 RSU’s for each succeeding year of service beginning on April 1, 2015, which vest quarterly.

On February 10, 2015, the Compensation Committee of the Board granted 100,174 RSU’s to certain officers and employees of the Company as for retention and bonuses. The grant date fair value of the RSU’s was approximately $114,000. The RSU’s vest every six months through December 31, 2016. The fair value of the grant is being amortized over the period from the date of grant, February 10, 2015 through the vesting dates in six month increments.

On January 15, 2015, the Board granted 75,000 RSUs to a consultant, which vest in 25,000 installments quarterly through July 15, 2015, beginning with 25,000 which vested immediately on the grant date. The grant date fair value of the RSU’s was approximately $450,000.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – RESTRICTED STOCK AND RESTRICTED STOCK UNITS (“RSUs”), CONTINUED

On May 11, 2015, the Board granted 38,600 RSUs to various officers and employees, which vested immediately on the grant date. The grant date fair value of the RSU’s was approximately $20,000, which was immediately expensed.

In connection with the former CEO’s separation agreement (Note 9) approximately 2,580,000 options with a 10 year term were granted at an exercise price of $0.13. The fair value of $335,117 was calculated using the Black Sholes Merton model, and was immediately expensed.

On May 11, 2015, the new CEO (Note 9) was awarded 196,078 RSUs in connection with his retention agreement. The grant date fair value of the RSU’s was approximately $100,000. The RSUs vest quarterly through May 11, 2016.

A summary of the activity related to restricted stock and RSUs for the six months ended June 30, 2015 is presented below:

Restricted stock	Total shares	Grant date fair value
Restricted stock non-vested at January 1, 2015	168,750	$10.40
Restricted stock granted	—	—
Restricted stock vested	(168,750)	10.40
Restricted stock forfeited	—	—

Restricted stock non-vested at June 30, 2015	—	$—

Restricted stock units (RSU’s)	Total shares	Grant date fair value
RSU’s non-vested at January 1, 2015	199,584	$10.70
RSU’s granted	412,354	$0.51 - $6.07
RSU’s vested	(189,016)	$0.51 - $6.07
RSU’s forfeited	—

RSU’s non-vested June 30, 2015	422,922	$0.51 - $11.00

A summary of the expense related to restricted stock, RSUs and stock option awards for the three and six months ended June 30, 2015 is presented below:

Summary of the expense related to Restricted Stock and RSUs	For the three months ended June 30, 2015	For the six months ended June 30, 2015
Restricted Stock	390,000	1,845,942
RSU’s	1,055,550	2,111,150
Stock options	335,117	335,117

Total	$1,780,667	$4,292,209

NOTE 7 – RELATED PARTY TRANSACTIONS

The aggregate amount of outstanding payables to related parties as of June 30, 2015 and December 31, 2014 was $474,888 and $678,877, respectively.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – RELATED PARTY TRANSACTIONS, CONTINUED

During the year ended December 31, 2014, the Company issued four notes payable to PVM International Inc. (“PVMI”), a related party which is 100% owned by a co-founder of the Company, in the amounts of $250,000, $100,000, $500,000, and $375,000. These notes were subsequently partially repaid leaving $284,488 outstanding as of June 30, 2014. On October 17, 2014 the Company entered into an assignment agreement with PVMI through which PVMI assigned all rights and titles for any opened escrow on real estate purchase agreements in San Diego in exchange for a related party notes payable from the Company. As of the signing date the agreement was valued at $190,400 which represented the value of escrow deposits paid by PVMI for eight different real estate agreements.

On March 28, 2014, the Company entered into an agreement with a related party for territory rights in Colorado for $500,000. The agreement has a term of five years and in accordance with the Company’s revenue policy, the revenue will be recognized over the five year term. Approximately $375,000 remains in deferred revenue as of June 30, 2015.

During the third quarter of 2014, the Company created the following affiliated entities in connection with license applications: A. Hanna Growers, Inc., Herbal Choice of Illinois, Inc., Nature’s Treatment of Illinois, Inc., Green Blossom of Illinois, Inc., Midwestern Compassionate Care of Illinois, Inc., Midwestern Wellness Group of Illinois, Inc., Green Blossom, Inc., Nature’s Treatment, Inc. and Herbal Choice, Inc.

NOTE 8 – STOCKHOLDER’S EQUITY

Common Stock

For common shares which were issued upon conversion of the convertible debentures during the six months ended June 30, 2015 see Note 5.

During the six months ended June 30, 2015 the Company issued 1,633,047 shares of its common stock, valued at approximately $365,000 as based on the market price of the common stock on the date of settlement, as a payment of certain accounts payables.

In addition, the Company issued 206,480 of their common stock upon exercise of the warrants held by various previous owners of VII.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases property for its day to day operations and has recently begun leasing facilities for possible retail dispensary locations and cultivation locations as part of the process of applying for retail dispensary and cultivation licenses.

Office Leases

On August 1, 2011, the Company entered into a lease agreement for office space located in West Hollywood, California through June 30, 2017 at a monthly rate of $14,397. Starting July 1, 2014, the monthly rent increased by 3% to $14,828 per month. The Company moved to new offices in Los Angeles, CA in April 2015. The sublease on the new office has a term of 18 months and with monthly rent of $7,486. The Company plans to sublease the office in West Hollywood, CA.

Total rent expense under operating leases for the three months ended June 30, 2015 and 2014 was $66,000 and $58,000, respectively. Rent expense for the six months ended June 30, 2015 and 2014 was approximately $110,000 and $114,000, respectively.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – COMMITMENTS AND CONTINGENCIES, CONTINUED

Retail/Cultivation facility leases

The Company’s business model of acquiring retail dispensary and cultivation licenses has made it important to acquire real estate either through lease arrangements or through purchase agreements in order to secure a possible license. On May 8, 2014, the Company entered into a lease agreement for the Portland dispensary for five years with a monthly payment of $7,400 in order to apply for a license and build-out of a location for a client. Also, on July 22, 2014 one of the Company’s subsidiaries Medbox Property Investments, Inc., entered into a new lease for a facility which will be used in the application process for both a dispensary and cultivation facility. The Company paid an initial security deposit of $30,000 and the lease is payable monthly at a rate of $20,000 per month. The lease has a five year term, but is contingent upon license approval which allows for early termination of the lease after January 1, 2015 if the license is not granted. Due to the fact that the Company was unsuccessful in obtaining the license related to the mentioned facility the lease agreement was terminated in November 2014 and the Company forfeited the security deposit.

The following table is a summary of our material contractual lease commitments as of June 30, 2015:

Year Ending	Office Rent	Retail/Cultivation Facility Lease
2015	$133,884	$44,400
2016	245,310	88,800
2017	88,968	88,800
2018	—	88,800
2019	—	29,600

Total	$468,162	$340,400

Real Estate Commitments

As part of the changes in the Company’s business model, the Company entered into various real estate purchase agreements at various times in order to allow the filing of retail dispensary or cultivation facility licenses in certain states and localities. These purchase agreements generally provide for a period of due diligence and a termination clause in the event that the Company is unable to obtain a license for its client. The agreements generally also provide for some monthly payment from escrow in order to compensate the real estate owner for the passage of time until the sale transaction is complete. Most of these payment releases from escrow are nonrefundable but applicable towards the purchase price if the Company decides to proceed with the purchase. Subject to approval of the license for a dispensary or cultivation center, the Company intends to close on the real estate where purchase agreements have been signed, or to seek partners to replace the Company on each property purchased.

Through December 31, 2014 the Company paid $930,000 either by deposit into twelve escrow accounts or direct payments to sellers, to secure the purchase and/or extend the closing dates on real estate to be used for future retail/cultivation facilities with an aggregate purchase price of $26,830,000. The real estate purchase agreements have closing dates varying between December 1, 2014 and February 10, 2015. No additional deposits were made during the six months ended June 30, 2015 and one additional escrow was closed.

During the year 2014, the Company allowed the escrows to expire on three agreements with an aggregate purchase price of $3,195,000 and forfeited $140,000 in earnest money due to unfavorable terms demanded by the sellers to extend the escrow and closing date.

MEDBOX, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – COMMITMENTS AND CONTINGENCIES, CONTINUED

The Company was not successful in obtaining licenses for another ten locations with an aggregated sales price of $21,515,000 and deposits in escrow totaling $685,000. As a result all escrow accounts were closed with $235,757 forfeited and $419,167 refunded to the Company in 2014, and $30,076 refunded during the first quarter of 2015.

During the second quarter of 2014 one of the Company’s subsidiaries entered into a real estate purchase agreement in Washington state. The purchase transaction was closed during the third quarter for a total purchase price of $399,594 partially financed by a promissory note for $249,000.

A summary of open real estate purchase transactions as of June 30, 2015 is represented in the table below:

Property	Purchase price	Closing date	Net escrow balance	Date escrow opened	Additional rents/fees incurred to extend closing date
1	$360,000	07/19/2015	55,000	06/28/2014	$22,308
2	—		25,000	07/21/2014	—

Total	$360,000		$80,000		$22,308

During 2014, the Company entered into numerous real estate contracts in the state of San Diego to secure locations during the licensing process. The contracts allow the Company to demonstrate to licensing authorities that the locations are available for use as a dispensary or cultivation location. During the second quarter the Company terminated additional licensing efforts on seven properties and accordingly wrote off $240,400 of escrow deposits. Line 2 represents the balance of advance from San Diego escrow deposits assigned to the Company by PVMI used to secure properties for licensing process in San Diego, the assignment agreement is described in the “Related parties transaction” footnote.

Officers

On June 30, 2015, Guy Marsala, President, Chief Executive Officer, and director of the Company since July 23, 2014, tendered his resignation as President and Chief Executive Officer of the Company and as a director on the Company’s board, effective immediately. Mr. Marsala confirmed that such resignation is not because of a disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with his resignation, the Company and Mr. Marsala entered into a Separation Agreement dated June 30, 2015. Pursuant to the terms of the Separation Agreement, Mr. Marsala is entitled to receive $500,000 in severance pay, payable in equal monthly installments of $30,000, and a grant of options to purchase up to $335,275 of shares of common stock at an exercise price based on the closing price of the Company’s common stock on June 30, 2015, in lieu of any rights under his employment agreement, which was terminated.

Chief Operating Officer/Chief Executive Officer

On April 22, 2015, the Board of Company appointed Jeffrey Goh as Chief Operating Officer, effective immediately. In connection with his appointment as Chief Operating Officer, Mr. Goh and the Company have agreed that Mr. Goh’s annual base salary will be $300,000, subject to annual increases of between 5% and 7% based upon performance goals and the Company’s financial results. Mr. Goh will be eligible to receive a cash bonus of up to a maximum of $150,000 per year (“Cash Bonus”), plus a bonus grant of restricted stock units convertible into Company common stock up to a maximum of $150,000 per year (“Equity Bonus”). Each of the Cash Bonus and Equity Bonus shall be determined based upon the achievement of performance goals to be

MEDBOX, INC.

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mutually agreed upon amongst Mr. Goh and the Board of Directors for the given year. Mr. Goh shall also be entitled to receive an award of 100,000 restricted stock units convertible into Company common stock on each anniversary of the original date of his employment with the Company. In the event that Mr. Goh terminates his employment with or without cause or the Company terminates Mr. Goh’s employment without cause, Mr. Goh shall be entitled to receive a severance payment equivalent to 6, 12, or 18 months of base salary, based upon whether the length of Mr. Goh’s employment with the Company at the time of termination is less than 12 months, greater than 12 months but less than 24 months, or greater than 24 months, respectively.

Effective June 30, 2015, Jeffrey Goh, was promoted to President and interim Chief Executive Officer of the Company.

New Lease

The Company entered into a new lease for new offices in Los Angeles, CA on April 7, 2015, which terminates on September 29, 2016. The sublease on the new office has a term of 18 months and with monthly rent of approximately $7,500. The Company plans to sublease the office in West Hollywood, CA.

Litigation

On May 22, 2013, Medbox initiated litigation in the United States District Court in the District of Arizona against three shareholders of MedVend Holdings LLC (“Medvend”) in connection with a contemplated transaction that Medbox entered into for the purchase of an approximate 50% ownership stake in Medvend for $4.1 million. The lawsuit alleges fraud and related claims arising out of the contemplated transaction during the quarter ended June 30, 2013. The litigation is pending and Medbox has sought cancellation due to a fraudulent sale of the stock because the selling shareholders lacked the power or authority to sell their ownership stake in MedVend, and their actions were a breach of representations made by them in the agreement. On November 19, 2013 the litigation was transferred to United States District Court for the Eastern District of Michigan. MedVend recently joined the suit pursuant to a consolidation order executed by a new judge assigned to the matter. In the litigation, the selling shareholder defendants seek alternatively to have the transaction performed, or to have it unwound and be awarded damages and allege breach of the agreement by Medbox and that $600,000 was wrongfully retained by the Company. Medbox has denied liability with respect to any and all such counterclaims. A new litigation schedule was recently issued setting trial for September 2015. On June 5, 2014, the Company entered into a purchase and sale agreement (the “Medvend PSA”) with PVM International, Inc. (“PVMI”) concerning this matter. Pursuant to the Medvend PSA, the Company sold to PVMI the Company’s rights and claims attributable to or controlled by the Company against those three certain stockholders of Medvend, known as Kaplan, Tartaglia and Kovan (the “Medvend Rights and Claims”), in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. PVMI is owned by Vincent Mehdizadeh, the Company’s largest stockholder. The Company will have the right, under the Medvend PSA, to purchase from PVMI, at any time, the Medvend Rights and Claims, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Medvend Rights and Claims. The court has not yet ruled on the substitution of PVMI as plaintiff in this matter. If necessary, the Company plans to vigorously defend against this matter. The case is in the discovery stage, and, at this time, the Company cannot determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can they reasonably estimate a range of potential loss, should the outcome be unfavorable.

On February 20, 2015 Michael A. Glinter, derivatively and on behalf of nominal defendants Medbox, Inc. the Board and certain executive officers (Pejman Medizadeh, Matthew Feinstein, Bruce Bedrick, Thomas Iwanskai, Guy Marsala, J. Mitchell Lowe, Ned Siegel, Jennifer Love, and C. Douglas Mitchell) filed a suit in the Superior Court of the State of California for the County of Los Angeles. The suit alleges breach of fiduciary duties and

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abuse of control by the defendants. Relief is sought awarding damages resulting from breach of fiduciary duty and to direct the Company and the defendants to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. This action has been stayed pending the outcome of the actions filed in the United States District Court for the District of Nevada (Calabrese and Gray). Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On January 21, 2015 Josh Crystal on behalf of himself and of all others similarly situated filed a class action lawsuit in the U.S. District Court for Central District of California against Medbox, Inc., and certain past and present members of the Board (Pejman Medizadeh, Bruce Bedrick, Thomas Iwanskai, Guy Marsala, and Douglas Mitchell). The suit alleges that the Company issued materially false and misleading statements regarding its financial results for the fiscal year ended December 31, 2013 and each of the interim financial periods that year. The plaintiff seeks relief of compensatory damages and reasonable costs and expenses or all damages sustained as a result of the wrongdoing. On April 23, 2015, the Court issued an Order consolidating the three related cases in this matter: Crystal v. Medbox, Inc., Gutierrez v. Medbox, Inc., and Donnino v. Medbox, Inc., and appointing a lead plaintiff. On July 27, 2015 Plaintiffs filed a Consolidated Amended Complaint. The Company must file a responsive pleading on or before September 25, 2015. The Company intends to vigorously defend against these suits. Due to the early stages of the suits the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On January 18, 2015, Ervin Gutierrez filed a class action lawsuit in the U.S. District Court for the Central District of California. The suit alleges violations of federal securities laws through public announcements and filings that were materially false and misleading when made because they misrepresented and failed to disclose that the Company was recognizing revenue in a manner that violated US GAAP. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses or all damages sustained as a result of the wrongdoing. On April 23, 2015, the Court issued an Order consolidating the three related cases in this matter: Crystal v. Medbox, Inc., Gutierrez v. Medbox, Inc., and Donnino v. Medbox, Inc., and appointing a lead plaintiff. On July 27, 2015 Plaintiffs filed a Consolidated Amended Complaint. The Company must file a responsive pleading on or before September 25, 2015. The Company intends to vigorously defend against this suit. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On January 29, 2015, Matthew Donnino filed a class action lawsuit in the U.S. District Court for Central District of California. The suit alleges that the Company issued materially false and misleading statements regarding its financial results for the fiscal year ended December 31, 2013 and each of the interim financial periods that year. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses or all damages sustained as a result of the wrongdoing. On April 23, 2015, the Court issued an Order consolidating the three related cases in this matter: Crystal v. Medbox, Inc., Gutierrez v. Medbox, Inc., and Donnino v. Medbox, Inc., and appointing a lead plaintiff. On July 27, 2015 Plaintiffs filed a Consolidated Amended Complaint. The Company must file a responsive pleading on or before September 25, 2015. The Company intends to vigorously defend against this suit. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On February 12, 2015, Jennifer Scheffer, derivatively on behalf of nominal defendant Medbox, filed a lawsuit in the Eighth Judicial District Court of Nevada seeking damages for breaches of fiduciary duty regarding the

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issuance and dissemination of false and misleading statements and regarding allegedly improper and unfair related party transactions, unjust enrichment and waste of corporate assets. On April 17, 2015, Ned Siegel and Mitchell Lowe filed a Motion to Dismiss. On April 20, 2015, the Company filed a Joinder in the Motion to Dismiss. On July 27, 2015, the Court held a hearing on the Motion to Dismiss, and upon the conclusion of oral argument, the Court took the matter under submission. On August 10, 2015, the Court issued its Decision granting the Motion to Dismiss without prejudice. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On March 10, 2015 Robert J. Calabrese, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the United States District Court for the District of Nevada against certain Company officers and/or directors (Ned L. Siegel, Guy Marsala, J. Mitchell Lowe, Pejman Vincent Mehdizadeh, Bruce Bedrick, and Jennifer S. Love). The suit alleges breach of fiduciary duties and gross mismanagement by issuing materially false and misleading statements regarding the Company’s financial results for the fiscal year ended December 31, 2013 and each of the interim financial periods. Specifically the suit alleges that defendants caused the Company to overstate the Company’s revenues by recognizing revenue on customer contracts before it had been earned. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Due to the early stages of the suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On March 27, 2015 Tyler Gray, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the United States District Court for the District of Nevada against the Company’s Board of Directors and certain executive officers (Pejman Vincent Mehdizadeh, Matthew Feinstein, Bruce Bedrick, Thomas Iwanski, Guy Marsala, J. Mitchell Lowe, Ned Siegel, Jennifer S. Love, and C. Douglas Mitchell). The suit alleges breach of fiduciary duties and abuse of control. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On May 20, 2015 Patricia des Groseilliers, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the United States District Court for the District of Nevada against the Company’s Board of Directors and certain executive officers (Pejman Vincent Mehdizadeh, Ned Siegel, Guy Marsala, J. Mitchell Lowe, Bruce Bedrick, Jennifer S. Love, Matthew Feinstein, C. Douglas Mitchell, and Thomas Iwanski). The suit alleges breach of fiduciary duties and unjust enrichment. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

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On June 3, 2015 Mike Jones, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the U.S. District Court for Central District of California against the Company’s Board of Directors and certain executive officers (Guy Marsala, J. Mitchell Lowe, Ned Siegel, Jennifer S. Love, C. Douglas Mitchell, Pejman Vincent Mehdizadeh, Matthew Feinstein, Bruce Bedrick, and Thomas Iwanski). The suit alleges breach of fiduciary duties, abuse of control, and breach of duty of honest services. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. On July 20, 2015, the Court issued an Order consolidating this litigation with those previously consolidated in the Central District (Crystal, Gutierrez, and Donnino). Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On July 20, 2015 Kimberly Freeman, derivatively and on behalf of nominal defendant Medbox, Inc., filed a suit in the Eighth Judicial District Court of Nevada against the Company’s Board of Directors and certain executive officers (Pejman Vincent Mehdizadeh, Guy Marsala, Ned Siegel, J. Mitchell Lowe, Jennifer S. Love, C. Douglas Mitchell, and Bruce Bedrick). The suit alleges breach of fiduciary duties and unjust enrichment. The plaintiff seeks relief for compensatory damages and reasonable costs and expenses for all damages sustained as a result of the alleged wrongdoing. Additionally the plaintiff seeks declaratory judgments that plaintiff may maintain the action on behalf of the Company, that the plaintiff is an adequate representative of the Company, and that the defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company. Lastly the plaintiff seeks that the Company be directed to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable law. Due to the early stages of this suit the Company is unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

On December 26, 2014, Medicine Dispensing Systems, a wholly-owned subsidiary of Medbox, filed a suit against Kind Meds, Inc. to collect fees of approximately $550,000 arising under a contract to establish a dispensary. Kind Meds, Inc. filed a cross complaint against Medicine Dispensing Systems for breach of contract and breach of implied covenant of good faith and fair dealing, claiming damages of not less than $500,000. We believe that the cross complaint is without merit. We will continue to pursue Kind Meds for the amounts owed under the contract and will vigorously defend ourselves against the cross complaint. At this time the Company in unable to determine whether the likelihood of an unfavorable outcome of the dispute is probable or remote, nor can it reasonably estimate a range of potential loss, should the outcome be unfavorable.

The Company commenced arbitration proceedings against a former employee on June 13, 2013 related to employment claims asserted by the employee. Thereafter, the employee filed a suit in Los Angeles County Superior Court. The suit was stayed pending the outcome of the arbitration and thereafter dismissed without prejudice. The Company obtained a favorable arbitration award. The Company then filed an Application to Confirm the Arbitration Award in Arizona Superior Court, Maricopa County. After being unable to serve the employee, the Company performed service by publication and filed proofs of publication for service on the employee on February 27, 2015 and March 2, 2015. If the arbitration award is not enforced, the employee’s claim can be re-filed in California.

In October 2014, the Board of Directors of the Company appointed a special board committee (the “Special Committee”) to investigate a federal grand jury subpoena pertaining to the Company’s financial reporting which

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was served upon the Company’s accountants as well as certain alleged wrongdoing raised by a former employee of the Company. The Company was subsequently served with two SEC subpoenas in early November 2014. The Company is fully cooperating with the grand jury and the SEC. In connection with its investigation of these matters, the Special Committee in conjunction with the Audit Committee initiated an internal review by management and by an outside professional advisor of certain prior period financial reporting of the Company. The outside professional advisor reviewed the Company’s revenue recognition methodology for certain contracts for the third and fourth quarters of 2013. As a result of certain errors discovered in connection with the review by management and its professional advisor, the Audit Committee, upon management’s recommendation, concluded on December 24, 2014 that the consolidated financial statements for the year ended December 31, 2013 and for the third and fourth quarters therein, as well as for the quarters ended June 30, 2014, June 30, 2014 and September 30, 2014, should no longer be relied upon and would be restated to correct the errors. On March 6, 2015 the audit committee determined that the consolidated financial statements for the year ended December 31, 2012, together with all three, six and nine month financial information contained therein, and the quarterly information for the first two quarters of the 2013 fiscal year should also be restated. On March 11, 2015, the Company filed its restated Form 10 Registration Statement with the SEC with restated financial information for the years ended December 31, 2012 and December 31, 2013, and on March 16, 2015, the Company filed amended and restated quarterly reports on Form 10-Q, with restated financial information for the periods ended June 30, June 30 and September 30, 2014, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Share purchase and transfer

On March 5, 2015, Mr. Mehdizadeh announced that an agreement has been executed with Lizada Capital LLC, an investor in the field of legal cannabis products, that would result in the transfer of the majority of Mr. Mehdizadeh’s shares of the Company to that firm. As of June 30, 2015, the prospective buyer has cancelled this agreement.

Authorized share increase

On June 30, 2015, the Board of Directors of the Company and the holders of a majority of the Company’s voting securities approved by written consent an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 400,000,000 shares, par value of $0.001 per share. The Company’s Board of Directors approved the increase of authorized capital so that it will have sufficient shares of common stock available for issuance upon the conversion or exercise of currently outstanding convertible debt securities and warrants and for future capital raises. The Company intends to file with the Securities and Exchange Commission a Schedule 14C Information Statement regarding the matter submitted to a vote of their security holders. The increase of authorized capital approved by the stockholders will not become effective until at least 20 days following the date on which a definitive Schedule 14C Information Statement is mailed to their stockholders of record as of June 30, 2015.

Acquisition agreement

On July 24, 2015, the Company entered into an Agreement of Purchase and Sale of Membership Interest (the “Acquisition Agreement”) with East West Secured Development, LLC (the “Seller”) to purchase 100% of the membership interest of EWSD I, LLC (“EWSD”) which has entered into an agreement with Southwest Farms, Inc. (“Southwest”) to purchase certain real property comprised of 320-acres of agricultural land in Pueblo, Colorado (the “Acquired Property”).

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The purchase price to acquire EWSD consists of (i) $500,000 paid by the Company as a deposit into the escrow for the Acquired Property in the form of a note to the Seller that shall be terminated upon the Closing, and (ii) the Company’s payment to Seller of a royalty of 3% of the adjusted gross revenue, if any, from operation of the Acquired Property (including sale of any portion of or interest in the Acquired Property less any applicable expenses) for the three-year period beginning on January 1, 2016 payable 50% in cash and 50% in Company common stock (the “Royalty Payment”). The number of shares due in connection with any such payment shall be determined by dividing the dollar amount of such payment by the volume-weighted average price of the Company’s common shares for the thirty trading days prior to the due date of the payment. Adjusted gross revenue means gross revenue after deduction of Colorado state cannabis sales tax.

In connection with EWSD’s purchase of the Acquired Property, EWSD entered into a secured promissory note (the “Note”) with Southwest in the principal amount of $3,670,000. Interest on the outstanding principal balance of the Note shall accrue at the rate of five percent (5.0%) per annum. The Note shall be payable by EWSD in thirty-five payments of principal and interest, which shall be calculated based upon an amortization period of thirty years, commencing on September 1, 2015 and continuing thereafter on the first day of each calendar month through and including July 1, 2018; and one final balloon payment of all unpaid principal and accrued but unpaid interest on August 1, 2018. The Note is secured by a deed of trust (the “Deed of Trust”), security agreement, assignment of rents (“Assignment of Rents and Leases”) and financing statement encumbering the Acquired Property.

In connection with the Closing, EWSD will also enter into an unsecured promissory note (the “Unsecured Note”) with the Seller, in respect of earnest money payments previously made by Seller to Southwest, in the principal amount of $830,000. Interest on the outstanding principal balance of the Unsecured Note shall accrue at the rate of six percent (6.0%) per annum. The Unsecured Note shall be payable by EWSD in thirty-five payments of principal and interest, which shall be calculated based upon a hypothetical amortization period of thirty years, commencing on September 1, 2015 and continuing thereafter on the first day of each calendar month through and including July 1, 2018; and one final balloon payment of all unpaid principal and accrued but unpaid interest on August 1, 2018.

On August 7, 2015 the Company closed escrow, completing the agreement to purchase 100% of the membership interest of EWSD which entered into an agreement with Southwest to purchase certain real property comprised of 320-acres of agricultural land in Pueblo, Colorado for approximately $5 million as described above.

The Company has determined that the Acquired Property is an acquisition of assets and does not constitute a business. Prior to its acquisition by the Company, the Acquired Property was leased to a farmer who cultivated corn on 150 of its 320 acres. The Company intends to engage an independent contractor to manage the operations and hire its own new staff to cultivate hemp and marijuana on the Acquired Property. No employees of the former farm will work in the new operation. The new operation will have an entirely new customer base, sales force and marketing plan as well as new production techniques and a new trade name.

Securities purchase agreement

On August 14, 2015, the Company entered into a Securities Purchase Agreement whereby the Company agreed to issue convertible debentures (“August 2015 Debentures”) in the aggregate principal amount of up $3,979,877 to fund in up to 11 tranches. The initial closing in the aggregate principal amount of $650,000 occurred on August 14, 2015. The second closing in the amount of $185,000 will occur on August 28, 2015, the third closing in the amount of $125,000 will occur on September 4, 2015, the fourth through seventh closings will be in the

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amount of $60,000 each and will occur beginning on September 11, 2015 with the remaining 3 closings occurring every 2 weeks thereafter, the eighth closing in the amount of $250,000 will occur 3 days after the filing of a registration statement, the ninth closing in the amount of $250,000 will occur 8 days after the filing of a registration statement, the tenth closing in the amount of $1,278,877 will occur within 3 business days of the effective date of the registration statement filed by the Company for the resale of the shares of common stock issuable upon conversion of the August 2015 Debentures and the eleventh closing, at the sole option of the purchaser in the amount of up to $1,000,000 will occur by October 15, 2015. The August 2015 Debentures bear interest at the rate of 10% per year. The debt related to the first tranche is due August 14, 2016.

The August 2015 Debentures contain the following significant terms:

All amounts are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price. The conversion price is the lower of (a) $0.75, or (b) a 49% discount to the lowest daily VWAP (as reported by Bloomberg) of the Common Stock during the 30 trading days prior to the conversion date.

The Company may make the amortization payments on the debt in cash, prompting a 30% premium or, subject to certain conditions, in shares of common stock valued at 51% of the lowest volume weighted average price of the common stock for the 30 prior trading days.

In connection with each of the purchase agreements, the Company entered into a registration rights agreement with the respective investors, pursuant to which the Company agreed to file a registration statement for the resale of the shares of common stock issuable upon conversion of, or payable as principal and interest on, the respective debentures, within 45 days of the initial closing date under each agreement, and to have such registration statements declared effective within 120 days of the initial closing dates of each purchase agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$250
Legal expenses	$100,000	*
Accounting expenses	$25,000	*
Miscellaneous	$10,000	*
Total	$135,250	*

*	Estimate

Item 14.	Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.7502(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS Section 78.747(1) provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation. (2) A stockholder, director or officer acts as the alter ego of a corporation if: (a) The corporation is influenced and governed by the stockholder, director or officer; (b) There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice. (3) The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

On November 11, 2011, we issued an aggregate of 6,000,000 shares of our Series A Preferred Stock to Vincent Mehdizadeh and Shannon Illingworth in exchange for services rendered to the Company. 3,000,000 shares were subsequently cancelled and returned to treasury.

On June 13, 2013, we issued to Moody’s Capital Solutions, Inc. warrants to purchase 15,000 shares of our common stock at an exercise price of $31 as consideration for their services as finder in identifying an accredited investor who participated in our private offering. The warrants expire June 13, 2018.

From January 1, 2012 through December 31, 2012, the Company sold 1,168,733 shares of common stock to accredited investors for an average of $1.15 per share, or aggregate proceeds of $1,359,050, including carry-over shares through January of 2013, deemed by management to be materially part of the prior period.

On April 1, 2013, we issued warrants to purchase 260,864 shares of our common stock to Vapor Systems International in exchange for the outstanding shares of Vaporfection International, Inc., which is now our wholly owned subsidiary, which were subsequently split up and reissued to the individual owners of Vapor Systems International, LLC. The warrants have an exercise price of $.001 per share, subject to adjustment for stock dividends, subdivisions or combinations of the common stock, reclassifications and similar transactions, and are exercisable beginning on March 21, 2014 until April 1, 2018.

During the year ending December 31, 2013 we issued 1,079,303 shares of common stock to various accredited investors and received aggregate gross proceeds in the amount of $5,772,094 (of which $4,486,541 was cash and $1,285,553 non-cash).

From January to March 31, 2014 the Company issued 485,830 shares of common stock to accredited investors at a price of $5.00 per share raising proceeds of $2,429,150.

The Company issued 6,540 shares to its attorneys for legal fees on November 12, 2014 at a price of $6.59 per share and 46,352 shares to its attorneys for legal fees on December 31, 2014 at $5.11 per share. The Company also issued 252,812 shares to former shareholders of Vaporfection as part of a settlement agreement to resolve a litigation dispute.

The August 14, 2015 Convertible Debt Financing, the August 20, 2015 Convertible Debt Financing and the July 2015 Debenture, including amendments and modifications are described in the prospectus to this registration statement under the heading “Recent Developments” and are incorporated into this Item 15 by reference.

On October 14, 2015, the Company issued seven debentures in the aggregate of $2,000,000 to the October 2015 Investor as consideration for services previously rendered to the Company. The debentures and related purchase agreement have the same terms as the August 14 Debentures and August 14 Purchase Agreement (the “October 2015 Debentures” and “October 2015 Purchase Agreement”, respectively) except that the October 2015 Purchase Agreement does not provide for registration rights to the October 2015 Investor with regard to the shares underlying the October 2015 Debentures. The October 15 Investor has agreed with the Company return any shares from conversions of October 2015 Debentures remaining after all fees payable for services previously rendered to the Company prior to the time of conversion have been collected by the October 15 Investor through the sale of such shares. To the extent that the sale of shares underlying the October 2015 Debentures do not satisfy outstanding amounts payable to the service provider, such amounts will remain payable to the service provider by the Company.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16.	Exhibits.

Exhibit Number	Description

a. Financial Statements

We have included the following financial statements and notes with this registration statement:

1. Audited Consolidated Financial Statements and Notes to the Consolidated Financial Statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012 and Unaudited Interim Condensed Consolidated Financial Statements and Notes to the Interim Condensed Consolidated Financial Statements as of June 30, 2015 and June 30, 2014.

b. Exhibits

3.1	Articles of Incorporation filed with the Secretary of State on June 16, 1977 (1)

3.2	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on September 18, 1998 (1)

3.3	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on May 12, 2000 (1)

3.4	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on November 16, 2006 (1)

3.5	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on January 11, 2008 (1)

Exhibit Number	Description

3.6	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 4, 2009 (1)

3.7	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 21, 2009 (1)

3.8	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on February 14, 2011 (1)

3.9	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 30, 2011 (1)

3.10	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on July 15, 2013 (2)

3.11	Amended and Restated Bylaws of Medbox, Inc. dated July 11, 2013 (2)

3.12	Amendment No. 1 to Restated Bylaws of Medbox, Inc. dated December 16, 2014 (10)

3.13	Amendment No. 2 to Amended and Restated Bylaws of Medbox Inc. dated 22, 2014 (11)

4.1	Form of Common Stock Certificate of Medbox, Inc. (2)

4.2	Form of Certificate for the Series A Preferred Stock (2)

5.1	Opinion of Fennemore Craig, P.C.**

10.1	Stock Purchase Agreement, effective as of December 31, 2011, by and among Medbox, Inc. and PVM International, Inc. (1)

10.2	Amended and Restated Stock Purchase Agreement effective as of February 26, 2013, by and between Medbox, Inc. and Bio-Tech Medical Software, Inc. (1)

10.3	Amended and Restated Technology License Agreement, dated as of February 26, 2013, by and between Bio-Tech Medical Software, Inc. and Medbox, Inc. (2)

10.4	Membership Interest Purchase Agreement dated as of March 12, 2013 between Medbox, Inc. and Darryl B. Kaplan, Claudio Tartaglia and Eric Kovan (MedVend Holdings) (2)

10.5	Securities Purchase Agreement dated as of March 22, 2013, by and among Medbox, Inc. and Vapor Systems International, LLC (1)

10.6	Amendment Securities Purchase Agreement by and Medbox, Inc. and Vapor Systems International, LLC, dated July 5, 2013 and effective as of March 22, 2013 (2)

10.7	Bio-Tech Purchase and Sale Agreement (4)

10.8	Med Vend Purchase and Sale Agreement (4)

10.9	Form of Securities Purchase Agreement (5)

10.10	Form of Registration Rights Agreement (6)

10.11	Form of Debenture (5)

10.12	Employment Agreement for Guy Marsala (7)

10.13	Consulting Agreement with Bruce Bedrick (8)

10.14	Securities Purchased Agreement (9)

10.15	Registration Rights Agreement (9)

10.16	Form of Debenture (9)

Exhibit Number	Description

10.17	Amendment No. 1 to Securities Purchase Agreement (9)

10.18	Agreement, dated January 21, 2015, by and among the Company, P. Vincent Mehdizadeh and PVM International, Inc., and Invent Chase, Incorporated (12)

10.19	Voting Agreement, dated January 21, 2015, by and among the Company, P. Vincent Mehdizadeh, PVM International, Inc. and Vincent Chase, Incorporated (12)

10.20	Form of Purchase Agreement Amendment – July 2014 Financing (13)

10.21	Form of Amended and Restated Debenture – July 2014 Financing (13)

10.22	Form of Modified Debenture – July 2014 Financing (13)

10.23	Form of Debenture Agreement Amendment – July 2014 Financing (13)

10.24	Form of Warrant – July 2014 Financing (13)

10.25	Form of Purchase Agreement Amendment – September 2014 Financing (13)

10.26	Form of Amended and Restated Debenture – September 2014 Financing (13)

10.27	Form of Modified Debenture – September 2014 Financing (13)

10.28	Form of Debenture Agreement Amendment – September 2014 Financing (13)

10.29	Form of Warrant – September 2014 Financing (13)

10.30	Form of Subordinated Convertible Siegel and Lowe Note (13)

10.31	Medbox, Inc. 2014 Equity Incentive Plan (15)

10.32	Lowe Director Retention Agreement (18)+

10.33	Siegel Director Retention Agreement (19)+

10.34	Love Director Retention Agreement (16)+

10.35	Form of Amendment to Director Retention Agreement (21)+

10.36	C. Douglas Mitchell Employment Agreement, dated October 16, 2014 (17)+

10.37	Amendment to Marsala Employment Agreement, dated December 16, 2014 (21)+

10.38	Amendment to Mitchell Employment Agreement, dated December 16, 2014 (21)+

10.39	Exclusive Trademark and Patent License Agreement Between PVM International, Inc. and Medbox, Inc., dated as of April 1, 2013 (1)

10.40	Promissory Note issued to PVMI dated January 1, 2012 (2)

10.41	Agreement between Prescription Vending Machines, Inc. and AVT, Inc. dated February 10, 2010 (1)

10.42	Settlement Agreement by and between Medbox, Inc. and Bio-Tech Medical Software, Inc. dated as of February 27, 2014 (14)

10.43	Second Amended and Restated Technology License Agreement, dated February 27, 2014, between Bio-Tech Medical Software, Inc. and Medbox, Inc. (3)

10.44	Amendment to Purchase Agreement Amendment (22)

10.45	Written Waiver Agreement (22)

10.46	Debenture Amendment Agreement (22)

10.47	Amendment to Amendment Modification and Supplement to Securities Purchase Agreement, dated April 8, 2015 (23)

Exhibit Number	Description

10.48	Second Amendment to Amendment Modification and Supplement to Securities Purchase Agreement, dated April 24, 2015 (23)

10.49	Second Written Waiver Agreement, dated April 24, 2015 (23)

10.50	Third Amendment to Amendment Modification and Supplement to Securities Purchase Agreement, dated May 15, 2015 (24)

10.51	Third Written Waiver Agreement, dated May 15, 2015 (24)

10.52	Employment Agreement of Jeffrey Goh, dated May 1, 2015 (25)+

10.53	Promissory Note, dated June 30, 2015 (26)

10.54	Guy Marsala Separation Agreement, dated June 30, 2015 (26)

10.55	First Amendment to Voting Agreement, dated August 11, 2015 among the Company, the VM Group and each member of the board of directors of the Company (27)

10.56	Form of Securities Purchase Agreement, dated August 14, 2015 between the Company and the August 14 Investor (27)

10.57	Registration Rights Agreement, dated August 14, 2015 between the Company and the August 14 Investor (27)

10.58	Form of Debenture between the Company and the August 14 Investor (27)

10.59	Second Amendment to Voting Agreement, dated August 21, 2015 among the Company, the VM Group and each member of the board of directors of the Company (28)

10.60	Securities Purchase Agreement, dated August 20, 2015 between the Company and the August 20 Investor (29)

10.61	Registration Rights Agreement, dated August 20, 2015 between the Company and the August 20 Investor (29)

10.62	Form of Debenture under August 20 Securities Purchase Agreement (29)

10.63	Form of Warrant under August 20 Securities Purchase Agreement (29)

10.64	Form of Security Agreement, dated August 21, 2015 between the Company and certain investors (29)

10.65	First Amendment to Securities Purchase Agreement, dated September 4, 2015, among the Company and the August 14 Investor (30)

10.66	Supplemental Agreement, dated September 18, 2015 between the Company and the September 2014 Investor (31)

10.67	September 2014 Warrant Amendment, dated September 18, 2015(31)

10.68	Side Letter, dated September 22, 2015, to Securities Purchase Agreements, dated August 14, 2015 and July 21, 2014, as amended, and the 10% Convertible Debentures issued thereunder, among the Company and the August 14 Investor (32)

10.69	Supplemental Agreement, dated September 28, 2015 between the Company and the July 2014 Investor (33)

10.70	July 2014 Warrant Amendment, dated September 28, 2015 (33)

10.71	Side Letter, dated September 29, 2015, to Securities Purchase Agreement, dated September 19, 2014, as amended, the 5% Convertible Debenture issued April 3, 2015 thereunder, and Securities Purchase Agreement, dated August 20, 2015, as amended, among the Company and the August 20 Investor (34)

Exhibit Number	Description

10.72	Purchase Agreement, dated October 14, 2015 between the Company and the October 2015 Investor*

10.73	Form of Debenture between the Company and the October 2015 Investor*

16.1	Letter from Q Accountancy Corporation to the Security and Exchange Commission dated February 5, 2015 (20)

21.1	Subsidiaries of Medbox, Inc. *

23.1	Consent of Marcum LLP *

23.2	Consent of Q Accountancy Corporation *

23.3	Consent of Fennemore Craig, P.C. **

101.INS	XBRL Instance Document *

101.SCH	XBRL Taxonomy Extension Schema Document *

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *

101.LAB	XBRL Taxonomy Extension Label Linkbase Document *

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form 10 file no. 000-54928, originally filed on April 10, 2013.
(2)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended, file no. 333-189993, originally filed on July 17, 2013.
(3)	Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form 10 file no. 000-54928, originally filed on May 13, 2014.
(4)	Incorporated by reference from Registrant’s Current Report on Form 8-K (File 000-54928), originally filed on June 10, 2014.
(5)	Incorporated by reference from Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on July 25, 2014.
(6)	Incorporated by reference from the Registrant’s Amendment to Current Report on Form 8-K/A (File No. 000-54928) filed with the Commission on July 29, 2014.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on July 29, 2014.
(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on August 22, 2014.
(9)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on September 24, 2014.
(10)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on December 22, 2014.
(11)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on December 30, 2014.
(12)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on January 26, 2015.
(13)	Incorporated by reference the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on February 2, 2015.
(14)	Incorporated by reference to the Amendment No. 1 to the Registrant’s Registration Statement on Form 10 File No. 000-54928, filed with the Commission on March 31, 2014.
(15)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-198441), filed with the Commission on August 28, 2014.

(16)	Incorporated by reference to Amendment No. 1 to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on March 25, 2015.
(17)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on October 21, 2015.
(18)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on March 25, 2015.
(19)	Incorporated by reference to Amendment No. 2 to the Registrant’s Current Report on Form 8-K (File No. 000-54928), filed with the Commission on March 25, 2015.
(20)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on February 6, 2015.
(21)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-54928) filed with the Commission on March 26, 2015.
(22)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on April 3, 2015.
(23)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on April 24, 2015.
(24)	Incorporated by reference Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-203299) filed with the Commission on May 11, 2015.
(25)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-54928) filed with the Commission on August 14, 2015.
(26)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on July 7, 2015.
(27)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on August 19, 2015.
(28)	Incorporated by reference to the Registrant’s first Current Report on Form 8-K (File No. 000-54928) filed with the Commission on August 26, 2015.
(29)	Incorporated by reference to the Registrant’s second Current Report on Form 8-K (File No. 000-54928) filed with the Commission on August 26, 2015.
(30)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on September 11, 2015.
(31)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on September 18, 2015.
(32)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-54928) filed with the Commission on September 28, 2015.
(33)	Incorporated by reference to the Registrant’s first Current Report on Form 8-K (File No. 000-54928) filed with the Commission on October 2, 2015.
(34)	Incorporated by reference to the Registrant’s second Current Report on Form 8-K (File No. 000-54928) filed with the Commission on October 2, 2015.
+	Management compensatory arrangement
*	Filed herewith
**	To be filed by amendment.

Item 17.	Undertakings.

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 16, 2015.

Medbox, Inc.

By:	/s/ Jeffrey Goh
Jeffrey Goh
Its:	President and Interim Chief Executive Officer
(Principal Executive Officer)

By:	/s/ C. Douglas Mitchell
C. Douglas Mitchell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Goh and C. Douglas Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Jeffrey Goh	October 16, 2015
Jeffey Goh
President and Interim Chief Executive Officer (principal executive officer)

/s/ C. Douglas Mitchell	October 16, 2015
C. Douglas Mitchell
Chief Financial Officer (principal financial and accounting officer)

/s/ J. Mitchell Lowe	October 16,2015
J. Mitchell Lowe
Director

/s/ Ned L. Siegel	October 16, 2015
Ned L. Siegel
Director